As filed with the Securities and Exchange Commission on February 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERJEX RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	1311	88-0422242
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508

San Antonio, TX 78209

Telephone: (210) 451-5545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

202 South Minnesota Street

Carson City, NV 89703

Telephone: (888) 600-9540

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael E. Pfau, Esq. Fernando Velez, Jr., Esq. Reicker, Pfau, Pyle & McRoy LLP 1421 State Street, Ste. B Santa Barbara, CA 93101 Telephone: (805) 966-2440	Jonathan R. Zimmerman Alyn Bedford 2200 Wells Fargo Center 90 S. 7th Street Minneapolis, MN 55402-3901 Telephone: (612) 766-7000

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	300,000	$25.00	$7,500,000.00	$1,030.40

(1)	Calculated in accordance with Rule 457(o) of the Securities Act based on a per share liquidation preference of $25.00, which may be different then the offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED February 14, 2014

ENERJEX RESOURCES, INC.

[•] Shares of [•]% Series B Cumulative Redeemable Perpetual Preferred Stock

$[•] - $ [•] Per Share

Liquidation Preference $25.00 Per Share

We are offering [•] shares of our [•]% Series B Cumulative Redeemable Perpetual Preferred Stock, which we refer to as the Series B Preferred Shares, or the Series B Preferred Stock.

Dividends on the Series B Preferred Stock are cumulative from the date of original issue and will be payable on the 31st day of each January, July and October and on the 30th day of April commencing [•], 2014 when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefore at an initial rate equal to [•] per annum per $25.00 of stated liquidation preference per share. Before this offering, there has been no public market for the Series B Preferred Stock. The dividend rate and other terms of the Series B Preferred Stock will be negotiated between us and a representative of the underwriters. Factors that will be considered in determining the dividend rate and other terms of the Series B Preferred Stock include the history and prospects of EnerJex Resources, Inc., the dividend rates and other terms of recent offerings of similar securities and trading in those securities, general conditions in the securities markets at the time of the offering and such other factors that we and the representative deem relevant. We estimate that the dividend rate for the Series B Preferred Shares will be set within a range of approximately [•] % to [•]% per annum, but the final dividend rate for the offering of Series B Preferred Shares may be below or above this estimated range and will be set forth in the final prospectus.

Commencing on [•], 201[•], we may redeem, at our option, the Series B Preferred Shares, in whole or in part, at a cash redemption price of $[•] per share, plus any accrued and unpaid dividends to, but not including, the redemption date. The Series B Preferred Shares have no stated maturity, will not be subject to any sinking fund or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series B Preferred Shares generally will have no voting rights except for limited voting rights if dividends payable on the outstanding Series B Preferred Shares are in arrears for six or more consecutive or non-consecutive quarters, and under certain other circumstances. The Series B Preferred Shares are a new issue of securities with no established trading market.

Northland Capital Markets and Euro Pacific Capital Inc. are acting as our underwriters in the public offering on a best efforts basis. The underwriters are not required to sell any specific number or dollar amount of Series B Preferred Stock, but will use their best efforts to sell the Series B Preferred Stock offered. We have agreed to pay the underwriters cash commissions equal to [●]% of the gross proceeds received by us, if any, in this offering. The offering is not contingent upon the occurrence of any event or sale of a minimum or maximum number of shares. We have also agreed to pay up to $[●] of the expenses of the underwriters in connection with this offering. Please see “Underwriting” in this prospectus for more information regarding our arrangements with the underwriters.

If we sell all [●] shares of Series B Preferred Stock we are offering pursuant to this prospectus and assuming an offering price of $[●] per share, the midpoint of the range shown above, we will receive a maximum of $[●] in gross proceeds and approximately $[●] in net proceeds, after deducting the underwriting commissions and estimated offering expenses payable by us.

However, because this is a best efforts, no minimum offering, the underwriters do not have an obligation to purchase any shares and, as a result, there is a possibility that we may not receive any proceeds from the offering. See “Use of Proceeds” in this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

We expect the Series B Preferred Stock will be ready for delivery in book-entry form through The Depositary Trust Company on or about [●], 2014.

Investing in our Series B Preferred Stock involves significant risks. You should carefully consider the risk factors beginning on page [•] of this prospectus before purchasing any of the Series B Preferred Stock offered by this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$

The date of this prospectus is [•], 2014.

TABLE OF CONTENTS

Page
Prospectus Summary	1
Risk Factors	5
Special Note Regarding Forward-Looking Statements	16
Determination & Offering Price Capitalization
Use of Proceeds	22
Price Range of Common Stock and Series A Preferred Stock
Dividend Policy Selected Financial Data Ratio of Earnings to Fixed Charges	23
Management’s Discussion and Analysis of Financial Condition and Results of Operation	23
Business	29
Management	36
Security Ownership of Management and Principal Stockholders	48
Certain Relationships and Related Party Transactions	49
Description of Capital Stock	50
Description of Our Series B Preferred Stock Description of Indebtedness	52
Material U.S. Federal Income Tax Consequences	17
Underwriting	57
Legal Matters	58
Experts	58
Where You Can Find More Information	58
Index to Financial Statements	59

ABOUT THIS PROSPECTUS

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, in any jurisdiction in which, or from any person to whom, it is unlawful to make any such offer or solicitation in such jurisdiction. The securities are not being offered in any jurisdiction where the offer of such securities is not permitted.

You should rely only on the information contained in this prospectus.  We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus and the registration statement of which this prospectus is a part in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making any representation to you regarding the legality of an investment in our securities by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our securities.

The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of issuance or sale of any securities.

The EnerJex Resources logo is the property of EnerJex Resources, Inc. or a subsidiary thereof. References herein to “$” and “dollars” are to the currency of the United States of America.

In this prospectus, we refer to information regarding potential markets for our products and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

Information contained on or accessible through our website, www.enerjex.com does not constitute part of this prospectus.

i

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

ii

PROSPECTUS SUMMARY

The following summary provides an overview of certain information contained elsewhere in this prospectus. Because this is a summary, it does not contain all of the information you should consider before investing in our Series B Preferred Stock. You should read this entire prospectus carefully before making a decision about whether to invest in our Series B Preferred Stock. Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to “the Company,” “EnerJex” “we,” “us” or “our” are to EnerJex Resources, Inc. and its consolidated subsidiaries and Black Raven Energy, Inc., a wholly-owned subsidiary.

Overview

We operate as an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States.

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas, Black Raven Energy, Inc., and Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries Black Raven Energy, Inc., Adena, LLC, DD Energy, Inc., Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

EnerJex's corporate offices are located at 4040 Broadway, Suite 508, San Antonio, Texas 78209 and its telephone number is (210) 451-5545. EnerJex's website is located at www.enerjex.com. The information contained on or connected to EnerJex's website is expressly not incorporated by reference into this prospectus. Additional information about EnerJex is included elsewhere in this prospectus. See the sections entitled "EnerJex's Business," "EnerJex's Management's Discussion and Analysis of Financial Condition and Results of Operations" and EnerJex's financial statements beginning on pages [•],[•] and [•], respectively.

Recent Developments

On July 23, 2013, EnerJex, BRE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnerJex (Merger Sub), and Black Raven Energy, Inc., a Nevada corporation (Black Raven), entered into an agreement and plan of merger (Merger Agreement) pursuant to which Black Raven would be merged with and into Merger Sub and after which Black Raven would be a wholly owned subsidiary of EnerJex.

On September 27, 2013, the transactions contemplated by the Merger Agreement were successfully completed.

The following transactions were executed on September 27, 2013 per the terms of the Merger Agreement: (i) shares of capital stock of Black Raven were converted into (a) cash totaling $207,067 and (b) 41,328,914 shares of EnerJex common stock, (ii) all options under the Black Raven option plan were cancelled, and (iii) all warrants or other rights to purchase shares of capital stock of Black Raven were converted into warrants to purchase EnerJex common stock. No fractional shares of EnerJex common stock were issued in connection with the Merger, and holders of Black Raven common stock were entitled to receive cash in lieu thereof. The board of directors and executive officers of EnerJex remained unchanged as a result of the closing of the Merger.

  At closing of the transactions contemplated by the Merger Agreement, the previous stockholders of Black Raven owned approximately 38% of the outstanding voting stock of EnerJex and the previous stockholders of EnerJex owned approximately 62% of the outstanding voting stock of EnerJex.

Executive Offices

Our principal executive offices are located at 4040 Broadway, Suite 508, San Antonio, Texas 78209, and our telephone number is (210) 451-5545. Our website is www.enerjexresources.com. Additional information that may be obtained through our website does not constitute part of this prospectus.

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THE OFFERING

The following is a brief description of certain terms of this offering and does not purport to be complete. For a more complete description of the terms of the Series B Preferred Stock, see “Description of Series B Preferred Stock” beginning on page [●] of this prospectus.

Securities we are offering:	[•] shares of [•]% Series B Cumulative Redeemable Perpetual Preferred Stock

Series B Preferred Stock outstanding before offering:	None

Series B Preferred Stock outstanding after offering:	[•] shares

Use of proceeds:	We intend to use the net proceeds of this offering for general corporate purposes, including capital expenditures to accelerate the development of our oil and natural gas properties. See “Use of Proceeds” on page [•] for further information.

Capital Market:	Our Series B Preferred Stock is not yet listed on an exchange, and there is not an established trading market for the shares.

Best Efforts:

The underwriters are selling shares of the Series B Preferred Stock on a “best efforts” basis and are not required to sell any specific number or dollar amount of Series B Preferred Stock, but will use their best efforts to sell the Series B Preferred Stock offered in this prospectus.

Dividends:	Holders of the Series B Preferred Stock will be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series B Preferred Stock at a rate of [●]% per annum of the $25.00 liquidation preference per share (equivalent to $[●] per annum per share). However, under certain conditions relating to our non-payment of dividends on the Series B Preferred Stock, the dividend rate on the Series B Preferred Stock may increase to [●]% per annum, which we refer to as the “Penalty Rate.” Dividends will generally be payable on the 31st day of January, July and October and the 30th day of January, commencing [●], 2014. Dividends on the Series B Preferred Stock will accrue regardless of whether:

• the terms of our senior shares (as defined below) or our agreements, including our credit facilities, at any time prohibit the current payment of dividends;

• we have earnings;

• there are funds legally available for the payment of such dividends; or

• the dividends are declared by our board of directors.

All payments of dividends made to the holders of Series B Preferred Stock will be credited against the previously accrued dividends on such shares of Series B Preferred Stock. We will credit any dividends paid on the Series B Preferred Stock first to the earliest accrued and unpaid dividend due. As described more fully under “Ranking” below, the payment of dividends with respect to the Series B Preferred Stock is pari passu to any dividends to which holders of our Series A Preferred Stock are entitled, if any, and upon liquidation to the holders of the Series A Preferred Stock receiving their full liquidation preference.

Penalties as a Result of Failure to Pay Dividends:	If, at any time, there is a dividend default because cash dividends on the outstanding Series B Preferred Stock are accrued but not paid in full for any quarterly dividend period for a total of six consecutive or non-consecutive quarterly periods, then, until we have paid all accumulated and unpaid dividends on the shares of our Series B Preferred Stock in full; the holders of Series B Preferred Stock, voting separately as a class with holders of all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors, in addition to those directors then serving on our board of directors, until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full. Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless we again fail to pay a monthly dividend during any future quarter.

2

Optional Redemption:	We may not redeem the Series B Preferred Stock prior to [●], except pursuant to the special redemption upon a Change of Ownership or Control discussed below. On and after [●], we may redeem the Series B Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

Special Redemption Upon Change of Ownership or Control:	Upon the occurrence of a Change of Ownership or Control, we will have the option upon written notice mailed by us, not less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series B Preferred Shares to be redeemed, to redeem the Series B Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Ownership or Control occurred, for cash equal to $25.00 per share plus accrued and unpaid dividends (whether or not earned or declared), if any, to, but not including, the redemption date. Please see the section entitled “Description of the Series B Preferred Stock—Redemption” in this prospectus. A “Change of Control” shall be deemed to have occurred on the date (i) that a “person,” “group” or “entity” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; (ii) that we sell, transfer, or otherwise dispose of all or substantially all of our assets; or (iii) of the consummation of a merger or share exchange of us with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, securities representing 50% or more of the outstanding voting stock of the entity issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of our Board of Directors immediately prior to the merger or share exchange would not, immediately after the merger or share exchange, constitute a majority of the board of directors of the entity issuing cash or securities in the merger or share exchange.

No Maturity or Mandatory Redemption:	The Series B Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions except for redemption at our option (or the option of the acquiring entity) under some circumstances upon a Change of Ownership or Control as described above or after [●].

3

Ranking:	The Series B Preferred Stock will rank: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares,” (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with our Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares,” (iii) pari passu with our Series A Preferred Stock (iv) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock), referred to as “senior shares”, and (iv) junior to all our existing and future indebtedness.

Liquidation Preference:	If we liquidate, dissolve or wind up our operations, the holders of our Series B Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to and including the date of payment, before any payments are made to the holders of our common stock and any other of our junior shares. The rights of the holders of the Series B Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.

Voting Rights:	Holders of the Series B Preferred Stock will generally only be entitled to vote on changes to our articles of incorporation that would be materially adverse to the rights of holders of Series B Preferred Stock provided that the creation of a class of parity shares or an increase of the authorized number of shares of Series B Preferred Stock shall be deemed to not materially or adversely affect such rights. However, if cash dividends on any outstanding Series B Preferred Stock have not been paid in full for any quarterly dividend period for any six consecutive or non-consecutive quarterly periods, the holders of the Series B Preferred Stock, voting separately as a class with holders of all other series of parity shares upon which like voting rights have been conferred and are exercisable, will have the right to elect two directors to serve on our board of directors in addition to those directors then serving on our board of directors until such time as the dividend arrearage is eliminated.

Material U.S. Federal Income Tax Consequences:	The material U.S. federal income tax consequences of purchasing, owning and disposing of Series C Preferred Stock are described in “Material U.S. Federal Income Tax Consequences” beginning on page [●] of this prospectus. You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning our Series B Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Form:	The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company & Clearing Corporation, except under limited circumstances.

Conversion Rights:	The Series B Preferred Stock is not convertible into common stock.
Risk Factors:	Investing in the Series B Preferred Stock involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

4

RISK FACTORS

Investing in our securities has a significant degree of risk. Before you invest in the Series B Preferred Stock offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus. If any of the following risks actually occur, they could seriously harm our business, financial condition, results of operations or cash flows. This could cause the trading price of our Series B Preferred Stock to decline and you could lose all or part of your investment.

Risks Related to Ownership of Our Series B Preferred Stock

The price of our Series B Preferred Stock may be volatile.

We expect the price of our common stock and Series B Preferred Stock to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

•	changing conditions in fuel markets;
•	changes in financial estimates by securities analysts;
•	changes in market valuations of comparable companies;
•	additions or departures of key personnel;
•	future sales of our capital stock;
•	tax and other regulatory developments;
•	market liquidity;
•	particularly with respect to our Series B Preferred Stock, prevailing interest rates;
•	the market for similar securities
•	general economic conditions; and
•	our financial condition, performance and prospects.
•	our ability to develop and complete facilities, and to introduce and market the energy created by such facilities to economically viable production volumes in a timely manner; and
•	other factors discussed in this “Risk Factors” section and elsewhere in this prospectus.

 Ownership of the our common stock and Series A Preferred Stock is highly concentrated, and such concentration may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the combined company's stock price to decline.

EnerJex's directors and executive officers, together with their respective affiliates, beneficially own or control more than 60% of the Company (see the sections entitled "Principal Stockholders of EnerJex" beginning on page [•] for more information on the estimated ownership of the company). Accordingly, these directors, executive officers and their affiliates, acting individually or as a group, have substantial influence over the outcome of a corporate action of requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These stockholders also may exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may affect adversely the market value of EnerJex's common stock and Series B Preferred Stock due to investors' perception that conflicts of interest may exist or arise.

Anti-takeover provisions in the our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or management and could make a third-party acquisition of the combined company difficult.

Our amended and restated articles of incorporation and bylaws, as amended, contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, and have a negative effect on the price at which shares of our Series B Preferred Stock will trade.

We could be prevented from paying dividends on the Series B Preferred Stock.

Although dividends on the Series B Preferred Stock are cumulative and will accrue until paid, you will receive cash dividends on the Series B Preferred Stock only if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any senior shares, or any documents governing our indebtedness. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on the Series B Preferred Stock when payable. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on our Series B Preferred Stock.

5

The Series B Preferred Stock has not been rated and will be subordinated to all of our existing and future debt.

The Series B Preferred Stock has not been rated by any nationally recognized statistical rating organization. In addition, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, the Series B Preferred Stock will be subordinated to all of our existing and future debt. We may also incur additional indebtedness in the future to finance potential acquisitions or other activities and the terms of the Series B Preferred Stock do not require us to obtain the approval of the holders of the Series B Preferred Stock prior to incurring additional indebtedness. As a result, our existing and future indebtedness may be subject to restrictive covenants or other provisions that may prevent or otherwise limit our ability to make dividend or liquidation payments on our Series B Preferred Stock. Upon our liquidation, our obligations to our creditors would rank senior to our Series B Preferred Stock and would be required to be paid before any payments could be made to holders of our Series B Preferred Stock.

The Series B Preferred Stock may be subordinated to our future equity issuances.

With the approval of holders of a majority of the issued and outstanding shares of Series B Preferred Stock, we may be able to issue shares of equity securities that have rights to dividends and liquidation that are senior to those of the holders of shares of the Series B Preferred Stock. If we obtained such approval and issued such future senior securities, then our obligations to holders of such future senior securities would be superior to those of the holders of shares of the Series B Preferred Stock, and we would be required to make payments to holders of such future senior securities before we could make any payments to holders of our Series B Preferred Stock.

Investors should not expect us to redeem the Series B Preferred Stock on the date the Series B Preferred Stock becomes redeemable or on any particular date afterwards.

We may not redeem the Series B Preferred Stock prior to [•]. On and after [•], we may redeem the Series B Preferred Stock for cash at our option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) to the redemption date. The Series B Preferred Stock does not have any stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions. Any decision we may make at any time to redeem the Series B Preferred Stock will depend upon, among other things, our evaluation of our capital position, including the composition of our stockholders’ equity and general market conditions at that time.

Holders of Series B Preferred Stock have extremely limited voting rights.

Except as expressly stated in the certificate of designations governing the Series B Preferred Stock, as a holder of Series B Preferred Stock, you will not have any relative, participating, optional or other special voting rights and powers and your approval will not be required for the taking of any corporate action other than as provided in the certificate of designations. For example, your approval would not be required for any merger or consolidation in which we may become involved or any sale of all or substantially all of our assets except to the extent that such transaction materially adversely changes the express powers, preferences, rights or privileges of the holders of Series B Preferred Stock. The provisions relating to the Series B Preferred Stock do not afford the holders of the Series B Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series B Preferred Stock, so long as the terms and rights of the holders of Series B Preferred Stock are not materially and adversely changed.

The issuance of future offerings of preferred stock may adversely affect the value of our Series B Preferred Stock.

Our articles of incorporation, as amended, currently authorizes us to issue up to 25,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. We may issue other classes of preferred shares that would rank on parity with or senior to the Series B Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution. The creation and subsequent issuance of additional classes of preferred shares that, with the consent of a majority of the holders of the Series B Preferred Stock, would be senior to or on parity with our Series B Preferred Stock would dilute the interests of the holders of Series B Preferred Stock and any issuance of preferred stock that is senior to the Series B Preferred Stock could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series B Preferred Stock.

Holders of the Series B Preferred Stock may be unable to use the dividends-received deduction.

Distributions paid to corporate U.S. holders of the Series B Preferred Stock may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. We do not currently have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series B Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction. If any distributions on the Series B Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series B Preferred Stock might decline.

Non-U.S. Holders may be subject to U.S. income tax with respect to gain on disposition of their Series B Preferred Stock.

If we are a U.S. real property holding corporation at any time within the five-year period preceding a disposition of Series B Preferred Stock by a non-U.S. holder or the holder’s holding period of the shares disposed of, whichever period is shorter, such non-U.S. holder may be subject to U.S. federal income tax with respect to gain on such disposition. If we are a U.S. real property holding corporation, which we expect we are, so long as the Series B Preferred Stock is regularly traded on an established securities market, a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of the Series B Preferred Stock unless the holder beneficially owns (directly or by attribution) more than 5% of the total fair market value of the Series B Preferred Stock at any time during the five-year period ending either on the date of disposition of such interest or other applicable determination date. For additional information concerning these matters, see “Material U.S. Federal Income Tax Consequences.”

6

Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

We currently have net operating loss carryforwards that may be available to offset future taxable income. However, changes in the ownership of our stock (including certain transactions involving our stock that are outside of our control) could result (or may have already resulted) in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which may significantly limit our ability to utilize our net operating loss carryforwards. To the extent an ownership change has occurred or were to occur in the future, it is possible that the limitations imposed on our ability to use pre-ownership change losses could cause a significant net increase in our U.S. federal income tax liability and could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

Our Series B Preferred Stock is not convertible and if the price of our common stock increase, then holders of Series B Preferred Stock may not realize a corresponding increase in the value of such Series B Preferred Shares.

Our Series B Preferred Stock is not convertible into our common stock and earns dividends at a fixed rate. Accordingly, the market value of our Series B Preferred Stock may depend on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and, in the event of dissolution, to satisfy the liquidation preference with respect to, our Series B Preferred Stock. Moreover, our right to redeem the Series B Preferred Stock on or after [•] could impose a ceiling on its value.

Risks Related to the Oil and Natural Gas Industry and Our Business

in General

This next discussion of risk factors relates to the oil and natural gas industry and our business in general.

Declining economic conditions and worsening geopolitical conditions could negatively impact our business

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 5 years, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.   The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding energy prices and the capital and commodity markets.

In addition, actual and attempted terrorist attacks in the United States, Middle East, Southeast Asia and Europe, and war or armed hostilities in the Middle East, the Persian Gulf, North Africa, Iran, North Korea or elsewhere, or the fear of such events, could further exacerbate the volatility and disruption to the financial markets and economy.

 While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may materially adversely affect the price of oil, our revenues, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

The oil and natural gas business involves numerous uncertainties and operating risks that can prevent us from realizing profits and can cause substantial losses.

Our development, exploitation and exploration activities may be unsuccessful for many reasons, including weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a well does not ensure a profit on investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. In addition to their cost, unsuccessful wells can hurt our efforts to replace reserves.

The oil business involves a variety of operating risks, including:

• unexpected operational events and/or conditions;
• reductions in oil prices;
• limitations in the market for oil;
• adverse weather conditions;
• facility or equipment malfunctions;
• title problems;
• oil and gas quality issues;
• pipe, casing, cement or pipeline failures;
• natural disasters;
• fires, explosions, blowouts, surface cratering, pollution and other risks or accidents;
• environmental hazards, such as oil spills, pipeline ruptures and discharges of toxic gases;
• compliance with environmental and other governmental requirements; and
• uncontrollable flows of oil or well fluids.

If we experience any of these problems, it could affect well bores, gathering systems and processing facilities, which could adversely affect our ability to conduct operations. We could also incur substantial losses as a result of:

• injury or loss of life;
• severe damage to and destruction of property, natural resources and equipment;
• pollution and other environmental damage;
• clean-up responsibilities;
• regulatory investigation and penalties;
• suspension of our operations; and
• repairs to resume operations

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Because we use third-party drilling contractors to drill our wells, we may not realize the full benefit of worker compensation laws in dealing with their employees. Our insurance does not protect us against all operational risks. We do not carry business interruption insurance at levels that would provide enough funds for us to continue operating without access to other funds. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, it could impact our operations enough to force us to cease our operations.

Drilling wells is speculative, and any material inaccuracies in our forecasted drilling costs, estimates or underlying assumptions will materially affect our business.

Developing and exploring for oil and natural gas involves a high degree of operational and financial risk, which precludes definitive statements as to the time required and costs involved in reaching certain objectives. The budgeted costs of drilling, completing and operating wells are often exceeded and can increase significantly when drilling costs rise due to a tightening in the supply of various types of oilfield equipment and related services. Drilling may be unsuccessful for many reasons, including geological conditions, weather, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of an oil well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. Substantially all of EnerJex's wells drilled through December 31, 2013 have been development wells, while a majority of the wells drilled by Black Raven have been considered by Black Raven to be development wells. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economic. Our initial drilling and development sites, and any potential additional sites that may be developed, require significant additional exploration and development, regulatory approval and commitments of resources prior to commercial development. If our actual drilling and development costs are significantly more than our estimated costs, we may not be able to continue our business operations as proposed and would be forced to modify our plan of operation.

Development of our reserves, when established, may not occur as scheduled and the actual results may not be as anticipated. Drilling activity and lack of access to economically acceptable capital may result in downward adjustments in reserves or higher than anticipated costs. Our estimates will be based on various assumptions, including assumptions over which we have no control and assumptions required by the SEC relating to oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. We have limited control over our operations that affect, among other things, acquisitions and dispositions of properties, availability of funds, use of applicable technologies, hydrocarbon recovery efficiency, drainage volume and production decline rates that are part of these estimates and assumptions and any variance in our operations that affects these items within our control may have a material effect on reserves.  The process of estimating our oil reserves is extremely complex, and requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Our estimates may not be reliable enough to allow us to be successful in our intended business operations. Our actual production, revenues, taxes, development expenditures and operating expenses will likely vary from those anticipated. These variances may be material.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our cash flows and income.

Unless we conduct successful development, exploitation and exploration activities or acquire properties containing proved reserves, our proved reserves will decline as those reserves are produced. Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and gas production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may be unable to make such acquisitions because we are:

• unable to identify attractive acquisition candidates or negotiate acceptable purchase contracts with them;
• unable to obtain financing for these acquisitions on economically acceptable terms; or
• outbid by competitors.

If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing properties would be incapable of sustaining commercial production.

Our decision to acquire a property will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often incomplete or inconclusive.

Our reviews of acquired properties can be inherently incomplete because it is not always feasible to perform an in-depth review of the individual properties involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and environmental problems, such as ground water contamination, plugging or orphaned well liability are not necessarily observable even when an inspection is undertaken.

We must obtain governmental permits and approvals for drilling operations, which can result in delays in our operations, be a costly and time consuming process, and result in restrictions on our operations.

Regulatory authorities exercise considerable discretion in the timing and scope of well drilling permit issuances in the region in which we operate. Compliance with the requirements imposed by these authorities can be costly and time consuming and may result in delays in the commencement or continuation of our exploration or production operations and/or fines. Regulatory or legal actions in the future may materially interfere with our operations or otherwise have a material adverse effect on us. In addition, we are often required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed project may have on the environment, threatened and endangered species, and cultural and archaeological artifacts. Accordingly, the well drilling permits we need may not be issued, or if issued, may not be issued in a timely fashion, or may involve requirements that restrict our ability to conduct our operations or to do so profitably.

8

Cost and availability of drilling rigs, equipment, supplies, personnel and other services could adversely affect our ability to execute on a timely basis our development, exploitation and exploration plans.

Shortages or an increase in cost of drilling rigs, equipment, supplies or personnel could delay or interrupt our operations, which could impact our financial condition and results of operations. Drilling activity in the geographic areas in which we conduct drilling activities may increase, which would lead to increases in associated costs, including those related to drilling rigs, equipment, supplies and personnel and the services and products of other vendors to the industry. Increased drilling activity in these areas may also decrease the availability of rigs. We do not have any contracts for drilling rigs and drilling rigs may not be readily available when we need them. Drilling and other costs may increase further and necessary equipment and services may not be available to us at economical prices.

Our exposure to possible leasehold defects and potential title failure could materially adversely impact our ability to conduct drilling operations.

We obtain the right and access to properties for drilling by obtaining oil and natural gas leases either directly from the hydrocarbon owner, or through a third party that owns the lease. The leases may be taken or assigned to us without title insurance. There is a risk of title failure with respect to such leases, and such title failures could materially adversely impact our business by causing us to be unable to access properties to conduct drilling operations.

We operate in a highly competitive environment and our competitors may have greater resources than do we.

The oil and natural gas industry is intensely competitive and we compete with other companies, many of which are larger and have greater financial, technological, human and other resources. Many of these companies not only explore for and produce crude oil and/or natural gas, but also carry on refining operations and market petroleum and other products on a regional, national or worldwide basis. Such companies may be able to pay more for productive oil properties and exploratory prospects or define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, such companies may have a greater ability to continue exploration activities during periods of low oil market prices. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete, our operating results and financial position may be adversely affected.

Oil and natural gas prices are volatile. Future volatility may cause negative change in our cash flows which may result in our inability to cover our operating or capital expenditures.

Our future revenues, profitability, future growth and the carrying value of our properties is anticipated to depend substantially on the prices we may realize for our oil and natural gas production. Our realized prices may also affect the amount of cash flow available for operating or capital expenditures and our ability to borrow and raise additional capital.

Oil and natural gas prices are subject to wide fluctuations in response to relatively minor changes in or perceptions regarding supply and demand. Historically, the markets for oil and natural gas have been volatile, and they are likely to continue to be volatile in the future. Among the factors that can cause this volatility are:

•	Commodities speculators;
•	local, national and worldwide economic conditions;
•	worldwide or regional demand for energy, which is affected by economic conditions;
•	the domestic and foreign supply of oil; weather conditions;
•	natural disasters;
•	acts of terrorism;
•	domestic and foreign governmental regulations and taxation;
•	political and economic conditions in oil producing countries, including those in the Middle East and South America;
•	impact of the U.S. dollar exchange rates on oil prices;
•	the availability of refining capacity;
•	actions of the Organization of Petroleum Exporting Countries, or OPEC, and other state controlled oil companies relating to oil price and production controls; and
•	the price and availability of other fuels.

It is impossible to predict oil and gas price movements with certainty. A drop in prices may not only decrease our future revenues on a per unit basis but also may reduce the amount of oil and gas that we can produce economically. A substantial or extended decline in oil and gas prices may materially and adversely affect our future business enough to force us to cease our business operations. In addition, our reserves, financial condition, results of operations, liquidity and ability to finance and execute planned capital expenditures will also suffer in such a price decline.

Lower prices for oil and natural gas reduce demand for our services and could have a material adverse effect on our revenue and profitability.

Benchmark crude prices peaked at over $140 per barrel in July 2008 and then declined to approximately $111 per barrel at year-end 2012. During 2013, the benchmark for crude prices fluctuated between the high $[•] per barrel and high $[•] per barrel. Demand for our services depends on oil and natural gas industry activity and expenditure levels that are directly affected by trends in oil and natural gas prices. In addition, demand for our services is particularly sensitive to the level of exploration, development and production activity of and the corresponding capital spending by, oil and natural gas companies. Any prolonged reduction in oil and natural gas prices could depress the near-term levels of exploration, development, and production activity. Perceptions of longer-term lower oil and natural gas prices by oil and natural gas companies could similarly reduce or defer major expenditures given the long-term nature of many large-scale development projects. Lower levels of activity result in a corresponding decline in the demand for our services, which could have a material adverse effect on our revenue and profitability. Additionally, these factors may adversely impact our financial position if they are determined to cause an impairment of our long-lived assets.

9

Our business is affected by local, national and worldwide economic conditions and the condition of the oil and natural gas industry.

Recent economic data indicates the rate of economic growth worldwide has declined significantly form the growth rates experienced in recent years. Current economic conditions have resulted in uncertainty regarding energy and commodity prices. In addition, future economic conditions may cause many oil and natural gas production companies to further reduce or delay expenditures in order to reduce costs, which in turn may cause a further reduction in the demand for drilling services. If conditions worsen, our business and financial condition may be adversely impacted.

Our business involves numerous operating hazards, and our insurance and contractual indemnity rights may not be adequate to cover our losses.

Our operations are subject to the usual hazards inherent in the drilling and operation of oil and natural gas wells, such as blowouts, reservoir damage, loss of production, loss of well control, punch throughs, craterings, fires and pollution. The occurrence of these events could result in the suspension of drilling or production operations, claims by the operator and others affected by such events, severe damage to, or destruction of, the property and equipment involved, injury or death to drilling personnel, environmental damage and increased insurance costs. We may also be subject to personal injury and other claims of drilling personnel as a result of our drilling operations. Operations also may be suspended because of machinery breakdowns, abnormal operating conditions, failure of subcontractors to perform or supply goods or services and personnel shortages.

Damage to the environment could result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by host governments, oil and natural gas companies and other businesses operating offshore and in coastal areas, as well as claims by individuals living in or around coastal areas.

As is customary in our industry, the risks of our operations are partially covered by our insurance and partially by contractual indemnities from our customers. However, insurance policies and contractual rights to indemnity may not adequately cover losses, and we may not have insurance coverage or rights to indemnity for all risks. Moreover, pollution and environmental risks generally are not fully insurable. If a significant accident or other event resulting in damage to our drilling units, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, occurs and is not fully covered by insurance or a recoverable indemnity from a customer, it could adversely affect our financial condition and results of operations.

Our business is subject to numerous governmental laws and regulations, including those that may impose significant costs and liability on us for environmental and natural resource damages.

Many aspects of our operations are affected by governmental laws and regulations that may relate directly or indirectly to the contract drilling industry, including those requiring us to control the discharge of oil and other contaminants into the environment or otherwise relating to environmental protection. Countries where we currently operate have environmental laws and regulations covering the discharge of oil and other contaminants and protection of the environment in connection with operations. Additionally, our operations and activities in the United States and its territorial waters are subject to numerous environmental laws and regulations, including the Clean Water Act, the OPA, the Outer Continental Shelf Lands Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Resource Conservation and Recovery Act and MARPOL. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, the denial or revocation of permits or other authorizations and the issuance of injunctions that may limit or prohibit our operations.

Laws and regulations protecting the environment have become more stringent in recent years and may in certain circumstances impose strict liability, rendering us liable for environmental and natural resource damages without regard to negligence or fault on our part. These laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts that were in compliance with all applicable laws at the time the acts were performed. The application of these requirements, the modification of existing laws or regulations or the adoption of new laws or regulations relating to exploratory or development drilling for oil and natural gas could materially limit future contract drilling opportunities or materially increase our costs. In addition, we may be required to make significant capital expenditures to comply with such laws and regulations.

In addition, some financial institutions are imposing, as a condition to financing, requirements to comply with additional non-governmental environmental and social standards in connection with operations outside the United States, such as the Equator Principles, a credit risk management framework for determining, assessing and managing environmental and social risk in project finance transactions. Such additional standards could impose significant new costs on us, which may materially and adversely affect us.

Changes in U.S. federal laws and regulations, or in those of other jurisdictions where we operate, including those that may impose significant costs and liability on us for environmental and natural resource damages, may adversely affect our operations.

If the U.S. government amends or enacts new federal laws or regulations, our potential exposure to liability for operations and activities in the United States and its territorial waters may increase. Although the Oil Pollution Act of 1990 provides federal caps on liability for pollution or contamination, future laws and regulations may increase our liability for pollution or contamination resulting from any operations and activities that the Company may have in the United States and its territorial waters including punitive damages and administrative, civil and criminal penalties. Additionally, other jurisdictions where we operate have modified, or may in the future modify, their laws and regulations in a manner that would increase our liability for pollution and other environmental damage.

10

Our financial condition may be adversely affected if we are unable to identify and complete future acquisitions, fail to successfully integrate acquired assets or businesses we acquire, or are unable to obtain financing for acquisitions on acceptable terms.

The acquisition of assets or businesses that we believe to be complementary to our exploration and production operations is an important component of our business strategy. We believe that acquisition opportunities for EnerJex, such as the merger with Black Raven, may arise from time to time, and that any such acquisition could be significant. At any given time, discussions with one or more potential sellers may be at different stages. However, any such discussions may not result in the consummation of an acquisition transaction, and we may not be able to identify or complete any acquisitions. We cannot predict the effect, if any, that any announcement or consummation of an acquisition would have on the trading price of our securities. Our business is capital intensive and any such transactions could involve the payment by us of a substantial amount of cash. We may need to raise additional capital through public or private debt or equity financings to execute our growth strategy and to fund acquisitions. Adequate sources of capital may not be available when needed on favorable terms. If we raise additional capital by issuing additional equity securities, existing stockholders may be diluted. If our capital resources are insufficient at any time in the future, we may be unable to fund acquisitions, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Any future acquisitions could present a number of risks, including:

•	the risk of using management time and resources to pursue acquisitions that are not successfully completed;
•	the risk of incorrect assumptions regarding the future results of acquired operations;
•	the risk of failing to integrate the operations or management of any acquired operations or assets successfully and timely; and
•	the risk of diversion of management's attention from existing operations or other priorities.

If we are unsuccessful in completing acquisitions of other operations or assets, our financial condition could be adversely affected and we may be unable to implement an important component of our business strategy successfully. In addition, if we are unsuccessful in integrating our acquisitions in a timely and cost-effective manner, our financial condition and results of operations could be adversely affected.

The loss of some of our key executive officers and employees could negatively impact our business prospects.

Our future operational performance depends to a significant degree upon the continued service of key members of our management as well as marketing, sales and operations personnel. The loss of one or more of our key personnel could have a material adverse effect on our business. We believe our future success will also depend in large part upon our ability to attract, retain and further motivate highly skilled management, marketing, sales and operations personnel. We may experience intense competition for personnel, and we cannot assure you that we will be able to retain key employees or that we will be successful in attracting, assimilating and retaining personnel in the future.

Failure to employ a sufficient number of skilled workers or an increase in labor costs could hurt our operations.

We require skilled personnel to operate and provide technical services to, and support for, our drilling units. In periods of increasing activity and when the number of operating units in our areas of operation increases, either because of new construction, re-activation of idle units or the mobilization of units into the region, shortages of qualified personnel could arise, creating upward pressure on wages and difficulty in staffing. The shortages of qualified personnel or the inability to obtain and retain qualified personnel also could negatively affect the quality and timeliness of our work. In addition, our ability to expand operations depends in part upon our ability to increase the size of the skilled labor force.

Risks Related to EnerJex

We have sustained losses in the past, and our future profitability is subject to many risks inherent in the oil exploration and production industry.

Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing and maintaining a business in the exploration and production industry. There is nothing conclusive at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including:

•	the future prices of oil;
•	our ability to raise adequate capital;
•	success of our development and exploration efforts;
•	our ability to manage our operations cost effectively
•	effects of our hedging strategies;
•	demand for oil;
•	the level of our competition;
•	our ability to attract and maintain key management, employees and operators;
•	transportation and processing fees on our facilities;
•	fuel conservation measures;
•	alternate fuel requirements or advancements;
•	government regulation and taxation;
•	technical advances in fuel economy and energy generation devices; and
•	our ability to efficiently explore, develop and produce sufficient quantities of marketable oil in a highly competitive and speculative environment while maintaining quality and controlling costs.

11

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production efforts. Despite our best efforts, we may not be successful in our development efforts or obtain required regulatory approvals. There is a possibility that some of our wells may never produce oil in sustainable or economic quantities.

We will need additional capital in the future to finance our planned growth, which we may not be able to raise or may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We will need to rely on cash flow from operations and borrowings under our credit facility or raise additional cash to fund our operations, pay outstanding long-term debt, fund our anticipated reserve replacement needs and implement our growth strategy, or respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, exploration, work-over and development activities.

If low oil prices, operating difficulties, constrained capital sources or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to complete our development, production exploitation and exploration programs. If our resources or cash flows do not satisfy our operational needs, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our acquisition, drilling, development, and exploration activities or be forced to sell some of our assets on an untimely or unfavorable basis.  Our current plans to address a drop in crude oil prices are to maintain hedges covering a portion of our expected future oil production and to reduce both capital and operating expenditures to a level equal to or below cash flow from operations.  However, our plans may not be successful in improving our results of operations and liquidity.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders, including rights that are senior to those of holders of our Series B Preferred Stock.

Approximately 47% of our total proved reserves as of December 31, 2012 consist of undeveloped reserves, and those reserves may not ultimately be developed or produced.

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2012 was $60.8 million, versus $53.2 million as of December 31, 2011.   Of the 2.9 million net barrels of oil at December 31, 2012, approximately 53% are proved developed producing, and approximately 47% are proved undeveloped.

Assuming we can obtain adequate capital resources, we plan to develop and produce all of our proved reserves, but ultimately some of these reserves may not be developed or produced. Furthermore, not all of our undeveloped reserves may be ultimately produced in the time periods we have planned, at the costs we have budgeted, or at all.

Because we face uncertainties in estimating proved recoverable reserves, you should not place undue reliance on such reserve information.

Our reserve estimates and the future net cash flows attributable to those reserves at December 31, 2012 were prepared by MHA Petroleum Consultants LLC, an independent petroleum consultant.  There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of these independent consultants and engineers. Reserve engineering is a subjective process of estimating underground accumulations of oil that can be economically extracted, which cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of the available data, assumptions regarding future oil prices, expenditures for future development and exploitation activities, and engineering and geological interpretation and judgment. Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and value of cash flows from those reserves may vary significantly from the assumptions and estimates in our reserve reports. Any significant variance from these assumptions to actual figures could greatly affect our estimates of reserves, the economically recoverable quantities of oil attributable to any particular group of properties, the classification of reserves based on risk of recovery, and estimates of the future net cash flows. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. The estimated quantities of proved reserves and the discounted present value of future net cash flows attributable to those reserves included in this report were prepared by MHA Petroleum Consultants LLC in accordance with rules of the Securities and Exchange Commission, or SEC, and are not intended to represent the fair market value of such reserves.

The present value of future net cash flows from our proved reserves is not necessarily the same as the current market value of our estimated reserves. We base the estimated discounted future net cash flows from our proved reserves on prices and costs. However, actual future net cash flows from our oil properties also will be affected by factors such as:

•	geological conditions;
•	assumptions governing future oil prices;
•	amount and timing of actual production;
•	availability of funds;
•	future operating and development costs;
•	actual prices we receive for oil;
•	changes in government regulations and taxation; and
•	capital costs of drilling new wells.

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The timing of both our production and our incurrence of expenses in connection with the development and production of our properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, the 10% discount factor we use when calculating discounted future net cash flows may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our business or the oil industry in general.

The differential between the New York Mercantile Exchange, or NYMEX, or other benchmark price of oil and the wellhead price we receive could have a material adverse effect on our results of operations, financial condition and cash flows.

The prices that we receive for our oil production in Eastern Kansas and Eastern Colorado are typically based on a discount to the relevant benchmark prices, such as NYMEX, that are used for calculating hedge positions. In South Texas, the prices that we receive for our oil production are currently based on a premium to NYMEX. The difference between the benchmark price and the price we receive is called a differential.  We cannot accurately predict oil differentials. In recent years for example, production increases from competing Canadian and Rocky Mountain producers, in conjunction with limited refining and pipeline capacity from the Rocky Mountain area, have gradually widened this differential. Recent economic conditions, including volatility in the price of oil, have resulted in both increases and decreases in the differential between the benchmark price for oil and the wellhead price we receive.  These fluctuations could have a material adverse effect on our results of operations, financial condition and cash flows by decreasing the proceeds we receive for our oil production in comparison to what we would receive if not for the differential.

In order to exploit successfully our current oil leases and others that we acquire in the future, we will need to generate significant amounts of capital.

The oil exploration, development and production business is a capital-intensive undertaking. In order for us to be successful in acquiring, investigating, developing, and producing oil from our current mineral leases and other leases that we may acquire in the future, we will need to generate an amount of capital in excess of that generated from our results of operations. In order to generate that additional capital, we may need to obtain an expanded debt facility and issue additional shares of our equity securities. There can be no assurance that we will be successful in ether obtaining that expanded debt facility or issuing additional shares of our equity securities, and our inability to generate the needed additional capital may have a material adverse effect on our prospects and financial results of operations. If we are able to issue additional equity securities in order to generate such additional capital, then those issuances may occur at prices that represent discounts to our trading price, and will dilute the percentage ownership interest of those persons holding our shares prior to such issuances. Unless we are able to generate additional enterprise value with the proceeds of the sale of our equity securities, those issuances may adversely affect the value of our shares that are outstanding prior to those issuances.

A significant portion of our potential future reserves and our business plan depend upon secondary recovery techniques to establish production. There are significant risks associated with such techniques.

We anticipate that a significant portion of our future reserves and our business plan will be associated with secondary recovery projects that are either in the early stage of implementation or are scheduled for implementation subject to availability of capital. We anticipate that secondary recovery will affect our reserves and our business plan, and the exact project initiation dates and, by the very nature of waterflood operations, the exact completion dates of such projects are uncertain. In addition, the reserves and our business plan associated with these secondary recovery projects, as with any reserves, are estimates only, as the success of any development project, including these waterflood projects, cannot be ascertained in advance. If we are not successful in developing a significant portion of our reserves associated with secondary recovery methods, then the project may be uneconomic or generate less cash flow and reserves than we had estimated prior to investing the capital. Risks associated with secondary recovery techniques include, but are not limited to, the following:

•	higher than projected operating costs;
•	lower-than-expected production;
•	longer response times;
•	higher costs associated with obtaining capital;
•	unusual or unexpected geological formations;
•	fluctuations in oil prices;
•	regulatory changes;
•	shortages of equipment; and
•	lack of technical expertise.

If any of these risks occur, it could adversely affect our financial condition or results of operations.

Any acquisitions we complete are subject to considerable risk.

Even when we make acquisitions that we believe are good for our business, any acquisition involves potential risks, including, among other things:

•	the validity of our assumptions about reserves, future production, revenues and costs, including synergies;
•	an inability to integrate successfully the businesses we acquire;
•	a decrease in our liquidity by using our available cash or borrowing capacity to finance acquisitions;
•	a significant increase in our interest expense or financial leverage if we incur additional debt to finance acquisitions;
•	the assumption of unknown liabilities, losses or costs for which we are not indemnified or for which our indemnity is inadequate;
•	the diversion of management's attention from other business concerns;
•	an inability to hire, train or retain qualified personnel to manage the acquired properties or assets;
•	the incurrence of other significant charges, such as impairment of goodwill or other intangible assets, asset devaluation or restructuring charges;
•	unforeseen difficulties encountered in operating in new geographic or geological areas; and
•	customer or key employee losses at the acquired businesses.

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Due to our lack of geographic diversification, adverse developments in our operating areas would materially affect our business.

We currently only lease and operate oil and natural gas properties located in Eastern Kansas, Eastern Colorado, and South Texas. As a result of this concentration, we may be disproportionately exposed to the impact of delays or interruptions of production from these properties caused by significant governmental regulation, transportation capacity constraints, curtailment of production, natural disasters, adverse weather conditions or other events which impact this area.

We depend on a small number of customers for all, or a substantial amount of our sales. If these customers reduce the volumes of oil they purchase from us, our revenue and cash available for distribution will decline to the extent we are not able to find new customers for our production.

We currently sell oil to two purchasers in Eastern Kansas: Coffeyville Resources and Plains Marketing. There are approximately five potential purchasers of oil in Eastern Kansas, and it is not likely that there will be a large pool of available purchasers. If a key purchaser were to reduce the volume of oil it purchases from us, our revenue and cash available for operations will decline to the extent we are not able to find new customers to purchase our production at equivalent prices.

We currently sell oil to Plains Marketing in Eastern Colorado and Sunoco in South Texas. The number of purchasers in these areas is numerous, but increased production volumes from extensive unconventional resource shale drilling activity in the area may result in bottlenecks with various purchasers.

We are not the operator of some of our properties and we have limited control over the activities on those properties.

We are not the operator of our Mississippian Project, and our dependence on the operator of this project limits our ability to influence or control the operation or future development of this project. Such limitations could materially adversely affect the realization of our targeted returns on capital related to exploration, drilling or production activities and lead to unexpected future costs.

We may suffer losses or incur liability for events for which we or the operator of a property have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our and others' properties. As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. In addition, pollution and environmental risks generally are not fully insurable. As a result of market conditions, existing insurance policies may not be renewed and other desirable insurance may not be available on commercially reasonable terms, if at all. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our hedging activities could result in financial losses or could reduce our available funds or income and therefore adversely affect our financial position.

To achieve more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil, we have entered into derivative arrangements through for volumes of approximately 350 barrels of oil per day in 2014 and 320 barrels of oil per day in 2015 that could result in both realized and unrealized hedging losses. As of December 31, 2012, we had incurred realized and unrealized gains of approximately $56,000. The extent of our commodity price exposure is related largely to the effectiveness and scope of our derivative activities. For example, the derivative instruments we may utilize may be based on posted market prices, which may differ significantly from the actual crude oil prices we realize in our operations.

Our actual future production may be significantly higher or lower than we estimate at the time we enter into derivative transactions for such period. If the actual amount is higher than we estimate, we will have greater commodity price exposure than we intended. If the actual amount is lower than the nominal amount that is subject to our derivative financial instruments, we might be forced to satisfy all or a portion of our derivative transactions without the benefit of the cash flow from our sale or purchase of the underlying physical commodity, resulting in a substantial diminution of our liquidity. As a result of these factors, our derivative activities may not be as effective as we intend in reducing the volatility of our cash flows, and in certain circumstances may actually increase the volatility of our cash flows. In addition, while we believe our existing derivative activities are with creditworthy counterparties, continued deterioration in the credit markets may cause a counterparty not to perform its obligation under the applicable derivative instrument or impact their willingness to enter into future transactions with us.

Our business depends in part on processing facilities owned by others. Any limitation in the availability of those facilities could interfere with our ability to market our oil production and could harm our business.

The marketability of our oil production will depend in part on the availability, proximity and capacity of pipelines and oil processing facilities. The amount of oil that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to scheduled and unscheduled maintenance, excessive pressure, physical damage or lack of available capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months. In many cases, we will be provided only with limited, if any, notice as to when these circumstances will arise and their duration. Any significant curtailment in pipeline capacity or the capacity of processing facilities could significantly reduce our ability to market our oil production and could materially harm our business.

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Our reserves are subject to the risk of depletion because many of our leases are in mature fields that have produced large quantities of oil to date.

A significant portion of our operations are located in or near established fields in Eastern Kansas and South Texas. As a result, many of our leases are in, or directly offset, areas that have produced large quantities of oil to date.  As such, our reserves may be negatively impacted by offsetting wells or previously drilled wells, which could significantly harm our business.

Our lease ownership may be diluted due to financing strategies we may employ in the future.

To accelerate our development efforts, we may take on working interest partners who will contribute to the costs of drilling and completion operations and then share in any cash flow derived from production. In addition, we may in the future, due to a lack of capital or other strategic reasons, establish joint venture partnerships or farm out all or part of our development efforts. These economic strategies may have a dilutive effect on our lease ownership and could significantly reduce our operating revenues.

We may face lease expirations on leases that are not currently held-by-production.

We have numerous leases that are not currently held-by-production, some of which have near term lease expirations and are likely to expire. Although we believe that we can maintain our most desirable leases by conducting drilling operations or by negotiating lease extensions, we can make no guarantee that we can maintain these leases.

We are subject to complex laws and regulations, including environmental regulations, which can adversely affect the cost, manner or feasibility of doing business.

Development, production and sale of oil in the United States are subject to extensive laws and regulations, including environmental laws and regulations. We may be required to make large expenditures to comply with environmental and other governmental regulations. Matters subject to regulation include, but are not limited to:

•	location and density of wells;
•	the handling of drilling fluids and obtaining discharge permits for drilling operations;
•	accounting for and payment of royalties on production from state, federal and Indian lands;
•	bonds for ownership, development and production of oil properties;
•	transportation of oil by pipelines;
•	operation of wells and reports concerning operations; and
•	taxation.

Under these laws and regulations, we could be liable for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with these laws and regulations also may result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties. Moreover, these laws and regulations could change in ways that substantially increase our costs. Accordingly, any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and results of operations enough to possibly force us to cease our business operations.

Our operations may expose us to significant costs and liabilities with respect to environmental, operational safety and other matters.

We may incur significant costs and liabilities as a result of environmental and safety requirements applicable to our oil production activities. We may also be exposed to the risk of costs associated with Kansas Corporation Commission and /or the Texas Railroad Commission, Colorado Oil and Gas Conservation Commission, requirements to plug orphaned and abandoned wells on our oil leases from wells previously drilled by third parties. In addition, we may indemnify sellers or lessors of oil properties for environmental liabilities they or their predecessors may have created. These costs and liabilities could arise under a wide range of federal, state and local environmental and safety laws and regulations, including regulations and enforcement policies, which have tended to become increasingly strict over time. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, imposition of cleanup and site restoration costs, liens and to a lesser extent, issuance of injunctions to limit or cease operations. In addition, claims for damages to persons or property may result from environmental and other impacts of our operations.

Strict, joint and several liability may be imposed under certain environmental laws, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. New laws, regulations or enforcement policies could be more stringent and impose unforeseen liabilities or significantly increase compliance costs. If we are not able to recover the resulting costs through insurance or increased revenues, our ability to operate effectively could be adversely affected.

We may incur substantial write-downs of the carrying value of our oil properties, which would adversely impact our earnings.

We review the carrying value of our oil properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current prices and costs used are those as of the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

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In December 2008, the SEC issued new regulations for oil reserve reporting were effective for fiscal years ending on or after December 31, 2009.  One of the key elements of the new regulations relate to the commodity prices which are used to calculate reserves and their present value.  The new regulations provide for disclosure of oil reserves evaluated using annual average prices based on the prices in effect on the first day of each month rather than the current regulations which utilize commodity prices on the last day of the year.

There was no impairment for the fiscal year ended December 31, 2012, or for the fiscal year ended December 31, 2011.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on the trading price of our common stock and Series B Preferred Stock.

Section 404 of the Sarbanes-Oxley Act of 2002 requires our management to assess the effectiveness of its internal control over financial reporting and to provide a report by its registered independent public accounting firm addressing the effectiveness of our internal control over financial reporting. The Committee of Sponsoring Organizations of the Treadway Commission (COSO) provides a framework for companies to assess and improve their internal control systems. If we are unable to assert that its internal control over financial reporting is effective or if our registered independent public accounting firm is unable to express an opinion on the effectiveness of the internal controls or identifies one or more material weaknesses in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of its financial reports, which in turn could have an adverse effect on the trading price of our common stock. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that it can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Failure to achieve and maintain effective internal control over financial reporting could have an adverse effect on the trading price of our common stock.

A small number of customers account for a significant portion of our revenues, and the loss of one or more of these customers could materially adversely affect our financial condition and results of operations.

We derive a significant portion of our revenues from a few customers. During the fiscal year ended December 31, 2012, our four largest customers accounted for approximately 44%, 24%, 11% and 10%, respectively, of our revenue. Our financial condition and results of operations could be materially and adversely affected if any one of these customers interrupts or curtails their activities, fail to pay for the services that have been performed, terminate their contracts, fail to renew their existing contracts or refuse to award new contracts and we are unable to enter into contracts with new customers on comparable terms. The loss of any of our significant customers could materially adversely affect our financial condition and results of operations.

We are exposed to the credit risks of our key customers, including certain affiliated companies, and certain other third parties, and nonpayment by these customers and other parties could adversely affect our financial position, results of operations and cash flows.

We are subject to risks of loss resulting from nonpayment or nonperformance by our customers. Any material nonpayment or nonperformance by key customers and certain other third parties could adversely affect our financial position, results of operations and cash flows. If any key customers or other parties default on their obligations to us, our financial results and condition could be adversely affected. Furthermore, some of these customers and other parties may be highly leveraged and subject to their own operating and regulatory risks.

Our operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

Our principal executive office is in San Antonio, Texas. Natural disasters or other catastrophic events could disrupt our operations or those of its strategic partners, contractors and vendors. Even though we believe we carries commercially reasonable business interruption and liability insurance, and its contractors may carry liability insurance that protect us in certain events, we might suffer losses as a result of business interruptions that exceed the coverage available under its and its contractors' insurance policies or for which it or its contractors do not have coverage. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results, and could delay its efforts to identify and execute any strategic opportunities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this prospectus, other than statements of historical facts, which address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as future capital expenditures, growth, product development, sales, business strategy and other similar matters are forward-looking statements. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms or other similar expressions or phrases. These forward-looking statements are based largely on our current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from the forward-looking statements set forth herein as a result of a number of factors, including, but not limited to, our products’ current state of development, the need for additional financing, changes in our business strategy, competition in various aspects of our business, the risks described under “Risk Factors” beginning on page[•] of this prospectus and other risks detailed in our reports filed with the Securities and Exchange Commission, or the SEC. In light of these risks and uncertainties, all of the forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized. We undertake no obligation to update or revise any of the forward-looking statements contained in this prospectus. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Subject to the assumptions, qualifications, and limitations set forth below, the following is the opinion of Reicker, Pfau, Pyle & McRoy LLP, counsel to EnerJex, with respect to the material U.S. federal income tax consequences to “U.S. holders” and “Non-U.S. holders” (each as defined below) of the purchase, ownership and disposition of Series B Preferred Stock offered by the selling stockholders under this prospectus. Counsel’s opinions are limited to statements of U.S. federal income tax law and regulations and legal conclusions with respect thereto.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion only applies to purchasers who purchase and hold the Series A Preferred Stock as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of Series B Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or holder of Series B Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding Series B Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens, or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion. Counsel’s opinions are an expression of professional judgment and are not a guarantee of a result and are not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that counsel’s opinions set forth herein will be sustained if challenged by the Internal Revenue Service.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds Series B Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our Series B Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of our Series B Preferred Stock.

THIS DISCUSSION CANNOT BE USED BY ANY HOLDER FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDER. IF YOU ARE CONSIDERING THE PURCHASE OF OUR SERIES B PREFERRED STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SERIES B PREFERRED STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER OTHER FEDERAL TAX LAW AND THE LAWS OF APPLICABLE STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISORS CONCERNING ANY POSSIBLE ENACTMENT OF LEGISLATION THAT WOULD AFFECT YOUR INVESTMENT IN OUR SERIES B PREFERRED STOCK IN YOUR PARTICULAR CIRCUMSTANCES.

U.S. holders:

You are a “U.S. holder” if you are a beneficial owner of Series B Preferred stock and you are for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General. If distributions are made with respect to our Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series B Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series B Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—U.S. holders: Disposition of Series B Preferred Stock, Including Redemptions.”

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Dividends received by individual U.S. holders of Series B Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends received to the extent that the individual U.S. holder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual U.S. holders with respect to the Series B Preferred Stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Series B Preferred Stock becomes ex-dividend. Also, if a dividend received by an individual U.S. holder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual U.S. holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such U.S. holder’s holding period for the stock. In addition, under the Patient Protection and 2010 Reconciliation Act (the “2010 Reconciliation Act”), dividends recognized after December 31, 2013, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. Individual U.S. holders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporations generally will be eligible for the dividends-received deduction. This deduction is allowed if the underlying stock is held for at least days during the 91 day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends, the holding period is at least 91 days during the 181 day period beginning on the date 90 days before the ex-dividend date of the stock. If a corporate stockholder receives a dividend on the Series B Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the corporate stockholder in certain instances must reduce its basis in the Series B Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate stockholder’s basis, any excess will be taxed as gain as if such stockholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Series B Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives.

Constructive Distributions on Series B Preferred Stock; EnerJex's Call Option. A distribution by a corporation of its stock deemed made with respect to its preferred stock is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock.

The constructive distribution of property equal to the redemption premium would accrue without regard to the U.S. holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) under Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of Series B Preferred Stock that would constitute a dividend, return of capital or capital gain to the U.S. holder of the stock in the same manner as cash distributions described under the heading “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series B Preferred Stock is uncertain.

The Company has the right to call the Series B Preferred Stock for redemption on or after [•] (the “call option”). The stated redemption price of the Series B Preferred Stock upon the Company’s exercise of the call option is equal to the liquidation preference of the Series B Preferred Stock (i.e., $25, plus accrued and unpaid dividends) and is payable in cash.

If the redemption price of the Series B Preferred Stock exceeds the issue price of the Series B Preferred Stock upon the exercise of the call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series B Preferred Stock. The redemption price for the Series B Preferred Stock should be the liquidation preference of the Series B Preferred Stock (i.e., $25, plus accrued and unpaid dividends). Assuming that the issue price of the Series B Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series B Preferred Stock should be the initial offering price at which a substantial amount of the Series B Preferred Stock is sold.

A redemption premium for the Series B Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium for the Series B Preferred Stock should be considered de minimis if such premium is less than [•] of the Series B Preferred Stock’s liquidation value of $25 at maturity, multiplied by the number of complete years to maturity. Because the determination under the OID Rules of a maturity date for the Series B Preferred Stock is unclear, the remainder of this discussion assumes that the Series B Preferred Stock is issued with a redemption premium greater than a de minimis amount.

In addition, our call option should not require constructive distributions of the redemption premium if, based on all of the facts and circumstances as of the issue date, the redemption pursuant to the Company’s call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID rules. The fact that a redemption right is not described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. The Company believes that its right to redeem the Series B Preferred Stock should not be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of Series B Preferred Stock should be required to recognize constructive distributions of the redemption premium because of the Company’s call option.

Disposition of Series B Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series B Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, under the 2010 Reconciliation Act, gains recognized after December 31, 2013, by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income.

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A redemption of shares of the Series B Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such Series B Preferred Stock exceeds one year), equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except to the extent that any cash or the Company’s common stock or Series B Preferred Stock received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General.” A payment made in redemption of Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Stock, unless the redemption:

•	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;
•	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;
•	results in a “complete redemption” of a U.S. holder’s stock interest in the Company under Section 302(b)(3) of the Code; or
•	is a redemption of stock held by a non-corporate U.S. holder, which results in a partial liquidation of the Company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of Series B Preferred Stock and our common stock or any other stock that the U.S. holder actually owns, but also shares that the U.S. holder constructively owns within the meaning of Section 318 of the Code.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the Company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Code, respectively. A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder is exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder is exchanged in the redemption and the U.S. holder is eligible to waive, and the U.S. holder effectively waives, the attribution of shares of our stock constructively owned by the U.S. holder in accordance with the procedures described in Section 302(c)(2) of Code. A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of Series B Preferred Stock generally will not qualify for this exception because the voting rights are limited as provided in the “Description of Our Series B Preferred Stock—Voting Rights.”

For purposes of the “redemption from non-corporate U.S. holders in a partial liquidation” test, a distribution will be treated as in partial liquidation of a corporation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the stockholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and had been interpreted under case law to include the termination of a business or line of business.

Each U.S. holder of Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of Series B Preferred Stock will be treated as a dividend or a payment in exchange for the Series B Preferred Stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions in General” apply.

Under proposed Treasury regulations, if any amount received by a U.S. holder in redemption of Series B Preferred Stock is treated as a distribution with respect to such U.S. holder’s Series B Preferred Stock, but not as a dividend, such amount will be allocated to all shares of Series B Preferred Stock held by such U.S. holder immediately before the redemption on a pro-rata basis. The amount applied to each share will reduce such U.S. holder’s adjusted tax basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If such U.S. holder has different bases in shares of Series B Preferred Stock, then the amount allocated could reduce a portion of the basis in certain shares while reducing all of the basis, and giving rise to taxable gain, in other shares. Thus, such U.S. holder could have gain even if such U.S. holder’s aggregate adjusted tax basis in all shares of Series B Preferred Stock held exceeds the aggregate amount of such distribution.

The proposed Treasury regulations permit the transfer of basis in the redeemed shares of the Series B Preferred Stock to the U.S. holder’s remaining, unredeemed Series B Preferred stock (if any), but not to any other class of stock held, directly or indirectly, by the U.S. holder. Any unrecovered basis in the Series B Preferred Stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations are ultimately finalized.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on the Series B Preferred Stock and to certain payments of proceeds on the sale or other disposition of Series B Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Series B Preferred Stock and certain payments of proceeds on the sale or other disposition of our Series B Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

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U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. holders:

You are a “Non-U.S. holder” if you are a beneficial owner of Series B Preferred Stock and you are not a “U.S. holder.”

Distributions on the Series B Preferred Stock. If distributions (whether in cash or our common stock or Series B Preferred Stock including constructive distributions as discussed under the heading “Material U.S. Federal Income Tax Consequences—U.S. holders: Distributions of Additional Shares of Common Stock or Series B Preferred Stock”) are made with respect to our Series B Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series B Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series B Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Disposition of Series B Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” which we believe that we are currently, and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 10% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 10% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Disposition of Series B Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of our Series B Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. holder of our Series B Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalties of perjury that such Non-U.S. holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (b) if our Series B Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. holder of our Series B Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Series B Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of our Series B Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);
•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or
•	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned beneficially (directly or pursuant to attribution rules) more than 5% of the total fair market value of our Series B Preferred Stock at any time during the five year period ending either on the date of disposition of such interest or other applicable determination date. This assumes that our Series B Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. We believe we are currently a USRPHC and that our Series B Preferred Stock will be regularly traded on an established securities market though no assurances can be made this will be the case in the future.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if the Non-U.S. holder is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

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If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series B Preferred Stock, such Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series B Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the Series B Preferred Stock, a redemption of shares of the Series B Preferred Stock will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such Series B Preferred Stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the Series B Preferred Stock redeemed, except that to the extent that any cash received is attributable to any accrued but unpaid dividends on the Series B Preferred Stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Consequences—Non-U.S. holders: Distributions on the Series B Preferred Stock.” A payment made in redemption of Series B Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series B Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Consequences—U.S. holders: Disposition of Series B Preferred Stock, Including Redemptions.” Each Non-U.S. holder of Series B Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of Series B Preferred Stock will be treated as a dividend or as payment in exchange for the Series B Preferred Stock.

Information Reporting and Backup Withholding. We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalties of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of our Series B Preferred Stock unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Recently Enacted Legislation Relating to Foreign Accounts. Recently enacted legislation (“FATCA”) will generally impose a 30% withholding tax on dividends on Series B Preferred Stock and the gross proceeds of a disposition of Series B Preferred Stock that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code and the Treasury regulations thereunder) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements, or is otherwise exempt from FATCA withholding; and (ii) a “non-financial foreign entity” (as that term is defined in Section 1472(d) of the Code and the Treasury regulations thereunder) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements, or otherwise is exempt from FATCA withholding. A Non-U.S. holder should consult its own tax advisors regarding the application of this legislation to it. According to recently issued guidance from the Internal Revenue Service, FATCA withholding will apply to dividends paid on shares of our Series B Preferred Stock starting January 1, 2014, and to gross proceeds from the disposition of shares of our Series B Preferred Stock starting January 1, 2017.

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USE OF PROCEEDS

At our offering price of $ per share, the midpoint of the range on the front cover of this prospectus, we estimate the net proceeds to us from the sale of shares of Series B Preferred Stock that we are selling in this offering will be approximately $[•], after deducting the underwriting commissions and estimated offering expenses payable by us. A $1.00 increase or decrease in the assumed public offering price of $[•] per share would increase or decrease, respectively, the net proceeds of to us by approximately $ [•], assuming that the number of shares offered by us set forth on the cover page of this prospectus remains the same and after deducting the underwriting commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the securities offered by us under this prospectus primarily for capital expenditures to accelerate the development of our oil and natural gas properties located in Eastern Kansas and Easter Colorado. We also may use such proceeds for general corporate purposes including acquisitions, although we do not currently have any agreements, understandings or arrangements with respect to any potential acquisitions. We have historically drawn on our senior revolving credit facility with Texas Capital Bank, N.A. to fund our capital expenditures. We intend to temporarily reduce the amount outstanding under this facility with proceeds from this offering only to reduce interest expenses during the period in which such capital is deployed. We do not intend to use any proceeds from this offering to permanently repay debt.

The actual use of proceeds in the offering may vary from that set forth herein as our management has the discretion to apply the proceeds as they see fit, as management retains broad discretion as to the allocation of net proceeds from this offering.

MARKET PRICE OF AND DIVIDENDS ON ENERJEX COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

EnerJex's common stock is quoted on the OTCQB under the symbol "ENRJ." The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter (OTC) equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock MarketSM or any other stock market. There is no established public trading market for our Series A preferred stock or Series B Preferred Stock. EnerJex's fiscal year ends on December 31st.

As of [•], 2014, there were [•] shares of our common stock issued and outstanding. Additionally, we have 1,717,000 shares of common stock reserved for issuance upon exercise of outstanding stock options and up to 4,779,460 shares of its common stock reserved for issuance upon conversion of 4,779,460 shares of Series A preferred stock.

Currently, there is only a limited public market for EnerJex stock on the OTCQB. You should also note that the OTCQB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. At present, there is no liquid market for our Series B Preferred Shares. Consequently, unless such a market develops in the future, investors subscribing for shares of our Series B Preferred shares would need to be able to hold those shares indefinitely without having the opportunity to sell or otherwise dispose of such shares. In addition, even if a market develops for our Series B Preferred shares in the future, there can be no assurance regarding how active it may be, and if there is limited in the trading of such shares, then our Series B Preferred shares may be saleable only at a significant discount from the par value of those shares. If our Series B Preferred Stock is not quoted on the OTCQB or if a public market for our Series B Preferred Stock does not develop, then investors may not be able to resell the shares of its common stock that they have received and may lose all of their investment. If we do establish a trading market for our Series B Preferred Stock, the market price of our Series B Preferred Stock may be significantly affected by factors such as actual or anticipated fluctuations in its operating results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of small companies, which may materially adversely affect the market price of our Series B Preferred Stock. Accordingly, investors may find that the price for our Series B Preferred Stock may be highly volatile and may bear no relationship to its actual financial condition or results of operations.

The following table sets forth the range of high and low closing bid quotations for our common stock during our most recent two years on the OTCQB. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

EnerJex Common Stock

	High	Low
Year Ended December 31, 2011
Quarter ended September 30, 2011	$0.85	$0.20
Quarter ended December 31, 2011	$0.90	$0.22
Year Ended December 31, 2012
Quarter ended March 31, 2012	$0.90	$0.70
Quarter ended June 30, 2012	$0.78	$0.60
Quarter ended September 30, 2012	$0.74	$0.60
Quarter ended December 31, 2012	$0.73	$0.46
Year Ended December 31, 2013
Quarter ended March 31, 2013	$0.69	$0.46
Quarter ended June 30, 2013	$0.69	$0.48
Quarter ended September 30, 2013	$0.75	$0.46
Quarter ended December 31, 2013	$0.63	$0.41
Year Ended December 31, 2014
Quarter ending March 31, 2014 (through February 13, 2014)	$0.58	$0.47

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On February 13, 2014, the closing price as reported on the OTCQB of our common stock was $0.50 per share, respectively. As of February __, 2014, we had [•] record holders of our common stock.

Dividend Policy

We have never declared or paid cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. Holders of our Series A preferred stock are eligible to receive dividends, and we regularly have paid such dividends to holders of our Series A Preferred Stock. Any future determination to pay cash dividends on the common stock will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, deployment of resources and ability to engage in strategic transactions, whether or not the merger is consummated, and such other factors as our board of directors deems relevant.

Holders of our Series B Preferred Stock will be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends on the Series B Preferred Stock at a rate of [•]% per annum of the $25.00 liquidation preference per share (equivalent to $[•] per annum per share). However, under certain conditions relating to our non-payment of dividends on the Series B Preferred Stock, the dividend rate on the Series B Preferred Stock may increase to [•]% per annum, which we refer to as the “Penalty Rate.” Dividends will generally be payable on the 31st day of January, July and October and the 30th day of January, commencing [•], 2014. Dividends on the Series B Preferred Stock will accrue regardless of whether:

•	the terms of our senior shares or our agreements, including our credit facilities, at any time prohibit the current payment of dividends;
•	we have earnings;
•	there are funds legally available for the payment of such dividends; or
•	the dividends are declared by our board of directors.

All payments of dividends made to the holders of Series B Preferred Stock will be credited against the previously accrued dividends on such shares of Series B Preferred Stock. We will credit any dividends paid on the Series B Preferred Stock first to the earliest accrued and unpaid dividend due. The payment of dividends with respect to the Series B Preferred Stock is subordinate to any dividends to which holders of our Series A Preferred Stock are entitled, if any, and subordinate upon liquidation to the holders of the Series A Preferred Stock receiving their full liquidation preference.

Under the terms of our Articles of Incorporation and applicable provisions of the Nevada Revised Statutes, we are not able to make any distributions if we are then insolvent or to the extent that the distribution would cause us to be insolvent. We do not believe that we are presently insolvent. If, in the future, we become insolvent, then we would suspend dividend payments on our Series B Preferred Shares until after we are again solvent. In addition, under our Credit Agreement with our lender, Texas Commerce Bank, N.A., we are prohibited from making cash dividend payments to our stockholders in certain circumstances, including if we are in default of our obligations to our lender. If there arise any circumstances that, under our agreements with our lender, would restrict us from making cash distributions to our stockholders with respect to their stock, then we would not be able to lawfully make those distributions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the "Selected Historical Financial Data of EnerJex" section of this prospectus and EnerJex's financial statements and the related notes included in this prospectus. In addition to historical information, the following discussion contains forward-looking statements that involve risks, uncertainties and assumptions. EnerJex's actual results could differ materially from those anticipated by the forward-looking statements due to important factors including, but not limited to, those set forth in the "Risk Factors—Risks Related to EnerJex" section of this prospectus.

Business Overview

Our principal strategy is to acquire and develop oil and natural gas properties located in the mid-continent region of the United States.

Recent Developments

On July 23, 2013, EnerJex, BRE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnerJex (Merger Sub), and Black Raven Energy, Inc., a Nevada corporation, entered into an agreement and plan of merger (Merger Agreement) pursuant to which Black Raven would be merged with and into Merger Sub and after which Black Raven would be a wholly owned subsidiary of EnerJex.

On September 27, 2013, the transactions contemplated by the Merger Agreement were successfully completed.

The following transactions were executed on September 27, 2013 per the terms of the Merger Agreement: (i) shares of capital stock of Black Raven were converted into (a) cash totaling $207,067 and (b) 41,328,914 shares of EnerJex common stock, (ii) all options under the Black Raven option plan were cancelled, and (iii) all warrants or other rights to purchase shares of capital stock of Black Raven were converted into warrants to purchase EnerJex common stock. No fractional shares of EnerJex common stock were issued in connection with the Merger, and holders of Black Raven common stock were entitled to receive cash in lieu thereof. The board of directors and executive officers of EnerJex remained unchanged as a result of the closing of the Merger.

 At closing of the transactions contemplated by the Merger Agreement, the previous stockholders of Black Raven owned approximately 38% of the outstanding voting stock of EnerJex and the previous stockholders of EnerJex owned approximately 62% of the outstanding voting stock of EnerJex.

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Critical Accounting Policies and Estimates

EnerJex's significant accounting policies are described in Note 2 to EnerJex's financial statements for the year ended December 31, 2012 included in this document. The discussion and analysis of EnerJex's financial statements and results of operations are based upon EnerJex's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The discussion and analysis of EnerJex's financial statements and results of operations are based upon EnerJex's financial statements, which have been prepared in accordance with GAAP. The preparation of EnerJex's financial statements requires management to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The SEC has defined a company's most critical accounting policies as those that are most important to the portrayal of its financial condition and results of operations, and which requires EnerJex to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, EnerJex has identified the critical accounting policy described below. Although EnerJex believes that its estimates and assumptions are reasonable, they are based upon information available when they are made. Actual results may differ significantly from these estimates under different assumptions or conditions.

Results of Operations

The following table sets forth, for the periods indicated, EnerJex's results of operations.

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	Year Ended December 31, 2012	Year Ended December 31, 2011	Difference
Oil revenues (1)	$8,469,519	$6,285,411	$2,184,108
Average price per barrel	$87.74	$87.63	$0.11
Expenses:
Direct operating costs (2)	$3,102,321	$3,671,228	$(568,907)
Depreciation, depletion and amortization (3)	1,541,069	1,128,712	412,357
Total production expenses	4,643,390	4,799,940	(156,550)
Professional fees (4)	1,483,720	1,453,386	30,334
Salaries (5)	601,533	502,924	98,609
Depreciation on other fixed assets	92,398	15,731	76,667
Administrative expenses (6)	808,836	945,013	(136,177)
Total expenses	$7,629,877	$7,716,994	$(87,117)

(1) 2012 revenues increased 35% to $8.5 million from $6.3 million during fiscal year 2011. Revenues increased due to increased production sales volume. Production sales increased 35% to 96,842 net barrels of oil sold during 2012 compared to production sales of 71,729 in 2011. Production sales increased as a result of the 2012 drilling program in the Cherokee and Mississippian project areas. Realized prices increased slightly to $87.74during 2012 compared to realized prices of $87.63 during 2011.

(2) 2012 lease operating expenses decreased 10% to $3.1 million from $3.7 million during 2011. Lease operating expenses decreased due to several factors, including the sale of non-core properties in December 2011, and due to increased leveraging of fixed costs associated with the Cherokee project operations. Lease operating expenses per barrel decreased 33% to $32.03 in 2012 from $47.96 per barrel in 2011. Lease operating expenses include transportation expenses, which are paid to our purchasers as part of our price differential.

(3) 2012 depletion expense increased 45% to $1.6 million compared to $1.1 million FY2011. Depletion expense increases are primarily a result of increased production levels.

(4) 2012 professional fees were $1.5 million, unchanged from $1.5 million during 2011. Professional fees decreased as a result of reduced legal fees and investment banking fees associated with the capital raising transactions in 2011.  The decrease was offset by increases in consulting fees, engineering fees, legal fees, and audit fees incurred in 2012.

(5) 2012 salaries and wages expenses increased 20% to $0.6 million compared to $0.5 million of salaries and wages expense incurred during 2011. Salaries and wages increased due to the addition of employees during 2012.

(6) 2012 administrative expenses decreased 14% to $0.8 million compared to $1.0 million during 2011. Administrative expenses decreased as a result of management's focus on controlling and reducing extraneous expenses.

Liquidity and Capital Resources

Liquidity is a measure of a company's ability to meet potential cash requirements. We have historically met our capital requirements through debt financing, revenues from operations and the issuance of equity securities. We believe that our historical means of meeting our capital requirements will provide us with adequate liquidity to fund our operations and capital program in 2013.

The following table summarizes total assets, total liabilities and working capital at year ended December 31, 2012, as compared to the year ended December 31, 2011.

The working capital deficit as of December 31, 2012, includes approximately $492k of accounts payable to Hush Blackwell LLP, which are currently in dispute. The working capital deficit also includes an $825,000 promissory note related to the common stock and asset repurchase from Enutroff, LLC. The promissory note will fully amortize during 2013 and is therefore considered a current liability.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Difference
Current Assets	$3,382,621	$5,357,854	$(1,975,233)
Current Liabilities	$4,381,712	$3,445,596	$(936,116)
Working Capital (deficit)	$(999,091)	$1,912,258	$(2,911,349)

The following table summarizes total current assets, total current liabilities and working capital as of June 30, 2013 and as compared to December 31, 2012.

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	June 30, 2013	December 31, 2012	Increase / (Decrease)

Current Assets	$2,849,602	$3,536,497	$(686,895)

Current Liabilities	$3,296,417	$4,556,476	$(1,260,059)

Working Capital (deficit)	$(446,815)	$(1,019,979)	$(573,164)

Senior Secured Credit Facility

On October 3, 2011, EnerJex and DD Energy, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC and Working Interest, LLC (Borrowers) entered into an Amended and Restated Credit Agreement with Texas Capital Bank, and other financial institutions and banks that may become a party to the Credit Agreement from time to time. The facilities provided under the Amended and Restated Credit Agreement are to be used to refinance Borrowers prior outstanding revolving loan facility with Bank, dated July 3, 2008, and for working capital and general corporate purposes.

At Borrowers option, loans under the facility will bear stated interest based on the Base Rate plus Base Rate Margin, or Floating Rate plus Floating Rate Margin (as those terms are defined in the Credit Agreement). The Base Rate will be, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Bank's prime rate. The Floating Rate shall mean, at Borrower's option, a per annum interest rate equal to (i) the Eurodollar Rate plus Eurodollar Margin, or (ii) the Base Rate plus Base Rate Margin (as those terms are defined in the Amended and Restated Credit Agreement). Eurodollar borrowings may be for one, two, three, or six months, as selected by the Borrowers. The margins for all loans are based on a pricing grid ranging from 0.00% to 0.75% for the Base Rate Margin and 2.25% to 3.00% for the Floating Rate Margin based on the Company's Borrowing Base Utilization Percentage (as defined in the Amended and Restated Credit Agreement).

Borrowers entered into a First Amendment to Amended and Restated Credit Agreement and Second Amended and Restated Promissory Note in the amount of $50,000,000 with the Texas Capital Bank, which closed on December 15, 2011. The Amendment reflected the addition of Rantoul Partners, as an additional Borrower and added as additional security for the loans the assets that were held by Rantoul Partners.

In August 31, 2012, Borrowers entered into a Second Amendment to the Amended and Restated Credit Agreement with Texas Capital Bank. The Second Amendment reflects the following changes: (i) the reduction of the minimum interest rate to 3.75%, ii) an increase in the borrowing base to $7.0 million, iii) the addition of a provision resulting in an event of default if Robert G. Watson ceases to be the chief executive officer of any Borrower for any reason and a successor reasonably acceptable to Administrative Agent is not appointed within one hundred twenty days (120) thereafter, and iv) the addition of new leases to the collateral pool.

On November 2, 2012, Borrowers entered into a Third Amendment to the Amended and Restated Credit Agreement with Texas Capital Bank. The Third Amendment reflects the following changes: i) an increase in the borrowing base to $12.150 million, ii) the addition of a provision permitting the repurchase of up to $2,000,000 of common stock on or before December 31, 2013, subject to certain liquidity requirements, iii) the amendment of certain financial covenant definitions for the purposes of clarity, and iv) the provision of a limited waiver for the failure to comply with the Interest Coverage Ratio for the period ending December 31, 2011.

On January 24, 2013, Borrowers entered into a Fourth Amendment to Amended and Restated Credit Agreement, which was made effective as of December 31, 2012 with Texas Capital Bank. The Fourth Amendment reflects the following changes: i) Texas Capital Bank consented to the restructuring transactions related to the dissolution of Rantoul Partners, and ii) Texas Capital Bank terminated a Limited Guaranty, as defined in the Credit Agreement, executed by Rantoul Partners in favor of Texas Capital Bank.

On April 16, 2013, Texas Capital Bank increased Borrowers current borrowing base to $19.5 million, of which we had borrowed $11.0 million as of June 30, 2013. We intend to conduct an additional borrowing base review in the third quarter of 2013 and we expect increases in our oil production and the maturity of our existing oil producing wells to result in an additional borrowing base increase.

On September 30, 2013, Borrowers entered into a Fifth Amendment to Amended and Restated Credit Agreement (the Fifth Amendment) with Texas Capital Bank. The Fifth Amendment: (i) expanded the principal commitment amount to $100,000,000; (ii) increased the borrowing base to $38,000,000; (iii) added Black Raven Energy, Inc. and Adena, LLC (Adena) to the Credit Agreement as borrower parties; (iv) added certain collateral and security interests in favor of Texas Capital Bank; and (v) reduced Borrowers' current interest rate to 3.30%.

Satisfaction of our cash obligations for the next 12 months

We intend to meet our near term cash obligations through financings under our credit facility with Texas Capital Bank and through cash flow generated from operations.

Summary of product research and development

We do not anticipate performing any significant product research and development under our plan of operation.

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Expected purchase or sale of any significant equipment

We anticipate that we will purchase the necessary production and field service equipment required to produce oil during our normal course of operations over the next twelve months.

Significant changes in the number of employees

There have been no significant changes in number of employees and we currently have 18 full-time employees, including field personnel. As production and drilling activities increase or decrease, we may have to continue to adjust our technical, operational and administrative personnel as appropriate. We are using and will continue to use independent consultants and contractors to perform various professional services, particularly in the area of land services, reservoir engineering, geology drilling, water hauling, pipeline construction, well design, well-site monitoring and surveillance, permitting and environmental assessment. We believe that this use of third-party service providers may enhance our ability to contain operating and general expenses, and capital costs.

Off-Balance Sheet Arrangements

 We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Oil Properties

The accounting for our business is subject to special accounting rules that are unique to the oil industry. There are two allowable methods of accounting for oil business activities: the successful efforts method and the full-cost method. We follow the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead or similar activities.

Under the full-cost method, capitalized costs are amortized on a composite unit-of-production method based on proved oil reserves. Depreciation, depletion and amortization expense is also based on the amount of estimated reserves. If we maintain the same level of production year over year, the depreciation, depletion and amortization expense may be significantly different if our estimate of remaining reserves changes significantly. Proceeds from the sale of properties are accounted for as reductions of capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. We review all of our unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and otherwise if impairment has occurred. Unevaluated properties are assessed individually when individual costs are significant.

We review the carrying value of our oil properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current prices and costs used are those as of the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

The process of estimating oil reserves is very complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates.

As of December 31, 2012, approximately 100% of our proved reserves were evaluated by an independent petroleum consultant. All reserve estimates are prepared based upon a review of production histories and other geologic, economic, ownership and engineering data.

Asset Retirement Obligations

The asset retirement obligation relates to the plug and abandonment costs when our wells are no longer useful. We determine the value of the liability by obtaining quotes for this service and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future however we monitor the costs of the abandoned wells and we will adjust this liability if necessary.

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Share-Based Payments

The value we assign to the options and warrants that we issue is based on the fair market value as calculated by the Black-Scholes pricing model. To perform a calculation of the value of our options and warrants, we determine an estimate of the volatility of our stock. We need to estimate volatility because there has not been enough trading of our stock to determine an appropriate measure of volatility. We believe our estimate of volatility is reasonable, and we review the assumptions used to determine this whenever we issue a new equity instruments. If we have a material error in our estimate of the volatility of our stock, our expenses could be understated or overstated.

Effects of Inflation and Pricing

The oil industry is very cyclical and the demand for goods and services of oil field companies, suppliers and others associated with the industry puts extreme pressure on the economic stability and pricing structure within the industry. Material changes in prices impact revenue stream, estimates of future reserves, borrowing base calculations of bank loans and value of properties in purchase and sale transactions. Material changes in prices can impact the value of oil companies and their ability to raise capital, borrow money and retain personnel. We anticipate business costs and the demand for services related to production and exploration will fluctuate while the commodity prices for oil remains volatile.

Recently Issued Accounting Pronouncements

EnerJex does not expect the adoption of any recent accounting pronouncements to have a material effect on its financial position, results of operations or cash flows.

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BUSINESS

Overview

We were formerly known as Millennium Plastics Corporation and were incorporated in the State of Nevada on March 31, 1999. We abandoned a prior business plan focusing on the development of biodegradable plastic materials. In August 2006, we acquired Midwest Energy, Inc., a Nevada corporation, pursuant to a reverse merger. After the merger, Midwest Energy became a wholly owned subsidiary, and as a result of the merger the former Midwest Energy stockholders controlled approximately 98% of our outstanding shares of common stock. We changed our name to EnerJex Resources, Inc. in connection with the merger, and in November 2007 we changed the name of Midwest Energy (now our wholly owned subsidiary) to EnerJex Kansas, Inc. All of our current operations are conducted through EnerJex Kansas, Black Raven Energy, Inc., and Black Sable Energy, LLC, and our leasehold interests are held in our wholly owned subsidiaries Black Raven Energy, Inc., Adena, LLC, DD Energy, Inc., Black Sable Energy, LLC, Working Interest, LLC, and EnerJex Kansas, Inc.

Our principal strategy is to acquire and develop oil and natural gas properties located in the mid-continent region of the United States.

Our total net proved oil reserves as of December 31, 2012, were 2.9 million barrels of oil. Of the 2.9 million barrels of total proved reserves, approximately 53% are classified as proved developed producing and approximately 47% are classified as proved undeveloped.

The total PV10 (present value) of our proved reserves as of December 31, 2012, was approximately $61 million. "PV10" means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the SEC. PV10 is a non-GAAP financial measure and generally differs from the standardized measure of discounted future net cash flows, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues.

Recent Developments

On July 23, 2013, EnerJex, BRE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnerJex (Merger Sub), and Black Raven Energy, Inc., a Nevada corporation (Black Raven), entered into an agreement and plan of merger (Merger Agreement) pursuant to which Black Raven would be merged with and into Merger Sub and after which Black Raven would be a wholly owned subsidiary of EnerJex.

On September 27, 2013, the transactions contemplated by the Merger Agreement were successfully completed.

The following transactions were executed on September 27, 2013 per the terms of the Merger Agreement: (i) shares of capital stock of Black Raven were converted into (a) cash totaling $207,067 and (b) 41,328,914 shares of EnerJex common stock, (ii) all options under the Black Raven option plan were cancelled, and (iii) all warrants or other rights to purchase shares of capital stock of Black Raven were converted into warrants to purchase EnerJex common stock. No fractional shares of EnerJex common stock were issued in connection with the Merger, and holders of Black Raven common stock were entitled to receive cash in lieu thereof. The board of directors and executive officers of EnerJex remained unchanged as a result of the closing of the Merger.

At closing of the transactions contemplated by the Merger Agreement, the previous stockholders of Black Raven owned approximately 38% of the outstanding voting stock of EnerJex and the previous stockholders of EnerJex owned approximately 62% of the outstanding voting stock of EnerJex.

Our Opportunity in Kansas

According to the Kansas Geological Survey, the State of Kansas has historically been one of the top 10 domestic oil producing regions in the United States. Approximately 44 million barrels of oil were produced in Kansas during 2012. Twenty companies accounted for approximately 35% of the state’s total production, with the remaining 65% produced by more than 3,500 active producers.

In addition to significant historical oil production levels in the region, we believe that a confluence of the following factors in Eastern Kansas and the surrounding region make it an attractive area for oil development activities:

•	Numerous Acquisition Opportunities in Fragmented Markets. The exploration and production business in Eastern Kansas is highly fragmented and consists of many small operators that operate producing oil properties on relatively small budgets. Consequently, numerous acquisition opportunities with drilling and expansion potential exist in the area.

•	Opportunity to Enhance Operational Efficiency of Mature Leases. Many potential acquisition targets include significant opportunities for enhanced operational efficiencies and increased ultimate recoveries of oil through the application of modern engineering technologies, professional approaches to reservoir engineering and operations management, and the potential application of a number of enhanced oil recovery technologies.

•	Opportunity to Reduce Operating Costs per Barrel Through Economies of Scale. A significant portion of expenses at the field level are fixed (primarily labor and equipment). These costs are scalable, and lease operating expenses per barrel may be significantly reduced by increasing production in current areas of operation by drilling low risk development wells, acquiring producing properties in close proximity to existing operations, and utilizing modern enhanced oil recovery technologies.

•	Large Oil Reserves in Place and Relatively Low Exploration Risk. A majority of the oil reserves in Eastern Kansas are present at relatively shallow horizons (most at a depth of less than 3,000 feet) and contain significant volumes of oil in place. These shallow reservoirs often have relatively low reservoir pressure and lack a strong natural drive mechanism. As a result, the ultimate recovery of oil in place can be significantly increased through the application of secondary recovery technologies.

Our Kansas Properties

The table below summarizes our current Eastern Kansas acreage by project name as of December 31, 2012.

Project Name	Developed Acreage		Undeveloped Acreage		Total Acreage
	Gross	Net (1)	Gross	Net (1)	Gross	Net (1)
Mississippian Project	2,840	2,556	0	0	2,840	2,556
Cherokee Project	2,419	1,680	7,875	7,050	10,293	8,730
Other	584	584	00	00	584	584
Total	5,843	4,820	7,875	7,050	13,717	11,870

(1)	Net acreage is based on our net working interest as of December 31, 2012.

Mississippian Project

Our Mississippian Project is located in Woodson and Greenwood Counties in Southeast Kansas, where we owned a 90% working interest in 2,840 gross acres as of December 31, 2012. All of the leases in this project are currently held-by-production. In addition, we acquired an additional 3,530 gross acres (2,711 net acres) in this project at the end of 2012. Our Mississippian Project is currently producing approximately 200 gross barrels of oil per day from the Mississippian formation at a depth of approximately 1,700 feet. We completed 27 new oil wells and 25 new secondary recovery water injection wells in this project during 2013. Water injection from the new injector wells is anticipated to increase oil production from the adjacent oil production wells throughout 2014. According to the Kansas Geological Survey, the Mississippian formation has cumulatively produced more than 1 billion barrels of oil in Kansas and represents more than 25% of the state's 44 million barrels of annual oil production.

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Cherokee Project

Our Cherokee Project is located in Miami and Franklin Counties in Eastern Kansas, where we owned an average working interest of 85% in 10,293 gross acres as of December 31, 2012. As of December 31, 2012, approximately 24% of our acreage position in the Cherokee project was held by production, and numerous low risk development opportunities exist on acreage that is currently undeveloped. Our Cherokee Project is currently producing approximately 250 gross barrels of oil per day from the Squirrel formation at a depth of approximately 600 feet. We completed 35 new oil wells, and 37 new secondary recovery water injection wells in this project during 2013. The Cherokee Project is located in the prolific Paola Rantoul Field, which according to the Kansas Geological Survey has produced approximately 30 million barrels of oil and currently produces approximately 1,000 barrels of oil per day.

On December 14, 2011, we entered into an agreement with Viking Energy Partners, LLC and FL Oil Holdings, LLC (together the "Investors"), effective October 1, 2011, in which we formed a general partnership ("Rantoul Partners") for the purpose of owning and developing certain assets in our Cherokee Project. As part of this agreement, (i) EnerJex contributed certain assets to Rantoul Partners in exchange for an 88.25% ownership interest in Rantoul Partners, and (ii) the Investors contributed $2.35 million to Rantoul Partners in exchange for an 11.75% ownership interest in Rantoul Partners. The Investors contributed an additional $2.65 million throughout 2012, and the entire $5 million of contributed capital was invested in drilling and completion operations on the Rantoul Partners leases by the end of 2012. On January 24, 2013, all of the general partners mutually agreed to dissolve Rantoul Partners effective December 31, 2012. Working interests in the Rantoul Partners leases were ratably assigned to each general partner upon dissolution of Rantoul Partners, and the working interests that comprised the assets of Rantoul Partners are now governed by a joint operating agreement. We received a 75% working interest in the Rantoul Partners leases upon dissolution.

Other

We own a working interest in approximately 584 acres located in Allen County in Eastern Kansas. This acreage is currently producing approximately 5 gross barrels of oil per day and is prospective for increased production from multiple zones.

The Opportunity in South Texas

Technological advances in the oil industry have made great strides over the last decade, especially in the area of drilling and completion technologies, mainly through horizontal drilling and artificial fracture stimulation. Multiple sizeable oil deposits were discovered in South Texas during previous decades, but operators lacked the technology to economically produce oil from these reservoirs at the time of discovery. The availability of modern completion technologies, coupled with the current attractive oil price environment, provides an opportunity for operators to economically produce oil from reservoirs that were discovered in the past but were not fully developed due to technology and economic constraints.

Our Texas Properties

The table below summarizes our current South Texas acreage by project name as of December 31, 2011.

Project Name	Developed Acreage		Undeveloped Acreage		Total Acreage
	Gross	Net (1)	Gross	Net (1)	Gross	Net (1)
El Toro Project	458	183	2,975	1,384	3,433	1,567
Total	458	183	2,975	1,384	43,433	1,567

(1)	Net acreage is based on our net working interest as of December 31, 2012.

El Toro Project

Our El Toro Project is located in Atascosa and Frio Counties in South Texas. As of December 31, 2012, we owned a weighted average working interest of 46% in 3,433 gross acres, of which the majority is not currently held-by-production. This project was producing approximately 35 gross barrels of oil per day from the Olmos formation at a depth of approximately 4,500 feet. We did not drill any wells in this project and focused 100% of our capital budget on our Eastern Kansas and Eastern Colorado projects during 2013.

Multiple oil fields surround this project, which combined have produced more than 100 million barrels of oil since the 1950's from the Olmos formation. We believe the El Toro Project acreage was neglected due to its relatively tight (low permeability) reservoir characteristics. Recent advances in stimulation technology have enabled us to drill and complete new oil wells in the El Toro project with a high degree of success. As evidence of this success, we believe that our first two wells in this project produced approximately 100% more oil during the initial 12 months of production than the best well in a directly adjacent field. This directly adjacent field was developed in the 1950’s and has produced approximately 10 million barrels of oil.

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We have completed 12 wells in the El Toro Project since 2009. While petrophysical data obtained from these wells has been consistent across the project acreage, production results have been inconsistent. We intend to conduct more testing on additional wells that are temporarily shut-in. Production results from the 3 most recent wells completed in this project have been successful, although the costs and time lag associated with drilling and completing them significantly exceeded our expectations. This is a direct result of the high demand and limited supply of services and equipment available in the El Toro Project area due to the rapidly developing Eagle Ford Shale play. As a result of increasing costs in this project area, we have decided to focus our resources on our Eastern Kansas and Eastern Colorado properties in the near term. We believe the El Toro project is potentially a horizontal drilling candidate, and we intend to study further the horizontal drilling potential of this project during 2014.

Our Opportunities in Colorado and Nebraska

Black Raven Energy, Inc., EnerJex’s wholly-owned subsidiary, is currently focused on oil and natural gas development in the Denver-Julesburg (DJ) Basin in Colorado and Nebraska. Its assets are focused in two core projects, both of which are located on trend with emerging unconventional resource plays.

Our Colorado Properties

Adena Field: Black Raven owns a 100% working interest in approximately 18,760 acres located in Morgan County, Colorado covering the majority of Adena Field, which has been held by production since it was unitized by the Union Oil Company of California (Unocal) in 1956. According to the Colorado Oil and Gas Conservation Commission, Adena is the third largest oil field in the history of Colorado behind Rangely and Wattenberg, having produced 75 million barrels of oil and 125 billion cubic feet of natural gas. Nearly all of the producing wells in Adena Field were temporarily abandoned or shut-in during the secondary recovery phase in the mid-1980s when oil prices collapsed, and only a small number of wells have been produced since that time.

Black Raven currently produces approximately 250 gross barrels of oil and natural gas equivalent (68% oil) per day from the J-Sand and D-Sand formations in this field at a depth of approximately 5,500 feet. Approximately 130 wells are currently shut-in or temporarily abandoned, of which Black Raven has initially identified approximately 75 wells to be re-activated in the J-Sand formation or re-completed in the D-sand formation. In addition, Black Raven initiated a secondary waterflood project in an isolated D-Sand oil pool during the first quarter of 2013.

Black Raven’s working interest in its Adena Field acreage is subject to a 30% reversionary working interest that will be assigned to an unrelated third party, subject to the terms and conditions of such agreement, after payout of all acquisition, operating, development, and financing costs including interest. The payout balance associated with this reversionary working interest is estimated to be approximately $28 million. The impact of this reversionary working interest has not been factored into Black Raven’s reserve estimates as of June 30, 2013.

Our Nebraska Properties

Niobrara Project: Black Raven owns leases covering approximately 50,000 net acres primarily located in Phillips and Sedgwick Counties, Colorado and Perkins County, Nebraska, of which approximately 25,000 acres are held by production and more than 15,000 acres expire after 2015. Black Raven currently produces approximately 250 thousand cubic feet (MCF) of natural gas per day from the Niobrara formation in this project, the majority of which is attributable to a 6% overriding royalty interest that it owns in approximately 200 wells that were drilled during the past few years by a large independent oil and gas company.

Black Raven's Niobrara acreage was high-graded based on structural features identified through analysis of 114 miles of 2D and 165 square miles (105,000 acres) of 3D seismic data on its original position of 330,000 net acres. The company has identified more than 150 high-ranked Niobrara drilling locations on its existing acreage based on 3D seismic analysis which has historically yielded success rates of approximately 90% in this play. Black Raven's acreage is well situated with direct access to the Cheyenne Hub market and immediate proximity to the 1,679-mile Rocky Mountain Express pipeline and the 436-mile Trailblazer pipeline.

Our Business Strategy

Our principal strategy focuses on the acquisition and development of shallow oil properties that have low production decline rates and offer abundant drilling opportunities with low risk profiles. We are currently focusing our oil operations in Eastern Kansas, Eastern Colorado, South Texas and Nebraska with a near term focus on Eastern Kansas and Eastern Colorado due to what we believe are temporary constraints of services and equipment in South Texas as a result of the rapidly developing Eagle Ford Shale play.  The principal elements of our business strategy are:

• ·	Develop Our Existing Properties. Creating production, cash flow, and reserve growth by developing our extensive inventory of hundreds of drilling locations that we have identified in our existing properties.

• ·	Maximize Operational Control. We seek to operate and maintain a substantial working interest in the majority of our properties. We believe the ability to control our drilling inventory will provide us with the opportunity to more efficiently allocate capital, manage resources, control operating and development costs, and utilize our experience and knowledge of oilfield technologies.

• ·	Pursue Selective Acquisitions and Joint Ventures. We believe our local presence in Eastern Kansas and South Texas makes us well-positioned to pursue selected acquisitions and joint venture arrangements.

• ·	Reduce Unit Costs Through Economies of Scale and Efficient Operations. As we increase our oil production and develop our existing properties, we expect that our unit cost structure will benefit from economies of scale. In particular, we anticipate reducing unit costs by greater utilization of our existing infrastructure over a larger number of wells.

•	Unconventional Oil Resource Potential. Our Adena Field and Niobrara projects are both located on trend with emerging unconventional oil resource plays that are reportedly being pursued by a number of independent oil and gas companies including Southwestern Energy, Devon Energy, Apache Corp, Chesapeake Energy, Wiepking-Fullerton Energy, Cascade Petroleum, Nighthawk Energy, Synergy Resources, Vecta Oil & Gas, Omimex Petroleum, and Recovery Energy. Numerous exploration wells have recently been permitted, drilled, and tested in the DJ basin of Colorado and Nebraska targeting unconventional oil production from Paleozoic (Permian-Pennsylvanian and Mississippian) carbonates and shales. Primary targets include the Marmaton, Cherokee, Morrow, Atoka, Virgil, and Admire formations. We are closely monitoring industry activity in this area and while we believe that our acreage is prospective for commercial oil production from the formations identified above, there can be no certainty that producing oil from any of these formations will ultimately be economically viable on all or any portion of our acreage.

We continually evaluate new oil opportunities in Eastern Kansas, Eastern Colorado, and South Texas and plan to evaluate joint venture opportunities with partners who would contribute capital and or operational expertise to develop leases that we currently own or would acquire as part of a joint venture arrangement. This economic strategy is anticipated to allow us to expand our existing operations at attractive terms.

Our future financial results will continue to depend on:

• ·	our ability to source and evaluate potential projects;

• ·	our ability to discover commercial quantities of oil;

• ·	the market price for oil;

• ·	our ability to implement our exploration and development program, which is in part dependent on the availability of capital resources; and

• ·	our ability to cost effectively manage our operations.

We cannot guarantee that we will succeed in any of these respects. Further, we cannot know if the price of crude oil prevailing at the time of production will be at a level allowing for profitable production, or that we will be able to obtain additional funding at terms favorable to us to increase our capital resources.

Our board has implemented a crude oil hedging strategy that will allow management to hedge the majority of our net production.

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Drilling Activity

The following table sets forth the results of our drilling activities, including both oil production and water injection wells that were drilled and completed during the year ended December 31, 2012, and the year ended December 31, 2011.

Drilling Activity
	Gross Wells			Net Wells
Fiscal Year	Total	Successful	Dry	Total	Successful	Dry
2011 – Exploratory	6	0	6	3.4	0	3.4
2012 – Exploratory	-2-	-0-	-2-	-1.8-	-0-	-1.8-

2011 – Development	97	97	0	79.3	79.3	0
2012 – Development	227	226	1	172.6	171.7	0.9

(1)	Net wells are based on our net working interest at the end of each respective year.

Net Production, Average Sales Price and Average Production and Lifting Costs

The table below sets forth our net oil production (net of all royalties, overriding royalties and production due to others) for the years ended December 31, 2012, and 2011, the average sales prices, average production costs and direct lifting costs per unit of production.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Net Production
Oil (Bbl)	96,842	71,729
Average Sales Prices
Per Bbl of oil	$87.74	$87.63
Average Production Cost
Per Bbl of oil	$47.95	$63.77
Average Lifting Costs
Per Bbl of oil	$32.03	$47.96

Production costs include all operating expenses, depreciation, depletion and amortization, lease operating expenses (including price a price differentials) and all associated taxes. Impairment of oil properties is not included in production costs.

Direct lifting costs do not include impairment expense or depreciation, depletion and amortization, but does include transportation costs, which is paid to our purchaser as a price differential.

The table below sets forth our net oil production (net of all royalties, overriding royalties and production due to others), the average sales prices, average production costs and direct lifting costs per unit of production for the periods ended June 30, 2013 and June 30, 2012.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Net Production	23,857	23,464	50,394	42,949
Oil (Bbl)

Average Sales Prices
Oil (per Bbl)	$92.08	$87.33	$89.97	$89.94

Average Production Cost (1)
Per Bbl of oil	$49.06	$49.16	$47.57	$50.88

Average Lifting Costs (2)
Per Bbl of oil	$31.52	$31.77	$30.44	$31.54

(1)	Production costs include all operating expenses, depreciation, depletion and amortization, lease operating expenses and all associated taxes. Impairment of oil properties is not included in production costs.
(2)	Direct lifting costs do not include impairment expense or depreciation, depletion and amortization.

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Results of Oil Producing Activities

The following table shows the results of operations from our oil producing activities from the years ended December 31, 2012, and 2011. Results of operations from these activities have been determined using historical revenues, production costs, depreciation, depletion and amortization of the capitalized costs subject to amortization. General and administrative expenses and interest expense have been excluded from this determination.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Production revenues	$8,496,519	$6,285,411
Production costs	(3,102,321)	(3,440,228)
Depreciation, depletion and amortization	(1,541,069)	(1,128,712)
Results of operations for producing activities	$3,853,129	$1,716,471

Results of Operations for the Three and Nine Months Ended September 30, 2013 and 2012 compared.

Income :

	Three Months Ended		Increase /	Nine Months Ended		Increase /
	September 30,		(Decrease)	September 30,		(Decrease)
	2013	2012		$2013	2012	$
Oil revenues	$2,694,506	$252,681	$441,825	$7,228,543	$6,204,738	$1,023,805

Expenses:

	Three Months Ended		Increase /	Nine Months Ended		Increase /
	September 30,		(Decrease)	September 30,		(Decrease)
	2013	2012		$2013	2012	$
Production expenses:
Direct operating costs	$916,567	$807,887	$108,680	$2,450,596	$2,162,470	$288,126
Depreciation, depletion and amortization	484,478	459,815	24,663	1,347,576	1,290,334	32,579
Total production expenses	1,401,045	1,267,702	133,343	3,798,172	3,452,804	345,368

General expenses:
Professional fees	264,050	364,519	(100,469)	889,529	1,037,248	(147,719)
Salaries	138,875	112,370	26,505	570,864	355,750	215,114
Administrative expense	220,693	152,117	(68,576)	534,340	598,043	(63,703)
Total general expenses	623,618	629,006	(21,806)	1,994,733	1,991,041	3,692
Total production and general expenses	2,024,663	1,896,708	(5,388)	5,792,905	5,443,845	349,060

Income from operations	669,843	355,973	(127,955)	792,905	760,893	674,745

Other income (expense)
Interest expense	(137,831)	(120,922)	(16,909)	(193,204)	(258,529)	(134,675)
Gain on derivatives	(1,160,374)	(1,529,127)	(368,753)	(992,556)	161,353	(1,153,909)
Other income	48,460	(1,973)	10,433	66,841	20,278	46,563
Total other income (expense)	(1,289,745)	(1,652,022)	(362,277)	(1,318,919)	(76,898)	(1,242,021)

Net income	$(619,902)	$(1,296,049)	$(676,147)	$116,719	$683,995	$(567,276)

Active Wells

The following table sets forth the number of wells that were actively producing oil or injecting water in which we owned an interest as of December 31, 2012.

	Active
Project	Gross Oil	Net Oil (1)
El Toro Project	12	4.8
Mississippian Project	173	155.7
Cherokee Project	552	410.5
Other	125	109.8
Total	862	680.8

(1)	Net wells are based on our net working interest as of December 31, 2012.

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Reserves

Proved Reserves (not including Black Raven)

Our estimated total proved PV10 (present value) before tax of reserves as of December 31, 2012, was $60.8 million, versus $53.2 million as of December 31, 2011. Of the 2.9 million net barrels of total proved reserves at December 31, 2012, approximately 53% are classified as proved developed and approximately 43% are classified as proved undeveloped.

 Based on an average net oil price of $84.21 per barrel, and applying an annual discount rate of 10% to the future net cash flow, the estimated PV10 of the 2.9 million barrels, before tax, is calculated as set forth in the following table:

Summary of Proved Oil Reserves

as of December 31, 2012

Proved Reserves Category	Gross STB (1)	Net STB (2)	PV10 (before tax)
Proved, Developed Producing	2,398,400	1,546,300	$34,737,900
Proved, Undeveloped	1,951,600	1,380,800	$26,108,400
Total Proved	4,350,000	2,927,100	$60,846,300

(1)	STB = one stock-tank barrel.

(2)	Net STB is based upon our net revenue interest, including any applicable reversionary interest.

Black Raven Proved Reserves

Summary of Oil and Gas Reserves

as of June 30, 2013

Proved Reserves Category	Gross STB (1) (3)	Net STB (2) (3)	PV10 (before tax)
Proved, Developed Producing	1,299,767	759,517	$12,082,400
Proved, Developed Not Producing	1,358,150	1,030,067	$11,951,400
Proved, Undeveloped	823,333	676,650	$4,755,400
Total Proved	3,481,250	2,466,233	$28,789,200
Probable	4,487,517	3,702,983	$43,204,951
Possible	9,228,267	7,629,200	$73,625,849
Grand Total	17,197,033	13,798,417	$145,620,000

(1)	STB = one stock-tank barrel of oil equivalent.
(2)	Net STB is based upon our net revenue interest, including any applicable reversionary interest.
(3)	Natural gas reserves were converted to barrels of oil equivalent by dividing Mcf by a conversion factor of 6.

Black Raven’s total net proved oil and natural gas reserves as of June 30, 2013, were 2.5 million barrels of oil equivalent (47% oil). “Barrels of oil equivalent” means the oil equivalent of natural gas based on a conversion ratio of 6 thousand cubic feet (Mcf) of natural gas to 1 barrel (Bbl) of oil. Approximately 31% of the total proved reserves are classified as proved developed producing, approximately 42% are classified as proved developed non-producing, and approximately 27% are classified as proved undeveloped. The total PV10 (present value) of Black Raven’s proved reserves as of June 30, 2013, was approximately $28.8 million.

Black Raven’s total net probable oil and natural gas reserves as of June 30, 2013, were 3.7 million barrels of oil equivalent (27% oil). The total PV10 (present value) of the probable reserves as of June 30, 2013, was approximately $43.2 million.

Black Raven’s total net possible oil and natural gas reserves as of June 30, 2013, were 7.6 million barrels of oil equivalent (13% oil). The total PV10 (present value) of the possible reserves as of June 30, 2013, was approximately $73.6 million.

Oil Reserves Reported to Other Agencies

We did not file any estimates of total proved net oil reserves with, or include such information in reports to any federal authority or agency, other than the SEC, during the year ended December 31, 2012.

Title to Properties

We believe that we have satisfactory title to or rights in all of our producing properties. As is customary in the oil industry, minimal investigation of title is made at the time of acquisition of undeveloped properties. In most cases, we investigate title and obtain title opinions from counsel or have title reviewed by professional landmen only when we acquire producing properties or before we begin drilling operations. However, any acquisition of producing properties without obtaining title opinions are subject to a greater risk of title defects.

Our properties are subject to customary royalty interests, liens under indebtedness, liens incident to operating agreements and liens for current taxes and other burdens, including mineral encumbrances and restrictions. Further, our debt is secured by liens substantially on all of our assets. These burdens have not materially interfered with the use of our properties in the operation of our business to date, though there can be no assurance that such burdens will not materially impact our operations in the future.

Sale of Oil

We do not intend to refine our oil production. We sell all or most of our production to a small number of purchasers in a manner consistent with industry practices at prevailing rates by means of long-term and short-term sales contracts, some of which may have fixed price components. In 2013, we sold oil to Coffeyville Resources, Plains Marketing LP, and Sunoco, Inc. on a month-to-month basis (i.e., without a long-term contract). We also have an ISDA master agreement and a fixed price swap with BP through December 31, 2015. Under current conditions, we should be able to find other purchasers, if needed. All of our produced oil is held in tank batteries. Each respective purchaser picks up the oil from our tank batteries and transports it by truck to refineries. In addition, our board has implemented a crude oil hedging strategy that will allow management to hedge the majority of our net production in an effort to mitigate our exposure to changing oil prices in the intermediate term.

Secondary Recovery and Other Production Enhancement Strategies

When an oil field is first produced, the oil typically is recovered as a result of natural pressure within the producing formation, often assisted by pumps of various types. The only natural force present to move the crude oil to the wellbore is the pressure differential between the higher pressure in the formation and the lower pressure in the wellbore. At the same time, there are many factors that act to impede the flow of crude oil, depending on the nature of the formation and fluid properties, such as pressure, permeability, viscosity and water saturation. This stage of production is referred to as "primary production", which typically only recovers 5% to 15% of the crude oil originally in place in a producing formation.

Production from oil fields can often be enhanced through the implementation of "secondary recovery", also known as waterflooding, which is a method in which water is injected into the reservoir through injector wells in order to maintain or increase reservoir pressure and push oil to the adjacent producing wellbores. We utilize waterflooding as a secondary recovery technique for the majority of our oil properties in Eastern Kansas, even in the early stages of production.

As a waterflood matures over time, the fluid produced contains increasing amounts of water and decreasing amounts of oil. Surface equipment is used to separate the produced oil from water, with the oil going to holding tanks for sale and the water being re-injected into the oil reservoir.

In addition, we may utilize 3D seismic analysis, horizontal drilling, and other technologies and production techniques to improve drilling results and oil recovery, and to ultimately enhance our production and returns. We also believe use of such technologies and production techniques in exploring for, developing, and exploiting oil properties will help us reduce drilling risks, lower finding costs and provide for more efficient production of oil from our properties.

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Markets and Marketing

The oil industry has experienced dramatic price volatility in recent years. As a commodity, global oil prices respond to macro-economic factors affecting supply and demand. In particular, world oil prices have risen and fallen in response to political unrest and supply uncertainty in the Middle East, and changing demand for energy in rapidly growing economies, notably India and China. North American prospects have become more attractive as oil prices have risen and as efforts to stimulate the US economy and reduce dependence on foreign oil have increased. Escalating conflicts in the Middle East and the ability of OPEC to control supply and pricing are some of the factors impacting the availability of global supply. The costs of steel and other products used to construct drilling rigs and pipeline infrastructure, as well as drilling and well-servicing rig rates, are impacted by the commodity price volatility.

Our market is affected by many factors beyond our control, such as the availability of other domestic production, commodity prices, the proximity and capacity of oil pipelines, and general fluctuations of global and domestic supply and demand. We have currently entered into two month-to-month sales contracts with Coffeeville Resources, Plains Marketing LP, and Sunoco, Inc., and we do not anticipate difficulty in finding additional sales opportunities, as and when needed.

Oil sales prices are negotiated based on factors such as the spot price or posted price for oil, price regulations, regional price variations, hydrocarbon quality, distances from wells to pipelines, well pressure, and estimated reserves. Many of these factors are outside our control. Oil prices have historically experienced high volatility, related in part to ever-changing perceptions within the industry of future supply and demand.

Competition

The oil industry is intensely competitive and we must compete against larger companies, most of whom have greater financial and technical resources than we do and substantially more experience in our industry. These competitive advantages may better enable our competitors to sustain the impact of higher exploration and production costs, oil price volatility, productivity variances between properties, overall industry cycles and other factors related to our industry. Their advantage may also negatively impact our ability to acquire prospective properties, develop reserves, attract and retain quality personnel and raise capital.

Governmental Regulation

Our oil exploration, production and related operations, when developed, are subject to extensive rules and regulations promulgated by federal, state, tribal and local authorities and agencies that impose requirements relating to the exploration and production of oil. For example, laws and regulations often address conservation matters, including provisions for the unitization or pooling of oil properties, the spacing, plugging and abandonment of wells, rates of production, water discharge, prevention of waste, and other matters. Prior to drilling, we are often required to obtain permits for drilling operations, drilling bonds and file reports concerning operations. Failure to comply with any such rules and regulations can result in substantial penalties. Moreover, laws and regulations may place burdens from previous operations on current lease owners that can be significant.

The public attention on the production of oil will most likely increase the regulatory burden on our industry and increase the cost of doing business, which may affect our profitability. Although we believe we are currently in substantial compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws. Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

The price we may receive from the sale of oil will be affected by the cost of transporting products to markets. Effective January 1, 1995, FERC implemented regulations establishing an indexing system for transportation rates for oil pipelines, which, generally, would index such rates to inflation, subject to certain conditions and limitations. We are not able to predict with certainty the effect, if any, of these regulations on our intended operations. However, the regulations may increase transportation costs or reduce well head prices for oil.

Legal Proceedings

We may become involved in various routine legal proceedings incidental to our business. However, to our knowledge as of the date of this prospectus except as described below there are no material pending legal proceedings to which we are a party or to which any of our property is subject.

On January 23, 2012, we filed a petition seeking recovery of damages arising from breach of contract, legal malpractice, breach of fiduciary duty and fraud in the Circuit Court of Jackson County, Missouri against attorneys Jeffrey T. Haughey, Robert K. Green, and the law firm Husch Blackwell LLP f/k/a Husch Blackwell Sanders, LLC. The petition in this action, EnerJex Resources, Inc., v. Haughey, et al., alleges, among other things, that the defendants violated their fiduciary duties and defrauded us in connection with our stock offering in 2008.  The petition alleges economic loss of approximately $50 million and demands judgment for unspecified actual and punitive damages together with repayment of legal fees paid of over $484,000.  A trial to hear a portion of this case in the 16th Circuit Court of Jackson County, Missouri, began on December 2, 2013. In that trial, based on its rulings on written motions, the court disallowed our claims for actual and consequential damages for breach of contract and legal malpractice against the defendants. On December 19, 2013, we reached an agreement with the defendants to settle our claims for breach of fiduciary duty and fraud in return for (i) defendants' paying to us the sum of $500,000, which was paid to us in January 2014, and (ii) dismissal of the defendants’ counterclaim of $492,134 and interest on that amount, which will remove this amount from our balance sheet as a liability. In entering into this settlement, the defendants have not admitted liability on any matter related to the claims in the litigation. As part of this settlement, we are now free to appeal the court’s rulings and request from the appellate court authorization to pursue our claims for actual and consequential damages with respect to our claims alleging breach of contract and legal malpractice against the defendants. We expect to receive a ruling from the appellate court on that appeal during the second half of 2014. There can be no assurance of the outcome of the appellate process, including whether the appellate court will allow us to seek actual and consequential damages for breach of contract and legal malpractice and breach of fiduciary duty, as well as what amount of damages, if any, we may recover.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table lists the names and ages as of February 13, 2014, and positions of the individuals who serve as directors and executive officers of the Company:

Name	Position with the Company	Age
Robert G. Watson, Jr.	Chief Executive Officer; Director	37
R. Atticus Lowe	Senior Vice President of Corporate Development; Director	34
James G. Miller	Director	64
Lance W. Helfert	Director	40
Richard Menchaca	Director	46

Other Executive Officers

Douglas M. Wright	Chief Financial Officer	60

Business Experience:

The principal occupation and business experience during the last five years for each of our Directors and Executive Officers are as follows. Such information is based upon information received by us from such persons.

The paragraphs below provide information about each director of EnerJex, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or served as a director during the past five years. EnerJex believes that all of its directors display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of its business and its industry and other industries relevant to its business; the ability and willingness to devote adequate time to the work of the EnerJex board of directors and its committees; a fit of skills and personality with those of its other directors that helps build a board of directors that is effective, collegial and responsive to the needs of its company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of EnerJex stockholders. The information presented below regarding each director also sets forth specific experience, qualifications, attributes and skills that led the EnerJex board of directors to the conclusion that he should serve as a director in light of EnerJex's business and structure.

Robert G. Watson, Jr. Mr. Watson has served as President, Chief Executive Officer, and Secretary since December 31, 2010. Prior to joining EnerJex, he co-founded Black Sable Energy, LLC, approximately 5 years ago and served as its Chief Executive Officer. During his tenure at Black Sable, Mr. Watson was responsible for the company's acquisition and development of two grassroots oil projects in South Texas, both of which were partnered with larger oil and gas companies on a promoted basis. Prior to founding Black Sable, he was a Senior Associate at American Capital, Ltd. (NASDAQ: ACAS), a publicly traded private equity firm and global asset manager with more than $100 billion of total assets under management. Mr. Watson began his career in the Energy Investment Banking Group at CIBC World Markets and subsequently founded and served as the Managing Partner of Centerra Energy Partners, LLC. Mr. Watson's experience in acquiring and developing oil projects, his knowledge of financial markets, and his managerial and leadership abilities that he has demonstrated while serving as the Company's President and Chief Executive Officer and as chief executive officer for Black Sable Energy, LLC, led to the board's conclusion that he should serve as a director.

R. Atticus Lowe. Mr. Lowe has served as Senior Vice President of Corporate Development since 2011 and as a Director since December 31, 2010. Mr. Lowe is the Chief Investment Officer of West Coast Asset Management, Inc., a registered investment advisor that has invested more than $200 million in the oil and gas industry on behalf of its principals and clients since 2000. He formerly served as a director and chairman of the audit committee for Black Raven Energy, Inc., before we acquired Black Raven in September 2013. Mr. Lowe is a CFA charterholder. His experience in business and finance and his experience as a director and chairman of the audit committee of a company in the oil and gas industry led to the board's conclusion that he should serve as a director.

James G. Miller. Mr. Miller has served as a Director since December 31, 2010. Mr. Miller retired in 2002 after serving as the Chief Executive Officer of Utilicorp United, Inc.'s business unit responsible for the company's electricity generation and electric and natural gas transmission and distribution businesses, which served 1.3 million customers in seven mid-continent states. Utilicorp traded on the New York Stock Exchange, and the company was renamed Aquila in 2002. In 2007, Utilicorp's electricity assets in northwest Missouri were acquired by Great Plains Energy Incorporated (NYSE: GXP) for $1.7 billion, and its natural gas properties and other assets were acquired by Black Hills Corporation (NYSE: BKH) for $940 million. Mr. Miller joined Utilicorp in 1989 through its acquisition of Michigan Gas Utilities, for which he served as the president from 1983 to 1991. Mr. Miller also is a member of the board of directors of Guardian 8 Holdings. He currently serves as Chairman of The Nature Conservancy, Missouri Chapter, for which he has been a Trustee for the past 12 years. Mr. Miller's experience as a chief executive officer and president, as well as his experience from serving as a board member, led to the board's conclusion that he should serve as a director.

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Lance W. Helfert. Mr. Helfert has served as a Director since December 31, 2010. Mr. Helfert is the President and a co-founder of West Coast Asset Management, Inc. (WCAM), a registered investment advisor located in Montecito, California. Prior to co-founding WCAM, he managed a portfolio at Wilshire Associates and was involved in a full range of financial strategies at M.L. Stern & Co. Mr. Helfert is a co-author of The Entrepreneurial Investor: The Art, Science and Business of Value Investing, a book published by John Wiley & Sons. He has been featured in Kiplinger's Personal Finance, Forbes, Barron's, Fortune Magazine, and the Market Watch for his unique market prospective. In addition, Mr. Helfert has been a frequent guest commentator on CNBC and the Fox Business networks. Mr. Helfert has also served on the board of directors for Junior Achievement of Southern California and the Tri-Counties Make-A-Wish Foundation. Mr. Helfert's knowledge of the capital markets, coupled with his knowledge and understanding of finance and financial reporting led the board to conclude that he should serve as a director. On December 23, 2013, the United States Securities and Exchange Commission (SEC) entered an order in an administrative proceeding, In the Matter of West Coast Asset Management, Inc., and Lance W. Helfert, File No. 3-15660. In that matter, WCAM and Mr. Helfert, without admitting or denying the allegations, entered into a settlement with the SEC regarding certain negligence-based violations of Section 17(a)(2) of the Securities Act and Sections 206(2) and 206(4) of the Investment Advisers Act of 1940 (the Advisers Act). The matter was based upon an untrue statement made in an email that Mr. Helfert sent, in 2008, to an adviser to a prospective investor in an investment fund that was managed by WCAM.  The SEC ordered WCAM and Mr. Helfert to cease and desist from committing or causing further such negligence-based violations, censured them, ordered WCAM to disgorge certain fees, and ordered WCAM and Mr. Helfert each to pay a monetary fine.   WCAM and Mr. Helfert timely paid those amounts to the SEC.

Richard Menchaca. Richard Menchaca has been a Director since June 6, 2013. Mr. Menchaca attended the University of Texas at Arlington where he received a BBA in Finance and pursued a MBA in Finance, and received a Graduate Degree from the SMU Southwestern School of Banking. Mr. Menchaca spent 18 years in the corporate banking industry with First Republic Bank (n.k.a. Bank of America), Bank One in Fort Worth and Fuji Bank, and Guaranty Bank in Houston. While at Guaranty Bank, Mr. Menchaca was one of the founding members of the Oil and Gas Banking Group, and within 18 months of its formation became the most profitable lending group within the bank with over $900,000,000 of loans to oil and gas industry. Mr. Menchaca was the principal and founder of Petras Energy, LLC, an oil and gas production company based in Midland, Texas. The company was successfully sold in January 2006. Mr. Menchaca has been the founder and principal of several privately owned oil and gas companies with operations in Texas, Oklahoma and Louisiana. Since May 2010, Mr. Menchaca currently presides as President and Chief Executive Officer of Petroflow Energy Corporation, a Tulsa-based exploration and production company, as well as a member of its board of directors since June 2009. Mr. Menchaca also serves as a director on the board of Fortis Plastics and a non-profit organization based in Houston, Texas.

Douglas M. Wright. Doug has been Chief Financial Officer since August 2012. Mr. Wright served as Corporate Controller and Chief Accounting Officer of Nations Petroleum Company Ltd. from 2006 to August 2012. Prior to Nations, he served as a Manager of Financial Reporting for Noble Energy (contract). In 1996, he founded Fashion Investments Inc. and served as its Chief Executive Officer until 2005. Fashion Investments owned and operated the largest independent commercial laundry facility in Colorado Springs. From 1986 to 1996, Mr. Wright worked for Oryx Energy Company in various capacities including, Manager, Financial Reporting, Manager, Strategic Planning and General Auditor. From 1977 to 1986, he served as a Senior Manager with Deloitte & Touche. Mr. Wright is a Certified Public Accountant and earned his B.A. from the University of Pittsburgh and his MBA from the University of North Texas.

CORPORATE GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

The EnerJex board of directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found on the Investors—Corporate Governance section of EnerJex's corporate website at www.enerjex.com. Information contained on EnerJex's website or that can be accessed through EnerJex's website does not constitute a part of this prospectus. EnerJex has included its website addresses only as inactive textual references and does not intend it to be an active link to its website.

Among the topics addressed in EnerJex's Corporate Governance Guidelines are:

•	Director qualifications;
•	Board meetings;
•	Director Responsibilities;
•	Size of Board;
•	Management Succession;
•	Orientation and continuing education;
•	Annual Performance Evaluation;
•	Director Compensation;
•	Direct Access to Management and Advisors; and
•	Public disclosure of corporate governance policies.

Director Independence

The EnerJex board of directors has determined that two of the five current directors—James G. Miller and Richard Menchaca—are "independent directors" under the American Stock Exchange Company Guidelines. The American Stock Exchange Company Guidelines provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the EnerJex board of directors affirmatively determines that the director does not have a material relationship with the company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an "independent director," the EnerJex board of directors reviewed and discussed information provided by these individuals and by EnerJex with regard to each of their business and personal activities as they may relate to EnerJex and its management.

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Board Leadership Structure

The EnerJex board of directors believes that EnerJex stockholders are best served if the EnerJex board of directors retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. The EnerJex board of directors believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances. However, the EnerJex board of directors strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors. Under EnerJex's Corporate Governance Guidelines, if at any time the chief executive officer and chairman of the board positions are held by the same person, the EnerJex board of directors, upon recommendation of the nominating and corporate governance committee, will elect an independent director as a lead independent director.

Executive Sessions

At each regular meeting of the EnerJex board of directors, the independent directors meet in executive session with no company management present during a portion of the meeting. James G. Miller presides over these executive sessions and serves as a liaison between the independent directors and EnerJex's Chief Executive Officer.

Board Meetings and Attendance

The EnerJex board of directors held 9 meetings during 2013. All of EnerJex's directors attended 75 percent or more of the aggregate meetings of the EnerJex board of directors and all committees on which they served during 2013.

Board Committees

The board of directors has an audit committee, and the governance, compensation and nominating committee. Each of these committees operates under a charter that has been previously approved by the EnerJex board of directors and has the composition and responsibilities described below. The board of directors from time to time may establish other committees to facilitate the management of the company and may change the composition and the responsibilities of the existing committees.

The table below summarizes the current membership of each of EnerJex's two standing board committees.

Director	Audit	Governance, Compensation & Nominating
James G. Miller	Chair	X
R. Atticus Lowe	X	-
Lance W. Helfert	-	X
Richard Menchaca	-	Chair
Robert G. Watson, Jr.	-	-

Audit Committee

The primary responsibilities of the audit committee include:

•	overseeing the combined company's accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the board of directors and reporting the results or findings of its oversight activities to the board;

•	having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

•	overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of the combined company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The audit committee will have the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Our audit committee consists of Mr. Miller, Mr. Lowe, and Mr. Menchaca. The board of directors has determined that each anticipated member of the audit and finance committee will qualify as "independent" for purposes of membership on audit committees pursuant to the American Stock Exchange Company Guidelines and the rules and regulations of the SEC and is "financially literate" as required by the American Stock Exchange Company Guidelines. In addition, the board of directors has determined that Mr. Miller qualifies as an "audit committee financial expert" as defined by the rules and regulations of the SEC.

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Governance, Compensation and Nominating Committee

The primary responsibilities of the Governance, Compensation and Nominating Committee include:

•	recommending to the board of directors for its determination the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our chief executive officer and other executive officers;

•	reviewing and making recommendations to the board of directors regarding any revisions to corporate goals and objectives with respect to compensation for the combined company's chief executive officer and other executive officers and establishing and leading a process for the full board of directors to evaluate the performance of our chief executive officer and other executive officers in light of those goals and objectives;

•	administering our equity-based compensation plans applicable to any employee of the Company and recommending to the board of directors specific grants of options and other awards for all executive officers and determining specific grants of options and other awards for all other employees, under the combined company's equity-based compensation plans;

•	reviewing and discussing with the chief executive officer and reporting periodically to the board of directors plans for executive officer development and corporate succession plans for the chief executive officer and other key executive officers and employees; and

•	annually reviewing and discussing with management the "Compensation Discussion and Analysis" section of our proxy statement in connection with our annual meeting of stockholders and based on such review and discussions make a recommendation to the board of directors as to whether the "Compensation Discussion and Analysis" section should be included in our proxy statement in accordance with applicable rules and regulations of the SEC and any other applicable regulatory bodies.

•	identifying individuals qualified to become board members;

•	recommending director nominees for each annual meeting of the stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

•	being aware of the best practices in corporate governance and developing and recommending to the board of directors a set of corporate governance standards to govern the board of directors, its committees, the company and its employees in the conduct of the business and affairs of the combined company;

•	developing and overseeing the annual board and board committee evaluation process; and

•	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the board.

The governance, compensation and nominating committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

The governance, compensation and nominating committee consists of Mr. Menchaca, Mr. Miller and Mr. Helfert.

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Role of the Board in Managing Risk

The board of directors does not have a separate risk oversight body. Instead, the EnerJex board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of executives’ management of risks relevant to us. In overseeing risks, the board seeks to understand the material risks, including financial, competitive, and operational risks, we face and the steps management is taking to manage those risks. It also has the responsibility for understanding what level of risk is appropriate. The board of directors reviews our business strategy and determines what constitutes an appropriate level of risk for EnerJex.

While the full EnerJex board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to its two committees. The audit committee, under its charter, has been delegated the responsibility of reviewing and discussing with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures (including management’s risk assessment and risk management policies). EnerJex's governance, compensation and nominating committee is responsible for considering risks within its areas of responsibility. The board does not believe that our compensation policies encourage excessive risk-taking, as the compensation plans are designed to align its employees with short- and long-term corporate strategy. Generally, our equity awards vest over several years, which the board has determined encourages our employees to act with regard to the long term interest of EnerJex and to focus on sustained stock price appreciation.

The board’s role in risk oversight has not had any effect on the board’s leadership structure.

Code of Conduct and Ethics

EnerJex's code of conduct and ethics applies to all of EnerJex's employees, officers and directors, including EnerJex's principal executive officer and principal financial officer, and meets the requirements of the SEC. A copy of EnerJex's code of conduct and ethics is filed as an exhibit to EnerJex's annual report on Form 10-KSB for the fiscal year ended March 31, 2007.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the EnerJex board of directors that directors standing for re-election should attend EnerJex's annual meeting of stockholders, if their schedules permit. All of EnerJex's directors attended EnerJex's 2013 annual meeting of stockholders in June 2013.

Complaint Procedures

EnerJex's audit committee has established procedures for the receipt, retention and treatment of complaints received by EnerJex regarding accounting, internal accounting controls, or auditing matters, and the submission by EnerJex's employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. EnerJex's personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing EnerJex's chief executive officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with EnerJex's chief executive officer. If an individual prefers not to discuss a matter with the chief executive officer or if the chief executive officer is unavailable and the matter is urgent, the individual is encouraged to contact the chairman of EnerJex's audit committee, James G. Miller.

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Process Regarding Stockholder Communications with Board of Directors

EnerJex stockholders may communicate with the EnerJex board of directors or any one particular director by sending correspondence, addressed to EnerJex's Corporate Secretary, EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209, with an instruction to forward the communication to the EnerJex board of directors or one or more particular directors. EnerJex's Corporate Secretary will forward promptly all such stockholder communications to the EnerJex board of directors or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

Executive Compensation

Compensation Discussion and Analysis

Because we are a "smaller reporting company," as defined by 17 CFR § 229.10(f)(1), we are not required to provide a compensation discussion and analysis in this document. Nevertheless, we provide this Compensation Discussion and Analysis to address the aspects of our compensation programs and explain our compensation philosophy, policies, and practices with respect to our Named Executive Officers that are listed in the "Summary Compensation Table" on page [•]. During fiscal 2013, these individuals were: Robert G. Watson, Jr., our chief executive officer, and Douglas W. Wright, our chief financial officer.

Our compensation program is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with our short-term and long-term goals. To do this, our compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) short-term incentive programs, designed to reward our executive officers for our yearly performance and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align our executive officers interests with our long-term performance.

The board has appointed a governance, compensation and nominating committee, which consists of James G. Miller and Lance W. Helfert, to assist the board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers. At present, our board of directors has affirmatively determined that Mr. Miller is an "independent" director, as defined by Section 803 of the American Stock Exchange Company Guide. The governance, compensation and nominating committee has overall responsibility for evaluating and approving our compensation plans, policies and programs, setting the compensation and benefits of executive officers, and granting awards under and administering our equity compensation plans. The governance, compensation and nominating committee is charged with, among other things, establishing compensation practices and programs that are (i) designed to attract, retain and motivate exceptional leaders, (ii) structured to align compensation with our overall performance and growth in distributions to stockholders, (iii) implemented to promote achievement of short-term and long-term business objectives consistent with our strategic plans, and (iv) applied to reward performance. The governance, compensation and nominating committee administered the Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (as amended through October 14, 2008, the "Old Plan"). In accordance with its Charter, the governance, compensation and nominating committee may delegate some of its functions to subcommittees.

We structure total compensation for our executives to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performances of the executives, in the form of discretionary annual bonuses. We also seek to provide a portion of total compensation in the form of equity-based awards under our equity plans, in order to align the interests of executives and other key employees with those of our stockholders and for retention purposes. Historically, we have not made regular annual grants of awards under our Plan. Going forward, we expect that equity-based awards may be made more regularly and that equity-based awards may become more prominent in our annual compensation decision-making process.

Compensation decisions for individual executive officers are the result of the subjective analysis of a number of factors, including the individual executive officers experience, skills or tenure with us and changes to the individual executive officers position. In evaluating the contributions of executive officers and our performance, although no pre-determined numerical goals were established, a variety of financial measures have been generally considered, including non-GAAP financial measures used by management to assess our financial performance.

In making individual compensation decisions, the governance, compensation and nominating committee historically has not relied on pre-determined performance goals or targets. Instead, determinations regarding compensation have been the result of the exercise of judgment based on reasonably available information and, to that extent, were discretionary. Each executive officer's current and prior compensation is considered in setting future compensation. The governance, compensation and nominating committee will consider the amount of each executive officer's current compensation as a base against which determinations are made as to whether increases are appropriate to retain the executive officer in light of competition or in order to provide continuing performance incentives. Subject to the provisions contained in the executive officer's employment agreement, if any, the governance, compensation and nominating committee has the discretion to adjust any of the components of compensation to achieve our goal of recruiting, promoting and retaining as executive officers, individuals with the skills necessary to execute our business strategy and develop, grow and manage our business.

The governance, compensation and nominating committee has historically relied upon the judgment and industry experience of its members in making decisions with respect to total compensation and with respect to the allocation of total compensation among our three main components of compensation. Going forward, we expect that the governance, compensation and nominating committee may make compensation decisions taking into account trends occurring within our industry, including from a peer group of companies. Additionally, we expect that the governance, compensation and nominating committee may take into account trends occurring within a group of publicly traded energy companies with market capitalizations in the same range as our own, including from a peer group of companies.

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Base salaries for our executive officers will be determined annually by an assessment of our overall financial and operating performance, each executive officer's performance evaluation and changes in his or her responsibilities. While many aspects of performance can be measured in financial terms, senior management will also be evaluated in areas of performance that are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and other employees, innovation and improvement in our business activities and each executive officer's involvement in industry groups and in the communities that we serve. We seek to compensate executive officers for their performance throughout the year with annual base salaries that are fair and competitive within our marketplace. We believe that executive officer base salaries should be competitive with salaries for executive officers in similar positions and with similar responsibilities in our marketplace and adjusted for financial and operating performance and each executive officers performance evaluation, length of service with us and previous work experience. Individual salaries have historically been established by the governance, compensation and nominating committee based on the general industry knowledge and experience of its members, in alignment with these considerations, to ensure the attraction, development and retention of superior talent. Going forward, we expect that the governance, compensation and nominating committee will continue to focus on the above considerations and may also take into account relevant market data, including data from our peer group when determining compensation for EnerJex's executive officers. In 2012, we amended and restated the employment agreement with Robert G. Watson, Jr. and entered into an employment agreement with Douglas M. Wright. In connection with approving the amended and restated employment agreement with Robert G. Watson, Jr., the governance, compensation and nominating committee approved a base salary increases for 2013 for Mr. Watson so that he will receive $225,000 per year rather than $150,000

Executive officers are rewarded for their contribution to our financial and operational success through the award of discretionary annual cash incentive bonuses. Annual cash incentive awards, if any, for the chief executive officer are determined by the governance, compensation and nominating committee.

Long-term incentive compensation in the form of equity grants are used to provide incentives for performance that leads to enhanced stockholder value, encourage retention and closely align the executive officers interests with the interest of our Stockholders. Under the Old Plan, the Company has awarded stock options and restricted stock.

Summary Compensation Table

The following table sets forth summary compensation information for the fiscal years ended December 31, 2013, 2012 and 2011 for our chief executive officer and our chief financial officer. We refer to our chief executive officer and our chief financial officer as our "Named Executive Officers" elsewhere in this document.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(3) ($)	Stock Awards ($)	Option Awards ($)		Nonequity Incentive Plan Compensation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)
Robert G. Watson, Jr., Chief Executive	2013	$150,000	-	-	-		-	-	-	$150,000
Officer (1)	2012	150,000	-	-	-		-	-	-	150,000
	2011	150,000	-	-			-	-	-	150,000

Douglas M. Wright, Chief Financial	2013	$150,000	-	-	-		-	-	-	$140,000
Officer (2)	2012	140,000	-	-	750,000	(4)	-	-	-	140,000

(1)    On December 31, 2010, we entered into an employment agreement with Robert G. Watson, Jr. This employment agreement was amended and restated on December 31, 2012. Mr. Watson's employment agreement terminates on December 31, 2014. For each calendar year that Mr. Watson's employment agreement is in effect, he is entitled to a cash bonus subject to him meeting performance criteria that the board of directors deems appropriate. In fiscal year ending December 31, 2012, no bonus was awarded. Mr. Watson has the option to receive health insurance coverage for him and his dependents at the cost and expense of EnerJex or $1,000 per month to reimburse Mr. Watson for an individual health insurance plan. He may also receive fringe benefits that the Board determines are to be provided to our employees generally.

(2)    On July 6, 2012, the board unanimously approved an employment offer to Douglas M. Wright. Under the employment agreement, effective as of August 15, 2012, which expires on December 31, 2013, Mr. Wright will have the potential to earn an annual bonus at the discretion of the board. For each calendar year that Mr. Wright's employment agreement is in effect, he is entitled to a cash bonus subject to him meeting performance criteria that the chief executive officer deems appropriate. In fiscal year ending December 31, 2012, no bonus was awarded. Mr. Wright has the option to receive health insurance coverage for him and his dependents at the cost and expense of us or $1,500 per month to reimburse Mr. Wright for an individual health insurance plan. We will reimburse Mr. Wright for up to $5,000.00 of relocation related expenses incurred by Mr. Wright. He may also receive fringe benefits that the Board determines are to be provided to our employees generally.

(3)    We may award discretionary annual bonuses to our named executives for their performance. No bonuses were paid for fiscal 2012.

(4)    We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

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Equity Compensation Plans

We currently have three equity compensation plans, each of which has been approved by our stockholders. Any outstanding stock options issued under our prior equity compensation plans remain effective in accordance with their terms. Officers (including officers who are members of the board of directors), directors, employees and consultants are eligible to receive options under our stock option plans.  The governance, compensation and nominating committee administers the stock option plans and determines those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised.

Each option granted under the stock option plans will be exercisable for a term of not more than 10 years after the date of grant.  Certain other restrictions will apply in connection with the plans when some awards may be exercised.  In the event of a change of control (as defined in the stock option plans), the vesting date on which all options outstanding under the stock option plans may first be exercised will be accelerated.  Generally, all options terminate 90 days after a change of control.

2000/2001 Stock Option Plan

The Board of Directors approved our 2000/2001 Stock Option Plan on September 25, 2000, and our stockholders ratified the plan. The entire board of directors administers this plan. The total number of options that can be granted under the plan is 200,000 shares and all such shares were previously granted to the former chief executive officer, C. Stephen Cochennet. On August 3, 2009, we exchanged these outstanding options for 50,000 shares of restricted common stock. Therefore, all 200,000 shares reserved for issuance under this plan are available again for issuance.

Under this plan, only officers, employees and directors who are also employees or any of its subsidiaries will be eligible to receive grants of incentive stock options. Officers, employees and directors (whether or not they are also employees) of EnerJex or any of its subsidiaries, as well as consultants, independent contractors or other service providers by us or any of our subsidiaries will be eligible to receive grants of nonqualified options. Non-qualified stock options will be granted by the board of directors with an option price not less than 85% of the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock. However the price shall not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all classes of stock of the corporation.

Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.

Generally, all options under this plan terminate 90 days after a change of control if the option holder is terminated other than for cause.

The 2002-2003 Stock Option Plan/Stock Incentive Plan

The Board of Directors approved the EnerJex Resources, Inc. Stock Option Plan on August 1, 2002 (the "2002-2003 Stock Option Plan"). Originally, the total number of options that could be granted under the 2002-2003 Stock Option Plan was not to exceed 400,000 shares. In September 2007, our stockholders approved a proposal to amend and restate the 2002-2003 Stock Option Plan to increase the number of shares issuable to 1,000,000. On October 14, 2008, our stockholders approved a proposal to amend and restate the 2002-2003 Stock Option Plan to (i) rename it the EnerJex Resources, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), (ii) increase the maximum number of shares of our common stock that may be issued under the Stock Incentive Plan from 1,000,000 to 1,250,000, and (iii) add restricted stock as an eligible award that can be granted under the Stock Incentive Plan. We had previously granted 238,500 options under this plan. On August 3, 2009, we exchanged all 238,500 outstanding options for 59,700 shares of our restricted common stock. In addition, we granted 151,750 shares of restricted common stock under the Stock Incentive Plan to employees for fiscal 2009 bonuses and 59,300 shares to our officers and directors for the prior rescission of stock options in fiscal 2008.

General Terms of 2002-2003 Stock Option Plan/Stock Incentive Plan

Officers (including officers who are members of the board of directors), directors, and other employees and consultants and our subsidiaries (if established) are eligible to receive awards under the 2002-2003 Stock Option Plan and the Stock Incentive Plan. The governance, compensation and nominating committee administers these plans and determines those persons to whom awards will be granted, the number of and type of awards to be granted, the provisions applicable to each grant and the time periods during which the awards may be exercised. No awards may be granted more than ten years after the date of the adoption of the plans.

Non-qualified stock options will be granted by the committee with an option price equal to the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant. The governance, compensation and nominating committee may, in its discretion, determine to price the non-qualified option at a different price. In no event may the option price with respect to an incentive stock option granted under the plans be less than the fair market value of such common stock to which the incentive stock option relates on the date the incentive stock option is granted. However the price of an incentive stock option will not be less than 110% of the fair market value per share on the date of the grant in the case of an individual then owning more than 10% of the total combined voting power of all of our classes of stock.

Each option granted under the plans will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with the plans when some awards may be exercised.

Restricted stock will have full dividend, voting and other ownership rights, unless otherwise indicated in the applicable award agreement pursuant to which it is granted. If any dividends or distributions are paid in shares of common stock during the restricted period, the applicable award agreement may provide that such shares will be subject to the same restrictions as the restricted stock with respect to which they were paid.

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As amended, the 2002-2003 plan terminates on October 13, 2018, and no options will be granted under these plans after that date.

These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals in the future.

On December 31, 2010, we granted to Robert G. Watson, Jr., 900,000 options that vest ratably over a 48 month period and are exercisable at $0.40 per share.  The term of the options is 5 years. The fair market value of the options on the date of grant as calculated using the Black-Scholes model was $307,751, using the following weighted average assumptions:  exercise price of $0.40 per share; common stock price of $0.40 per share; volatility of 128%; term of five years; dividend yield of 0%; interest rate of 1.95%.  The amount recognized as expense in the year ended December 31, 2011 was $76,938, and the amount of expense to be recognized in future periods is $230,813.

On June 1, 2012, we granted options for the purchase of 45,000 shares that vest a portion of the shares immediately, then the remaining 30,000 shares vests in three equal parts every six months over a three year period to two employees. In addition, we have agreed to grant to Mr. Wright, our chief financial officer, an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them. The fair value of the option on the date of the grant was calculated using the Black-Scholes model was $167,032 using the following weighted average assumptions: exercise price of $0.70 per share; common stock price of $0.56 per share; volatility of 116%; term of three years; dividend yield of 0%; interest rate of .47%. The amount recognized as expense in the year ended December 31, 2012 was $18,825 and the amount of expense is recognized in future period is $148,208.

The 2013 Stock Incentive Plan

Our board of directors and stockholders have approved and adopted the EnerJex Resources, Inc., 2013 Stock Incentive Plan, which we refer to herein as the "Plan."

Summary of the Plan

The following is a summary of certain principal features of the Plan.

Administration of Plan; Board Authority to Select Grantees and Determine Awards. The Plan shall be administered by our board of directors. The Board shall have the power and authority to grant awards consistent with the terms of the Plan. The board may delegate this authority to a compensation committee of the board.

Stock Issuable Under the Plan; Mergers; Substitutions. The number of shares of stock initially reserved and available for issuance under the Plan shall be 5,000,000 shares, subject to adjustment as provided in Section 3.1(b) of the Plan. Pursuant to Section 3.1(b), we will increase the number of shares reserved and set aside annually on each January 1st by the lowest of the following: (i) five percent (5.0%) of the number of shares of stock issued and outstanding on the immediately preceding December 31st , (ii) five hundred thousand (500,000) shares, or (iii) such lesser number of shares as is determined by the board. For purposes of this limitation, the shares of stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) shall be added back to the shares of stock available for issuance under the Plan. Subject to such overall limitations, shares of stock may be issued up to such maximum number pursuant to any type or types of award. The shares available for issuance under the Plan may be authorized but unissued shares of stock or shares of stock reacquired by us.

Eligibility. Grantees under the Plan will be such officers, directors, full or part-time employees, and other key persons (including consultants and prospective employees) of us and our subsidiaries, if any, as are selected from time to time by the board in its sole discretion. Currently, the number of officers is 2; the number of directors, 5; and the number of other employees and key personnel is [•].

Stock Options. Any stock option granted under the Plan shall be in such form as the board may from time to time approve. Stock options granted under the Plan may be non-qualified stock options or incentive stock options. Incentive stock options may be granted only to employees of us or any subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

Exercise Price. The exercise price per share for the stock covered by a stock option shall be determined by the board at the time of grant but shall not be less than 100% of the fair market value on the date of grant. In the case of an incentive stock option that is granted to a 10% owner, the option price of such Incentive stock option shall be not less than 110% of the fair market value on the grant date.

Option Term. The term of each stock option shall be fixed by the board, but no stock option shall be exercisable more than 10 years after the date the stock option is granted. In the case of an incentive stock option that is granted to a 10% owner, the term of such stock option shall be no more than 5 years from the date of grant.

Unrestricted and Restricted Stock Awards. The board may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the board) an unrestricted stock Award or restricted stock award under the Plan. Unrestricted stock awards and restricted stock awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

Amendments and Termination. The board may, at any time, amend or discontinue the Plan. We must obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Internal Revenue Code or other applicable law, including the requirements of any exchange or quotation system on which our common stock is listed or quoted . Such plan amendments are subject to approval by our stockholders entitled to vote at a meeting of stockholders. We may not amend, alter, suspend, or terminate the Plan if doing so would impair the rights of any holder, unless both the holder and the Plan's administrator agree in writing and sign the writing.

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Federal Income Tax Consequences. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and restricted shares. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options or restricted cash payments.

Incentive Stock Options

A participant who is granted an incentive stock option generally recognizes no income upon grant or exercise of the option. The optionee, however, must include in his or her alternative minimum taxable income the excess of the fair market value of EnerJex shares on the date of exercise over the option exercise price. The IRS may take the position that the optionee must pay an alternative minimum tax notwithstanding the fact that the optionee receives no cash upon exercise of the incentive stock option for which the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the incentive stock option for at least two years from the date of grant and at least one year following exercise (Statutory Holding Periods), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. But if an optionee disposes of common stock acquired by exercising an incentive stock option without satisfying the Statutory Holding Periods (Disqualifying Disposition), the optionee may recognize both compensation income and capital gain in the year of disposition. The compensation income amount generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income tax withholding, although it is not subject to employment tax withholding. Whether the balance of the gain that the optionee realizes on such a disposition, if any, will be taxed at long-term or short-term capital gain rates depends on whether the common stock has been held for more than one year following exercise of the incentive stock option.

Provided that the optionee satisfies the Statutory Holding Periods, we are not entitled to any deduction in connection with the grant or exercise of an incentive stock option or the optionee’s subsequent disposition of the shares that he or she acquired. If these holding periods are not satisfied, however, we are generally entitled to take a deduction in the year the optionee disposes of the common stock. The amount that we may deduct is equal to the optionee’s compensation income.

Non-Qualified Stock Options

A participant who is granted a non-qualified stock option recognizes no income when we grant the option. At the time that he or she exercises the option, however, the optionee recognizes compensation income. This compensation income equals the difference between the exercise price and the fair market value of our shares received on the date of exercise. This income is subject to both income and employment tax withholding. We are allowed to take an income tax deduction equivalent to the compensation income that the optionee recognizes.

Restricted Shares

Restricted shares are subject to a "substantial risk of forfeiture," as the term is used in Section 83 of the Internal Revenue Code. A participant to whom we grant restricted shares may make an election under Section 83(b) of the Code (a "Section 83(b) Election"). The consequence of the Section 83(b) Election is that the grant is taxed as compensation income at the date of receipt. Making such a Section 83(b) Election will cause the IRS to tax any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) when the participant who has made a Section 83(b) Election subsequently sells the shares. Such an election must be made within 30 days of the date on which we issue the restricted shares. However, if a participant opts not to make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date when the restrictions imposed on the shares expire. If the participant does not make a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted shares is subject to both income and employment tax withholding. Generally, we may take an income tax deduction for any compensation income taxed to the participant.

Payment of Withholding Taxes

Under Section 11.2 of the Plan, we have the right to withhold or require a participant to remit to us an amount sufficient to satisfy any federal, state, local, or foreign withholding tax requirements on any grant or exercise made under the Plan.

Employment Agreements

Robert G. Watson, Jr. – Chief Executive Officer

On December 31, 2012, we entered into an amended and restated employment agreement with Robert G. Watson, Jr., pursuant to which (i) we will employ Mr. Watson as its chief executive officer for a term ending on December 31, 2014, (ii) we will pay to Mr. Watson base compensation of $225,000 per year, plus such discretionary cash bonus as the board of directors determines to be appropriate, and (iii) if we terminate Mr. Watson's employment without "Cause" (as defined in the amended and restated employment Agreement), then we will pay to Mr. Watson as severance pay (A) the base compensation that would have accrued during the remainder of the term of that amended and restated employment agreement, and (B) if that termination occurs after 16 months of employment, we also will pay to Mr. Watson additional severance pay in the amount of $150,000.

Douglas M. Wright – Chief Financial Officer

On August 15, 2012, we entered into an employment agreement with Douglas M. Wright, pursuant to which (i) we will employ Mr. Wright as chief financial officer for a term ending on December 31, 2013; (ii) we will pay to Mr. Wright base compensation of $140,000 plus such discretionary bonus as our board of directors determines to be appropriate; (iii) we have agreed to seek approval of a new stock incentive plan and the reservation thereunder of shares sufficient in order to enable us to grant to Mr. Wright an option to purchase 750,000 shares of common stock, expiring on July 31, 2017, vesting in six equal tranches of 125,000 options every six months over a period of 3 years, and exercisable at a price per share equal to the fair market value of our common stock on the date on which the option grant to Mr. Wright is formally approved by our board of directors; and (iv) if we terminate Mr. Wright's employment without "Cause" (as defined in the employment agreement), then we will pay to Mr. Wright as severance pay in the amount of $35,000.

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Termination Under the Equity Plans

Under our 2000/2001 Stock Option Plan, if the person receiving the option (the optionee) ceases to be employed by us for any reason other than for disability or cause, the optionee's options will expire not later than 3 months afterwards. During this 3 month period and prior to the time the option expires under the terms of the option, the optionee may exercise any option that we have granted to him, but only to the extent that the options were exercisable on the date of termination of his employment. Unless exercised during this period, these options will expire at the end of the 3 month period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination for a reason other than disability, cause or death has occurred are made by the board of directors, whose decision shall be final and conclusive. If an optionee ceases to be employed by us for reason of disability, the optionee's options will expire not later than 1 year after the date that he or she is terminated. During this 1 year period and prior to the expiration of the option under its terms, the optionee may exercise any option granted to him, but only to the extent that the options were exercisable on the date of termination of his employment because of his or her disability. Except as so exercised, optionee's options will expire at the end of the one 1 year period unless the options are to terminate sooner under the terms and conditions of the option. The decision as to whether a termination by reason of disability has occurred is determined by the board.

Under our Amended and Restated 2002-2003 Stock Option Plan, if an optionee ceases to be employed by, or ceases to have a relationship with us for any reason other than for disability or cause, the optionee's options will expire not later than three 3 months thereafter. During the three month period and prior to the expiration of the option by its terms, the optionee may exercise any option granted to him, but only to the extent such options were exercisable on the date of termination of his employment or relationship and except as so exercised, such options shall expire at the end of such three month period unless such options by their terms expire before such date. The decision as to whether a termination for a reason other than disability, cause or death has occurred are made by the governance, compensation and nominating committee, whose decision shall be final and conclusive, except that employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by us.

Termination Under the Employment Agreements

Termination Without Cause or Disability, Including a Change in Control

Under Mr. Watson's employment agreement, if Mr. Watson is terminated not for cause or disability, we will pay Mr. Watson all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination. In addition, he will receive the salary that he would have earned through December 31, 2014. If Mr. Watson is terminated after June 31, 2014, he will also receive an additional sum of $150,000.

Under Mr. Wright's employment agreement, if Mr. Wright is terminated not for cause or disability, we will pay Mr. Wright all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination. If Mr. Wright is terminated after February 15, 2014, he will also receive an additional sum of $35,000.

Termination Because of Disability

Under Mr. Watson's and Mr. Wright's employment agreements, if the employee is terminated because of disability, he is entitled to receive all accrued and unpaid wages, including for accrued and unused vacation time and any annual bonus accrued through the date of termination.

Option Exercises for Fiscal 2013

There were no options exercised by our Named Executive Officers in fiscal year 2013.

Grants of Plan-Based Awards in Fiscal Year 2013

We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table lists the outstanding equity incentive awards held by our named executive officers as of the fiscal year ended December 31, 2013.

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Name	Option Awards							Stock Awards
	Fiscal Year	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested

Robert G. Watson, Jr.	2010	-	-	900,000	(1)	$0.40	12/31/2015	-	-
Douglas M. Wright	2012	-	-	750,000	(2)	$0.70	7/31/2017	-	-

(1)     Stock options issued to Mr. Watson pursuant to our 2008 Stock Incentive Plan are subject to time-based vesting requirements, which must be satisfied before the options are fully vested and eligible to be exercised. The options vest in equal monthly increments over a period of 48 months, and in full upon a change of control of the company or the sale of all or substantially all of its assets. The options have a term of 5 years.

(2)     We have agreed to grant to Mr. Wright an option expiring on July 31, 2017, to purchase 750,000 shares of our common stock at a cash exercise price equal to the fair market value of those shares as of the date when the option grant is approved by our board of directors. The options will vest in six equal tranches of 125,000 options every six months over a three year period, and Mr. Wright must exercise the options within three months of employment termination or forfeit them.

Director Compensation

The following table sets forth summary compensation information for the period ended December 31, 2013, for each of our non-employee directors.

Name	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards (1) $	All Other Compensation $	Total $
James G. Miller (2)	$	$	$-0-	$	$

(1)	Amount represents the estimated fair market value of shares of common stock issued for board retainer fees for the year-end period ended December 31, 2013 under SFAS 123(R).

(2)	For 2013, Mr. Miller received a grant of shares of common stock at a fair market value of $.70 per share, as compensation for his services to the company.

Aggregated Option/SAR* Exercises In Last Fiscal Year

and FY End Option/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Exercisable Securities Underlying Unexercised Options at FY-End	Value of Unexercised In-the-money Options At FY-End Exercisable
James G. Miller		$

*We have not granted any Stock Appreciation Rights ("SAR").

For 2012, James G. Miller, the Company's independent director and chairman of its audit and governance, compensation and nominating committees, was compensated for his services by a grant of 50,000 shares of the Company's common stock.

Key 2013 and Recent Compensation-Related Actions

During 2013, EnerJex took a number of actions that supported EnerJex's executive compensation philosophy and objective of ensuring that EnerJex's executive compensation program reinforces pay for performance, is market competitive in order to attract and retain key employees and is aligned with the interests of EnerJex stockholders.

•	At EnerJex's 2013 annual meeting of stockholders, EnerJex stockholders had the opportunity to provide an advisory vote on the compensation paid to EnerJex's named executive officers, or a "say-on-pay" vote. Approximately [•] percent of the votes cast by EnerJex stockholders were in favor of the "say-on-pay" vote. While the governance, compensation and nominating committee believes that such results generally affirmed stockholder support of EnerJex's approach to executive compensation and did not make any significant changes to EnerJex's executive compensation program solely in response to the vote, the governance, compensation and nominating committee, nonetheless, has kept and intends to continue to keep a watchful eye on EnerJex's executive compensation program in order to ensure that it reinforces pay for performance, is market competitive in order to attract and retain key employees and is aligned with the interests of EnerJex stockholders.

•	At EnerJex's 2013 annual meeting of stockholders, EnerJex stockholders had the opportunity to provide an advisory vote on the frequency with which they believed EnerJex should hold a say-on-pay vote. In response to the voting results for the frequency of the say-on-pay vote, in which the frequency of a say-on-pay vote every three years received the highest number of votes, EnerJex intends to provide EnerJex stockholders with the opportunity to provide a say-on-pay advisory vote every three years until the next required vote on the frequency of a say-on-pay vote.

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SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth information as of February [•], 2014 with respect to the beneficial ownership of our capital stock:

•	each person known by EnerJex that beneficially own more than five percent of any class of voting securities;
•	each director of the Company;
•	each named executive officer of the Company; and
•	all directors and named executive officers as a group.

Percentage of beneficial ownership is calculated based on [•] shares of EnerJex common stock outstanding and 4,779,460 shares of EnerJex Series A preferred stock outstanding as of February [•], 2014. The percent of common stock and Series A preferred stock of EnerJex is based on [•] shares of common stock and 4,779,460 shares of Series A preferred stock outstanding.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of February [•], 2014. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options and warrants currently exercisable or that become exercisable within 60 days of February [•], 2014 are outstanding for the purpose of computing the percentage of capital stock of the Company owned by such person or group. However, such unissued shares of capital stock are not deemed to be outstanding for calculating the percentage of capital stock owned by any other person. EnerJex and Black Raven believe that the beneficial owners of capital stock listed in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated in the notes below, the address for each of the stockholders in the table below is c/o EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, Texas 78209.

Name of Beneficial Owner (1)	EnerJex Common Stock and Common Stock Equivalents	Percent of Class (2)
Robert G. Watson, Jr., CEO/President, Director(3)	4,000,000	3.7%

Douglas M. Wright, Chief Financial Officer	150,000	0.1%

R. Atticus Lowe, Director (4)(6)	128,000	0.1%

Lance W. Helfert, Director (4)(7)	201,999	0.2%

James G. Miller, Director	2,174,000	2.0%

Montecito Venture Partners, LLC(5)	176,312	31%

West Coast Opportunity Fund, LLC
120 S Coast Village Road Montecito, CA 93108	52,817,871	48.3%

Orfalea Family Revocable	9,013,459	8.2%

Newman Family Trust	5,500,000	5.0%

All current EnerJex directors and executive officers as a group (eight persons)	78,161,641	71.5%

* Indicates less than one percent.

(1)	As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Registrant, 4040 Broadway, Suite 508, San Antonio, Texas 78209.

(2)	Figures are rounded to the nearest tenth of a percent.

(3)	Includes [●] shares under an option granted to Mr. Watson to purchase 900,000 shares of common stock at $0.40 per share. Mr. Watson vests in that option in equal monthly increments over 48 months commencing January 1, 2011.

(4)	West Coast Asset Management, Inc. (the "Investment Manager") is the Investment Manager to separately managed accounts, some of which are affiliated with the Reporting Persons (the "Accounts"). The Accounts directly own all of the shares reported herein. R. Atticus Lowe and Lance W. Helfert serve on the investment committee of the Investment Manager. Each Reporting Person disclaims beneficial ownership of all securities reported herein, except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that such Reporting Person is the beneficial owner of the shares for purposes of Section 16 of the Securities and Exchange Act of 1934 or for any other purposes.

(5)	Montecito Venture Partners, LLC is a controlled affiliate of West Coast Asset Management, Inc. Includes 2,417,660 shares of Series A Preferred Stock that is convertible into 2,417,660 shares of the Registrant's common stock.

(6)	Includes 12,388 of the shares beneficially owned by Mr. Lowe by reason of his ownership interest in West Coast Opportunity Fund, LLC, and 1,135,199 of the shares beneficially owned by Mr. Lowe by reason of his ownership interest in Montecito Venture Partners, LLC.

(7)	Includes 70,738 of the shares beneficially owned by Mr. Helfert by reason of his ownership interest in West Coast Opportunity Fund, LLC, and 6,606,201 of the shares beneficially owned by Mr. Helfert by reason of his ownership interest in Montecito Venture Partners, LLC.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The EnerJex board of directors has delegated to the audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the audit committee to take an action with respect to a proposed related party transaction, the EnerJex board of directors or another committee of the EnerJex board of directors, may approve or ratify it. No member of the EnerJex board of directors or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

EnerJex's policy defines a "related party transaction" as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EnerJex (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to EnerJex of the facts and circumstances of the proposed transaction, including:

•	the related party's relationship to EnerJex and his or her interest in the transaction;
•	the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•	the purpose and benefits of the proposed related party transaction with respect to EnerJex;
•	if applicable, the availability of other sources of comparable products or services; and
•	an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If EnerJex determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the audit and finance committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the audit committee will consider, among other things, the following:

•	the purpose of the transaction;
•	the benefits of the transaction to EnerJex;
•	the impact on a director's independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the audit committee but are not required to be approved or ratified by the audit committee.

EnerJex also produces quarterly reports to the audit committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow EnerJex to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the audit committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under EnerJex's policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the audit committee and will not be subject to these procedures.

There were no related party transactions for EnerJex during 2013.

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DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Capital Stock

EnerJex currently is authorized to issue 250,000,000 shares of common stock, $0.001 par value per share, 4,779,460 shares of EnerJex Series A preferred stock, $0.001 par value per share, and 25,000,000 million shares of undesignated preferred stock, $0.001 par value per share.

As of February [•], 2014, EnerJex had [•] shares of EnerJex common stock outstanding. As of [•], 2014, EnerJex had an aggregate of 5 million shares of EnerJex common stock reserved for issuance upon the exercise of outstanding stock options granted under the EnerJex Resources, Inc. 2013 Stock Incentive Plan. As of [•], 2014, EnerJex had an aggregate of 550,000 shares of EnerJex common stock reserved for issuance upon the exercise of outstanding warrants.

As of [•], 2014, EnerJex had 4,779,460 shares of EnerJex Series A preferred stock outstanding. Each share of EnerJex Series A preferred stock entitles its holder to one vote per share. Each share of EnerJex Series A preferred stock is convertible, at the option of the holder, for one share of EnerJex common stock, at an exchange price of $1.00 per share, subject to adjustment upon certain capitalization events. Holders of EnerJex Series A preferred stock are entitled to receive dividends. Holders of EnerJex Series A preferred stock are entitled to participate in the distribution of EnerJex's assets upon any liquidation, dissolution or winding-up of EnerJex. The holders of EnerJex Series A preferred stock have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

 Common Stock

For all matters submitted to a vote of EnerJex stockholders, each holder of EnerJex common stock is entitled to one vote for each share registered in the holder's name on EnerJex's books. EnerJex common stock does not have cumulative voting rights. The holders of a majority of the shares of EnerJex common stock and Series A preferred stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose. Subject to limitations under Nevada law and preferences that may be applicable to any then outstanding preferred stock, holders of EnerJex common stock are entitled to receive ratably those dividends, if any, as may be declared by the EnerJex board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of EnerJex, the holders of EnerJex common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of EnerJex's debts and other liabilities, subject to the prior rights of any preferred stock then outstanding. All shares of outstanding EnerJex common stock are fully paid and nonassessable. Holders of EnerJex common stock do not have preemptive or subscription rights, and they have no right to convert their EnerJex common stock into any other securities. There are no redemption or sinking fund provisions applicable to the EnerJex common stock. The rights, preferences and privileges of the holders of EnerJex common stock are subject to the rights of the holders of any series of preferred stock which EnerJex may designate in the future. EnerJex's articles of incorporation and bylaws do not restrict the ability of a holder of EnerJex common stock to transfer the holder's shares of EnerJex common stock.

Series A Preferred Stock

Each share of EnerJex Series A preferred stock entitles its holder to one vote per share. Each share of EnerJex Series A preferred stock is exchangeable, at the option of the holder, for one share of EnerJex common stock, at an exchange price of $1.00 per share, subject to adjustment upon certain capitalization events. Holders of EnerJex Series A preferred stock are entitled to receive dividends. Holders of EnerJex Series A preferred stock are entitled to participate in the distribution of EnerJex's assets upon any liquidation, dissolution or winding-up of EnerJex. There are fifteen record holders of EnerJex Series A preferred stock and they have no cumulative voting, preemptive, subscription, redemption or sinking fund rights.

Preferred Stock

The EnerJex board of directors is authorized, without approval of EnerJex stockholders subject to any limitations prescribed by law, to issue up to an aggregate of 25 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences. The rights of the holders of EnerJex common stock and Series A preferred stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The EnerJex board of directors could authorize the issuance of shares of preferred stock with terms and conditions more favorable than the EnerJex common stock or Series A preferred stock and with rights that could adversely affect the voting power or other rights of holders of the EnerJex common stock or Series A preferred stock. Prior to issuance of shares of each series of undesignated preferred stock, the EnerJex board of directors is required by the Nevada Revised Statutes and EnerJex's amended and restated articles of incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Nevada, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control of EnerJex.

Anti-Takeover Effects of Provisions of EnerJex's Amended and Restated Articles of Incorporation and Bylaws and Nevada Law

Some provisions of EnerJex's amended and restated articles of incorporation and bylaws and Nevada law contain provisions that could make the following transactions more difficult: an acquisition of EnerJex by means of a tender offer; an acquisition of EnerJex by means of a proxy contest or otherwise; or removal of EnerJex's incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of EnerJex to first negotiate with the EnerJex board of directors. The EnerJex board of directors believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure EnerJex outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

50

Articles of Incorporation and Bylaws

The following provisions in EnerJex's amended and restated articles of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control or change in EnerJex's management, including transactions that EnerJex stockholders may otherwise consider to be in their best interest or in EnerJex's best interests, including transactions that might result in a premium over the market price for EnerJex's shares.

•	Authorized But Unissued Capital Stock. EnerJex has shares of common stock and undesignated preferred stock available for future issuance without stockholder approval. EnerJex may use these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on its capital stock. The existence of unissued and unreserved capital stock may enable the EnerJex board of directors to issue shares to persons friendly to current management that could render more difficult or discourage a third-party attempt to obtain control of EnerJex by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of EnerJex's management. In addition, the ability to authorize undesignated preferred stock makes it possible for the EnerJex board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of EnerJex. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of EnerJex.
•	Stockholder Meetings. EnerJex's bylaws provide that a special meeting of stockholders may be called only by EnerJex's chairman of the board, president and chief executive officer, or by the EnerJex board of directors.
•	Requirements for Advance Notification of Stockholder Nominations and Proposals. EnerJex's bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the EnerJex board of directors or a committee of the EnerJex board of directors.
•	No Cumulative Voting Rights. EnerJex's amended and restated articles of incorporation and bylaws do not provide for cumulative voting rights. The holders of a majority of the shares of common stock and Series A preferred stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose.

Nevada Anti-Takeover Law

As a Nevada corporation, EnerJex is subject to Section 78.411 to 78.444 of the Nevada Revised Statutes. This law prohibits a publicly-held Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 78-416 of the Nevada Revised Statues defines "business combination" to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10 percent or more of the corporation's assets involving the interested stockholder;
•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification

EnerJex's amended and restated articles of incorporation contains certain provisions permitted under the Nevada Revised Statutes relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, EnerJex's amended and restated articles of incorporation contain provisions to indemnify EnerJex's directors and officers to the fullest extent permitted by the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent and registrar for EnerJex common stock is Standard Registrar & Transfer Co., Inc.

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DESCRIPTION OF OUR SERIES B PREFERRED STOCK

The terms of the Series B Preferred Stock are contained in a certificate of designation that amends our articles of incorporation, as amended. The following description is a summary of the material provisions of the Series B Preferred Stock and the certificate of designation. It does not purport to be complete. We urge you to read the certificate of designation because it, and not this description, defines your rights as a holder of shares of Series B Preferred Stock. As used in this section, the terms “EnerJex,” “us,” “we” or “our” refer to EnerJex Resources, Inc. and not any of its subsidiaries.

General

Our board of directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. Pursuant to this authority, prior to this offering, our board of directors established the terms of the Series B Preferred Stock, which are described below.

When issued, the Series B Preferred Stock will be validly issued, fully paid and non-assessable. The holders of the Series B Preferred Stock have no preemptive rights with respect to any of our stock or any securities convertible into or carrying rights or options to purchase any such stock. The Series B Preferred Stock is not subject to any sinking fund or other obligation of us to redeem or retire the Series B Preferred Stock, but we may redeem the Series B Preferred Stock as described below under “Redemption.” Unless redeemed or repurchased by us, the Series B Preferred Stock will have a perpetual term with no maturity.

The Series B Preferred Stock will be issued and maintained in book-entry form registered in the name of the nominee, The Depository Trust Company, except in limited circumstances. See “Book-Entry Procedures” below.

The transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock is Standard Registrar & Transfer, Inc.

Ranking

The Series B Preferred Stock ranks:

•	senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares;”
•	equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares;”
•	pari passu with our Series A Preferred Stock;
•	junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series B Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock), referred to, as “senior shares;” and
•	junior to all our existing and future indebtedness.

Dividends

Holders of the Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of [•]% per annum of the $25.00 per share liquidation preference, equivalent to $[•] per annum per share.

With respect to quarterly dividend periods, the dividend payment date shall be each January 31, April 30, July 31, and October 31, commencing [•], 2014. The record date for each quarterly dividend period shall be the business day immediately prior to each dividend payment date, and the dividends for each quarterly dividend period to be paid at the end of such month to such holders of record. Holders of Series B Preferred Stock will only be entitled to dividend payments for each monthly dividend period pursuant to which they are the holder of record as of the applicable record date. Dividends will generally be payable quarterly in arrears on the dividend payment date; provided, that if such day falls on a national holiday or a weekend, such dividends will be due and payable on the next business day following such weekend or national holiday. Dividends payable on the shares of Series B Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date.

We will not declare or pay or set aside for payment any dividend on the shares of Series B Preferred Stock if the terms of any of our agreements or senior shares, including agreements relating to our indebtedness and the certificate of designation relating to our Series A Preferred Stock, prohibit that declaration, payment or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or a default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. The terms of our Series A Preferred Stock prohibit the payment of cash dividends on our equity securities ranking junior to the Series A Preferred Stock, which will include the Series B Preferred Stock, unless all accrued dividends on the Series A Preferred Stock have been paid in full in cash or in kind, but the terms of our Series B Preferred Stock do not require us to declare a dividend on such shares. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. See the risk factor entitled “We could be prevented from paying dividends on the Series B Preferred Stock” on page [•] of this prospectus for additional information.

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Notwithstanding the foregoing, however, dividends on the shares of Series B Preferred Stock will accrue regardless of whether: (i) the terms of our senior shares or our agreements, including our existing or future indebtedness, at any time prohibit the current payment of dividends; (ii) we have earnings; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are declared by our board of directors. Except as otherwise provided, accrued but unpaid distributions on the shares of Series B Preferred Stock will not bear interest, and holders of the shares of Series B Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our dividends on the shares of Series B Preferred Stock will be credited to the previously accrued dividends on the shares of Series B Preferred Stock. We will credit any dividends paid on the shares of Series B Preferred Stock first to the earliest accrued and unpaid dividend due. As described more fully above, the payment of dividends with respect to the Series B Preferred Stock is subordinate to any dividends to which holders of our Series A Preferred Stock are entitled.

We may not declare or pay any dividends, or set aside any funds for the payment of dividends, on shares of common stock or other junior shares, or redeem, purchase or otherwise acquire shares of common stock or other junior shares, unless we also have declared and either paid or set aside for payment the full cumulative dividends on the shares of Series B Preferred Stock for all past dividend periods.

If we do not declare and either pay or set aside for payment the full cumulative dividends on the shares of Series B Preferred Stock and all parity shares, the amount which we have declared will be allocated pro rata to the shares of Series B Preferred Stock and to each parity share so that the amount declared for each share of Series B Preferred Stock and for each parity share is proportionate to the accrued and unpaid distributions on those shares.

Failure to Make Dividend Payments

If we have committed a dividend default by failing to pay the accrued cash dividends on the outstanding Series B Preferred Stock in full for any six consecutive or non-consecutive quarterly periods, then until we have paid all accrued dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full the annual dividend rate on the Series B Preferred Stock will be increased by 2% to 12% per annum, which we refer to as the Penalty Rate, commencing on the first day after the dividend payment date on which such dividend default occurs. Thereafter, the Penalty Rate shall be increased by 2% each successive time we fail to pay the accrued cash dividends on the outstanding Series B Preferred Stock, up to a maximum of 19%.

If we have committed a dividend default by failing to pay the accrued cash dividends on the outstanding Series B Preferred Stock in full for any six consecutive or non-consecutive quarterly periods, then until we have paid all accrued dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full the holders of our Series B Preferred Stock will have the voting rights described below, until we have paid all dividends on the shares of our Series B Preferred Stock for all dividend periods up to and including the dividend payment date on which the accumulated and unpaid dividends are paid in full.

Once we have paid all accumulated and unpaid dividends in full and have paid cash dividends at the Penalty Rate in full for each quarter for an additional two consecutive quarters, the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable, unless we again fail to pay any quarterly dividend for any future quarter.

Failure to Maintain National Market Listing of Series B Preferred Stock

If we list the Series B Preferred Stock on a national exchange and then fail to continuously maintain that listing, then: (i) the annual dividend rate on the Series B Preferred Stock will be increased to the Penalty Rate commencing on the 31 st consecutive day that the Series B Preferred Stock is not listed on a national exchange, and (ii) holders of Series B Preferred Stock will have the voting rights described below. See “Voting Rights” below. When the Series B Preferred Stock is once again listed on a national exchange, the dividend rate will be restored to the Stated Rate and the foregoing provisions will not be applicable, unless the Series B Preferred Stock is again no longer listed on a national exchange.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of junior shares in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of Series B Preferred Stock shall be entitled to receive out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference, or $25.00 per share, plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Stock and the corresponding amounts payable on all senior shares and parity shares, then after payment of the liquidating distribution on all outstanding senior shares, the holders of the Series B Preferred Stock and all other such classes or series of parity shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a voluntary or involuntary liquidation, dissolution or winding up of us.

The certificate of designation for the Series B Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Series B Preferred Stock.

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Redemption

General

We may not redeem the Series B Preferred Stock prior to [•]. On or after [•], we, at our option, upon not less than 30 nor more than 90 days’ written notice, may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding Series B Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Upon the occurrence of a Change of Ownership or Control, we will have the option upon written notice mailed by us, not less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the Series B Preferred Shares to be redeemed, to redeem the Series B Preferred Shares, in whole or in part within 120 days after the first date on which such Change of Ownership or Control occurred, for cash equal to $25.00 per share plus accrued and unpaid dividends (whether or not earned or declared), if any, to, but not including, the redemption date. A "Change of Control" shall be deemed to have occurred on the date (i) that a "person," "group" or "entity" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; (ii) that we sell, transfer, or otherwise dispose of all or substantially all of our assets; or (iii) of the consummation of a merger or share exchange of us with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, securities representing 50% or more of the outstanding voting stock of the entity issuing cash or securities in the merger or share exchange (without consideration of the rights of any class of stock to elect directors by a separate group vote), or where members of our Board of Directors immediately prior to the merger or share exchange would not, immediately after the merger or share exchange, constitute a majority of the board of directors of the entity issuing cash or securities in the merger or share exchange.

Unless full cumulative dividends on all Series B Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series B Preferred Stock or parity shares shall be redeemed unless all outstanding Series B Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock and parity shares. Furthermore, unless full cumulative dividends on all outstanding Series B Preferred Stock and parity shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Stock or parity shares (except by conversion into or exchange for our junior shares and parity shares).

From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series B Preferred Stock, such shares shall no longer be deemed to be outstanding, and all of your rights as a holder of shares of Series B Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Procedures

Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each holder of record of Series B Preferred Stock at the address shown on our share transfer books. Each notice shall state:

•	the redemption date,
•	the redemption price of $25.00 per share of Series B Preferred Stock, plus any accrued and unpaid dividends through the date of redemption,
•	the number of shares of Series B Preferred Stock to be redeemed,
•	the place or places where any certificates issued for Series B Preferred Stock other than through the DTC book entry described below, are to be surrendered for payment of the redemption price,
•	that dividends on the Series B Preferred Stock will cease to accrue on such redemption date,
•	that the shares of Series B Preferred Stock are being redeemed pursuant to our redemption right, and
•	any other information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted for trading.

If fewer than all outstanding shares of Series B Preferred Stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Series B Preferred Stock to be redeemed from each such holder.

Upon such notice of redemption:

•	Dividends on the Series B Preferred Stock being redeemed shall cease to accrue,
•	Such redeemed shares of Series B Preferred Stock shall be no longer deemed to be outstanding, and
•	The rights of the holders of such Series B Preferred Stock shall cease (except the right to receive the redemption price (including accrued and unpaid dividends)).

Upon issuing a notice of redemption, we shall deposit with our registrar and transfer agent the redemption price (including accrued and unpaid dividends) and give the registrar and transfer agent irrevocable instructions and authority to pay such amount to any holder of the Series B Preferred Stock properly redeeming its shares. For any Series B Preferred Stock is held through DTC book entry, on or prior to the redemption date, the registrar and transfer agent shall deposit the redemption price (including accrued and unpaid dividends) of the Series B Preferred Stock so called for redemption with DTC in trust for the nominee holders thereof. Any interest or other earnings earned on the redemption price (including all accrued and unpaid dividends) deposited with a bank or trust company will be paid to us. Any monies so deposited that remain unclaimed by the holders of the Series B Preferred Stock at the end of two years after the redemption date will be returned to us by the registrar and transfer agent.

After the redemption date, the redeemed shares of the Series B Preferred Stock shall not be considered outstanding for purposes of voting or determining shares entitled to vote on any matter on or after the redemption date.

On or after the redemption date, each holder of shares of Series B Preferred Stock that holds a certificate other than through the DTC book entry described below must present and surrender each certificate representing his Series B Preferred Stock to us at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series B Preferred Stock as the owner thereof, each surrendered certificate will be canceled and the shares will be retired and restored to the status of undesignated, authorized shares of preferred stock.

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If we redeem any shares of Series B Preferred Stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares.

Voting Rights

Except as indicated below, the holders of Series B Preferred Stock have no voting rights.

If and whenever cash dividends on any outstanding Series B Preferred Stock have not been paid in full for any quarterly dividend period for any six consecutive or non-consecutive quarterly periods, whether or not earned or declared, the number of directors then constituting our board of directors will increase by two, and the holders of Series B Preferred Stock, voting together as a class with the holders of any other parity shares upon which like voting rights have been conferred (any such other series, being “voting preferred shares”), will have the right to elect two additional directors to serve on our board of directors at any meeting of stockholders called for the purpose of electing directors until all such dividends and all dividends for the current quarterly period on the Series B Preferred Stock and such other voting preferred shares have been paid or declared and paid in full. The term of office of all directors so elected will terminate with the termination of such voting rights, provided however that such voting rights shall be reinstated upon any subsequent failure to pay six consecutive or non-consecutive quarterly dividends.

The approval of holders of a majority of the outstanding Series B Preferred Stock is required in order to:

•	amend our articles of incorporation if such amendment materially and adversely affects the rights, preferences or voting power of the holders of the Series B Preferred Stock or the voting preferred shares, provided that the creation of a class of parity shares or an increase of the authorized number of Series B Preferred Stock shall be deemed to not materially or adversely affect the rights, preferences or voting power of the holders of Series B Preferred Stock so long as all quarterly dividend payments have been paid in full;
•	authorize, reclassify, create, or increase the authorized amount of any class of stock having rights senior to the Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series B Preferred Stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above, the holders of Series B Preferred Stock are not entitled to vote.

Book-Entry Procedures

The Depository Trust Company & Clearing Corporation, which we refer to as DTC, will act as securities depositary for the Series B Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series B Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series B Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Series B Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in the Series B Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series B Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as “Direct Participants”, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE Amex, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as “Indirect Participants.” The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase the Series B Preferred Stock within the DTC system, the purchase must be made by or through a Direct Participant. The Direct Participant will receive a credit for the Series B Preferred Stock on DTC’s records. You, as the actual owner of the Series B Preferred Stock, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series B Preferred Stock is credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series B Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

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Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of the Series B Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series B Preferred Stock.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our articles of incorporation, as amended or supplemented, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the outstanding shares of Series B Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of Series B Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series B Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Series B Preferred Stock is credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Series B Preferred Stock will be made directly to DTC. DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners such as you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series B Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series B Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series B Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series B Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Initial settlement for the Series B Preferred Stock will be made in immediately available funds. Secondary market trading between DTC’s participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

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UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement between us and the underwriters, we have agreed to issue and sell to the public through the underwriters, and the underwriters have agreed to offer and sell, 300,000 shares of our Series B Preferred Stock, on a best-efforts basis.

The underwriting agreement provides that the obligation of the underwriters to offer and sell the shares of Series B Preferred Stock, on a best-efforts basis, is subject to certain conditions precedent, including but not limited to delivery of legal opinions and auditor comfort letters. The underwriters are under no obligation to purchase any shares of Series B Preferred Stock for their own accounts. As a “best-efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The underwriters may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority.

The underwriters propose to offer the shares of Series B Preferred Stock to investors at the public offering price set forth on the cover of this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. In connection with the offer and sale of the Series B Preferred Stock by the underwriters, we will pay the underwriters a collective amount equal to [•] % of the gross proceeds received by us in connection with the sale of the shares of Series B Preferred Stock, which will be deemed underwriting commissions.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share	Total
Public offering price	$ – $	$ – $
Underwriting commission paid by us	$ – $	$ – $
Proceeds, before expenses, to us	$ – $	$ – $

In connection with the successful completion of this offering, for the price of $50 each, the underwriters may purchase a five-year warrant to purchase shares of our common stock equal to [●]% of the shares sold in this offering at an exercise price of % of the closing price of our common stock on the date of the underwriting agreement. The warrants that the underwriters may purchase described in this paragraph will contain demand registration rights. We also granted Northland Capital Markets and Euro Pacific Capital a right of first refusal to participate in any subsequent offering or placement of our securities that takes place during the term of our engagement with Northland Capital Markets and Euro Pacific Capital or within twelve months thereafter.

We have also agreed to pay the underwriters’ reasonable out-of-pocket expenses (including fees and expense of the underwriters’ counsel) incurred by the underwriters in connection with this offering up to $[•]. In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions referred to above and payment of the underwriters’ expenses referred to below, will be approximately $ [•]. Except as disclosed in this prospectus, the underwriter has not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be underwriting compensation under its rule of fair price.

Indemnification of Underwriters

We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the underwriting agreement. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters and their affiliates may provide from time to time in the future certain financial advisory, investment banking and other services for us in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own accounts or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

No Sales of Similar Securities

The underwriters have required all of our directors and officers to agree not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock without the prior written consent of Northland Securities, Inc. for a period of 90 days after the date of the final prospectus supplement.

The restrictions described in the immediately preceding paragraph do not apply to certain items, including transfers as a bona fide gift or gifts, transfers by will or intestate succession, or to any trust for the direct or indirect benefit of the director or officer or his or her immediate family, provided that in each case any such recipient agrees to be bound by the terms of the restrictions described above, and transfers in connection with the exercise of any stock options that expire during the period described above, to the extent necessary to fund the exercise price of the stock options and any withholding taxes resulting from such exercise.

We have agreed that for a period of 90 days after the date of this prospectus, we will not, without the prior written consent of Northland Securities, Inc., offer, sell or otherwise dispose of any shares of capital stock, except for the shares of Series B Preferred Stock offered in this offering, awards to acquire shares of our common stock granted pursuant to our equity incentive plans existing on the date of the underwriting agreement, and shares of common stock issuable in connection with such awards.

The 90-day restricted period in all of the agreements described above is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Northland Securities, Inc. waives the extension in writing.

Stamp Taxes

If you purchase shares of Series B Preferred Stock offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Foreign Regulatory Restrictions on Purchase of the Series C Preferred Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Series B Preferred Stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Series B Preferred Stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Series B Preferred Stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

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Additional Information

In the ordinary course of its business, the underwriters and their affiliates may actively trade or hold our securities for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in our securities. The underwriters and their affiliates may in the future perform various financial advisory and investment banking services for us, for which they will receive customary fees and expense.

North and Captital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

This prospectus may be made available on web sites maintained by the underwriters and the underwriters may distribute prospectuses electronically.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus and certain tax matters have been passed upon for us by Reicker, Pfau, Pyle & McRoy LLP, Santa Barbara, California. The underwriters have been represented in connection with this offering by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements of EnerJex as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, included in the prospectus, which is part of this registration statement, and the effectiveness of EnerJex's internal control over financial reporting as of December 31, 2012, have been audited by Weaver, Martin & Samyn, LLC, an independent registered public accounting firm, as stated in their reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Black Raven as of December 31, 2012 and 2011, and for each of the two years in the period ended December 31, 2012, included in this registration statement of EnerJex and the related prospectus of EnerJex and Black Raven have been audited by L.L. Bradford, LLC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information included in this prospectus, including the annexes, as of December 31, 2011 and 2012 relating to EnerJex’s estimated quantities of oil and gas reserves is derived from reserve reports prepared by MHA Petroleum Consultants LLC. This information is included in this proxy statement/information statement/prospectus in reliance upon such firm as experts in matters contained in the reports.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

Certain reports and documents have been incorporated by reference in the prospectus contained in this registration statement on Form S-1. We will provide these reports upon written or oral request at no cost. You may contact us with such requests at: EnerJex Resources, Inc., 4040 Broadway, Suite 508, San Antonio, TX 78209, Attn: Chief Executive Officer or call us at (210) 451-5545.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information it files with the SEC. The address of our website is www.enerjex.com. Information contained on our website or that can be accessed through our website does not constitute a part of this proxy statement/information statement/prospectus. We have included our website addresses only as inactive textual references and does not intend it to be an active link to its website.

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

58

F-1

Black Raven Energy,
Inc. and Subsidiaries

Consolidated Financial Statements as of and for the
Years Ended December 31, 2012 and 2011, and
Independent Auditors’ Report

F-2

Independent Auditor’s Report

To the Board of Directors and Stockholders of

Black Raven Energy, Inc.

Denver, Colorado

We have audited the accompanying consolidated balance sheets of Black Raven Energy, Inc. and subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Black Raven Energy, Inc. and subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses, negative cash flows from operations and stockholders’ deficit raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC

Las Vegas, Nevada

August 2, 2013

F-3

Black Raven Energy, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$1,719	$1,865
Restricted cash (Note 3)	249	18,548
Accounts receivable, net of allowance ($2 and $2 respectively)	731	765
Derivative asset (Note 13)	178	30
Inventory	27	139
Prepaid expenses	144	256
Total current assets	3,048	21,603
Oil and gas properties accounted for under the successful efforts method of accounting:
Proved properties	22,944	18,886
Unproved leaseholds	54	36
Wells-in-progress	1,661	1,723
Total oil and gas properties	24,659	20,645
Less: accumulated depreciation, depletion and amortization	(2,707)	(1,643)
Net oil and gas properties	21,952	19,002
Gathering and other property and equipment	3,444	3,198
Less: accumulated depreciation and amortization	(1,182)	(1,078)
Net gathering and other property and equipment	2,262	2,120
Other non-current assets:
Derivative asset (Note 13)	185	192
Deferred financing costs	2,631	3,366
Restricted cash (Note 3)	450	450
Other non-current assets	632	634
Total other non-current assets	3,818	4,642
TOTAL ASSETS	$31,160	$47,367

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Black Raven Energy, Inc.

Consolidated Balance Sheets (Continued)

(In thousands, except share amounts)

	December 31, 2012	December 31, 2011
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,290	$6,915
Accrued expenses and other current liabilities	2,054	909
Advances from Atlas (Note 3)	150	14,056
Current portion of long-term debt	36	9
Total current liabilities	4,530	21,889
Secured notes and debentures, net of discount	37,716	34,823
Notes payable, net of current portion	84	28
Asset retirement obligations	1,192	1,034
Total liabilities	43,522	57,774
Commitments and Contingencies (Note 8)
Stockholders’ deficit
Common stock, par value $.001, 150,000,000 shares authorized; 17,601,774 and 17,129,296 issued and outstanding, respectively	17	17
Additional paid-in-capital	32,038	30,943
Accumulated deficit	(44,417)	(41,367)
Total stockholders’ deficit	(12,362)	(10,407)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$31,160	$47,367

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Black Raven Energy, Inc.

Consolidated Statements of Operations

(In thousands)

	Years Ended December 31,
	2012	2011

Operating revenue:
Oil and gas sales	$4,023	$1,388
Gain on sale of oil and gas properties	2,963	4,281
Management revenue	60	—
Total operating revenue	7,046	5,669
Operating expenses:
Oil and gas production expense	1,679	762
Exploration expense	13	9
Depreciation, depletion, amortization and accretion	1,386	550
After pay-out interest conveyed for services rendered	—	1,522
General and administrative	2,001	2,119
Total operating expenses	5,079	4,962
Operating income	1,967	707
Other income (expense):
Interest and other income	114	69
Realized and unrealized gain on derivative contracts	207	317
Gain on disposal of assets	18	—
Interest expense	(5,356)	(3,433)
Total other expense	(5,017)	(3,047)
Loss before income taxes	(3,050)	(2,340)
Income tax expense	—	(54)
Net loss	$(3,050)	$(2,394)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Black Raven Energy, Inc.

Consolidated Statements of Stockholders’ Deficit

Years Ended December 31, 2012 and 2011

(In thousands)

			Additional		Total
	Common		Paid - In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2011	16,660,965	$17	$29,744	$(38,973)	$(9,212)
Issuance of shares	468,331	—	942	—	942
Share-based compensation	—	—	257	—	257
Net loss	—	—	—	(2,394)	(2,394)
Balance at December 31, 2011	17,129,296	17	30,943	(41,367)	(10,407)
Issuance of shares	472,478	—	945	—	945
Share-based compensation	—	—	150	—	150
Net loss	—	—	—	(3,050)	(3,050)
Balance at December 31, 2012	17,601,774	$17	$32,038	$(44,417)	$(12,362)

The accompanying notes are an integral part of these consolidated financial statements.

F-7

Black Raven Energy, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2012	2011

Cash flows from operating activities
Net loss	$(3,050)	$(2,394)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of oil and gas properties	(2,963)	(4,281)
Depreciation, depletion, amortization and accretion	1,386	550
Amortization of debt issuance costs	734	321
Amortization of debt discount	590	246
Share-based compensation expense	150	257
After pay-out interest conveyed for services rendered	—	1,522
Non-cash interest expense	1,423	942
Gain on sale of assets and other	(18)	—
Unrealized (gain) loss on derivative assets	(141)	(222)
Changes in assets and liabilities:
Accounts receivable	34	(763)
Inventory	113	(86)
Prepaid expenses	112	4
Other non-current assets	2	(482)
Restricted cash (Note 3)	18,299	(12,911)
Advances from Atlas	(12,541)	8,147
Accounts payable	(4,952)	4,929
Accrued expenses and other current liabilities	(220)	1,798
Other non-current liabilities	(9)	—
Net cash from operating activities	(1,051)	(2,423)
Cash flows from investing activities
Property acquisitions	—	(16,889)
Capital expenditures	(4,086)	(1,655)
Restricted cash – interest reserve	—	(450)
Proceeds from Farmout Agreement (Note 3)	3,060	8,040
Proceeds from sale of assets	23	—
Net cash from investing activities	(1,003)	(10,954)
Cash flows from financing activities
Proceeds from loans	2,608	18,037
Deferred financing costs	—	(1,743)
Repayment of loans	(700)	(2,000)
Net cash from financing activities	1,908	14,294
Net increase (decrease) in cash	(146)	917
Cash and cash equivalents—beginning of year	1,865	948
Cash and cash equivalents—end of year	$1,719	$1,865
Supplemental disclosure of cash flow activity
Cash paid for interest (net of amounts capitalized)	$1,597	$1,735
Supplemental schedule of non-cash investing and financing activities
Accrued capital expenditures	$1,207	$609
Conversion of interest to debt	$477	$180
Overriding royalty interest conveyed for financing	$—	$2,394

The accompanying notes are an integral part of these consolidated financial statements.

F-8

BLACK RAVEN ENERGY, INC.

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1 – Business, Going Concern and Significant Transactions

Business

Black Raven Energy, Inc. and its wholly-owned subsidiary, PRB Gathering, Inc. (“PRB Gathering”) (together, the “Company”), operate as an independent energy company engaged in the acquisition, exploitation, development and production of natural gas and oil in the Rocky Mountain region of the United States.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company continues to report a shareholders’ deficit totaling $12.4 million as of December 31, 2012. Additionally, the Company recorded negative cash flows from operations totaling $1.1 million for the year ended December 31, 2012. Cash and cash equivalents on hand and internally generated cash flows may not be sufficient to execute the Company’s business plan. Future bank financings, asset sales, joint ventures, farmouts or other equity or debt financings will be required to fund the Company’s debt service, working capital requirements, planned drilling, potential acquisitions and other capital expenditures. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Management’s plans to mitigate the substantial doubt about the Company’s ability to continue as a going concern include finding a strategic partner and merging with that partner as further discussed in Note 15.

Significant Transactions

On June 6, 2011, the Company acquired from Diamond Operating all of its interests in the Marks Butte area of Sedgwick County, Colorado. The purchase price was $98,500, and included title and interest in all oil and gas leases, all easements, rights-of-way, a 100% working interest in two shut-in wells, 6.15 miles of pipeline and a compressor station with a tap into the Trailblazer Pipeline. We acquired the assets primarily to utilize the tap for potential drilling in the East Marks Butte area.

On July 27, 2011, the Company purchased 80% of the Adena Properties. The Adena Properties consist of an existing waterflood in the J Sand and a conventional oil field in the D Sand. In addition, there is a gas cap in the J Sand that can be produced in the future. The acquisition consists of an 80% working interest in 18,760 gross acres for a purchase price of $15.75 million, subject to adjustments for production after the effective date and other matters. The effective date of the acquisition was April 1, 2011.

On December 6, 2011, the Company acquired the remaining 20% working interest in the Adena Properties for a purchase price of $1.7 million in cash, subject to post-closing adjustments as set forth in the agreement.  The acquisition was effective July 1, 2011.

We entered into an agreement with a strategic partner who provided due diligence services in connection with the acquisition of the Adena Properties. In addition, our strategic partner will provide future geological, engineering, and management consulting services associated with the operation of the Adena Properties. As compensation for the due diligence services performed for the Company, our partner earned 30% of our working interest after payout of all costs, including financing costs. In connection with the consulting arrangement, our partner will earn monthly consulting fees as future services are performed based on the production realized from the Adena Properties. No significant consulting fees were paid during 2012 or 2011.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation - The consolidated financial statements include the accounts of the Company and its subsidiaries. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All inter-company transactions have been eliminated. In connection with the preparation of the consolidated financial statements, the Company evaluated subsequent events after the balance sheet date of December 31, 2012, through August 1, 2013.

F-9

Use of Estimates - The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some specific examples of such estimates include the allowance for doubtful accounts receivable, accrued expenses, accrued revenue, asset retirement obligations, purchase price allocation, valuation of interests conveyed, determining the remaining economic lives and carrying values of property and equipment, and the estimates of gas reserves that affect the depletion calculation and impairments for gas properties and other long-lived assets. In addition, the Company uses assumptions to estimate the fair value of share-based compensation. The Company believes its estimates and assumptions are reasonable; however, actual results may differ from its estimates.

Cash and Cash Equivalents - The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these instruments. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.

Restricted Cash — Restricted cash includes cash received from Atlas restricted for drilling activities in connection with oil and gas properties subject to the Farmout Agreement. See Note 3 for further discussion of the Farmout Agreement. Non-current restricted cash includes a reserve account required pursuant to the terms of the debt issued upon acquisition of the Adena Properties (See Note 9).

Accounts Receivable - Trade accounts receivable are recorded at the invoiced amount. The Company assesses credit risk and allowance for doubtful accounts on a customer specific basis. The Company had an allowance for doubtful accounts of $2,000 at December 31, 2012 and 2011.

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analyses and monitors the financial condition of its customers to reduce credit risk. Management periodically reviews accounts receivable aging reports to assess credit risks, and if appropriate, also reviews updated credit information to further assess such risk. In the event that management determines the customers’ accounts receivable collectability as less than probable, management reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount not collectible. Allowances for uncollectible accounts receivable are based on information available and historical experience. For information on the concentration of credit risk by customer in the years ended December 31, 2012 and 2011, see below.

Inventory - Inventory is recorded at cost. The Company periodically reviews the carrying cost of its inventories as compared to current market value for those inventories and adjusts its carrying value to the lower of cost or market. Inventory at December 31, 2012 and 2011 consisted primarily of tubing, and totaled $27,000 and $139,000, respectively.

Income Taxes — The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. In evaluating the ability to realize net deferred tax assets, the Company will take into account a number of factors, primarily relating to the Company’s ability to generate taxable income. The Company has recognized, before the valuation allowance, a net deferred tax asset attributable to the net operating losses for the years ended December 31, 2012 and 2011, respectively. FASB ASC Topic 740, “Income Taxes” (“ASC Topic 740”), requires that a valuation allowance be recorded against deferred tax assets unless it is more likely than not that the deferred tax asset will be utilized. As a result of this analysis, the Company has recorded a full valuation allowance against its net deferred tax asset.

The Company has adopted the uncertainty provisions of ASC Topic 740, which require the Company to recognize the impact of a tax position in its financial statements only if the technical merits of that position indicate that the position is more likely than not of being sustained upon audit. The Company recognizes potential accrued interest and penalties, if any, related to unrecognized tax benefits in income tax expense, which is consistent with the recognition of these items in prior reporting periods.

Revenue Recognition - Revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collectability of the revenue is probable.  The Company derives revenue primarily from the sale of produced oil and natural gas.  The Company reports revenue as the gross amount received before taking into account production taxes and transportation costs, which are reported as separate expenses.  Revenue is recorded in the month the Company’s production is delivered to the purchaser, but payment is generally received between 30 and 90 days after the date of production.  Revenues from the production of oil and gas properties in which the Company has an interest with other producers are recognized on the basis of the Company’s net working interest.  At the end of each month, the Company calculates a revenue accrual based on the estimates of production delivered to or transported for the purchaser.

Property, Equipment - Gas Gathering and Other - Gathering assets, including compressor sites and pipelines, are recorded at cost and depreciated using the straight line method over the estimated useful lives of the assets, which range from ten to thirty years. Other property and equipment, such as office furniture, computer and related software and equipment, automobiles and leasehold improvements are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets or underlying leases, in respect to leasehold improvements, ranging from three to ten years.

F-10

Oil and Gas Producing Properties – The Company has elected to follow the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether the well has found proved reserves. If an exploratory well does not find proved reserves, the costs of drilling the unsuccessful exploratory well are charged to expense. Exploratory dry hole costs are included in cash flows from investing activities as part of capital expenditures in the consolidated statements of cash flows. The cost of development wells, whether productive or not, is capitalized.

Other exploration costs, including certain geological and geophysical expenses and delay rentals for oil and gas leases, are charged to expense as incurred. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production amortization rate. A gain or loss is recognized for all other sales of proved properties. Unproved oil and gas property costs are transferred to proved oil and gas properties if the properties are determined to be productive and are assigned proved reserves. Proceeds from sales of partial interests in unproved properties are accounted for as a recovery of cost without recognizing gain until all costs are recovered. Maintenance and repairs are charged to expense, and renewals and betterments are capitalized to the appropriate property and equipment accounts.

Depreciation, depletion, amortization and accretion (“DD&A”) of capitalized costs of proved oil and gas properties is determined on a field-by-field basis using the units-of-production method based upon proved reserves. The computation of DD&A takes into consideration restoration, dismantlement and abandonment costs and the anticipated proceeds from equipment salvage.

Impairment of Long-Lived Assets - In accordance with FASB ASC Topic 360, “Property, Plant and Equipment” (“ASC Topic 360”), the Company groups assets at the field level and periodically reviews the carrying value of its property and equipment to test whether current events or circumstances indicate that such carrying value may not be recoverable. If the tests indicate that the carrying value of the asset is greater than the estimated future undiscounted cash flows to be generated by such asset, then an impairment adjustment will be recognized. Such adjustment consists of the amount by which the carrying value of such asset exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows from such asset using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets, and accordingly, actual results could vary significantly from such estimates.

The Company did not incur any impairment charges during the years ended December 31, 2012 and 2011.

Deferred Financing Costs - Costs that are incurred by us in connection with the issuance of debt are capitalized and amortized to interest expense, using the effective interest method, over the expected terms of the related debt agreements.

Discount of Debt - On July 27, 2011, in order to finance the acquisition of the Adena Properties, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with Carlyle Energy Mezzanine Opportunities Fund and its affiliates (collectively “Carlyle”) as administrative agent and collateral agent.  Pursuant to the Note Purchase Agreement, the Company closed on the issuance and sale of Tranche A promissory notes (the “Tranche A Notes”) in the aggregate principal amount of $18.0 million. The Tranche A Notes have been recorded net of a discount of $450,000, which is being amortized over the life of the loan. Concurrently with the issuance of the Tranche A Notes, the Company issued to the holders of the Tranche A Notes Tranche B promissory notes (“Tranche B Notes, and with the Tranche A Notes the “Senior Secured Notes”) in the aggregate principal amount of $2.5 million. The Tranche B Notes have been recorded net of a discount of $2.5 million, which is being amortized over the life of the loan. For the years ended December 31, 2012 and 2011, the Company recorded $590,000 and $246,000 of interest expense related to the amortization of the discount on its Senior Secured Notes, respectively.

Exploration Expense – The Company accounts for exploration and development activities utilizing the successful efforts method of accounting. Exploration costs, including personnel costs, certain geological and geophysical expenses and delay rentals for oil and gas leases are charged to expense as incurred. Drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found proved reserves in commercial quantities. The application of the successful efforts method of accounting requires managerial judgment to determine that proper classification of wells designated as developmental or exploratory is made to determine the proper accounting treatment of the costs incurred. The results from a drilling operation can take considerable time to analyze and the determination that commercial reserves have been discovered requires both judgment and industry experience. Wells may be completed that are assumed to be productive but actually deliver oil and gas in quantities insufficient to be economic. This may result in the abandonment of the wells at a later date. Wells are drilled that have targeted geologic structures that are both developmental and exploratory in nature and an allocation of costs is required to properly account for the results. The evaluation of oil and leasehold acquisition costs requires managerial judgment to estimate the fair value of these costs with reference to drilling activity in a given area.

F-11

Asset Retirement Obligations – The Company follows FASB ASC Topic 410, “Asset Retirement and Environmental Obligations” (“ASC Topic 410”), to account for its future asset abandonment costs. Estimated future costs associated with the plugging and abandonment of its oil and gas properties are discounted to present values using a risk-adjusted rate over the estimated economic life of the assets. Such costs are capitalized as part of the cost of the related asset and amortized over the related asset’s estimated useful life. The associated liability is classified as a long-term liability and is adjusted when circumstances change and for the accretion of expense which is recorded as a component of depreciation, depletion and amortization. The Company recognizes an estimate of the liability associated with the abandonment of oil and gas properties at the time the well is completed. The Company estimated its asset retirement obligation liabilities for these wells based on estimated costs to plug and abandon the wells, the estimated life of the wells and its respective ownership percentage in the wells.

Share-Based Compensation - At December 31, 2012, the Company had a stock-based employee compensation plan that includes stock options issued to employees and non-employee directors as more fully described in Note 11. The Company records expense associated with the fair value of stock-based compensation in accordance with FASB ASC Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”).  The Company uses the Black-Scholes option valuation model to determine the fair value of awards and calculate the required disclosures.

The Company recorded compensation expense associated with all unvested stock options totaling $150,000 and $257,000 for the years ended December 31, 2012 and 2011, respectively.

Comprehensive Income (Loss) – The Company accounts for comprehensive income (loss) in accordance with FASB ASC Topic 220, “Comprehensive Income” (“ASC Topic 220”), which established standards for the reporting and presentation of comprehensive income in its consolidated financial statements.  For the years ended December 31, 2012 and 2011, comprehensive income (loss) is equal to net income (loss) as reported in the Company’s consolidated statements of operations.

Derivative Financial Instruments - To mitigate a portion of the exposure to potentially adverse market changes in oil prices and the associated impact on cash flows, the Company has entered into an oil swap contract.

Off-Balance Sheet Arrangements – The Company has not participated in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities (“SPEs”), or SPEs which would have been established for the purpose of facilitating off-balance sheet arrangements or for other contractually narrow or limited purposes.

Concentration of Credit Risk - Revenues from customers which represented 10% or more of the Company’s sales for the years ended December 31, 2012 and 2011 were as follows:

	For the years ended
	December 31,
Customer	2012	2011

A	7.5%	26.6%
B	91.3%	66.5%
	98.8%	93.1%

Recent Accounting Pronouncements

In May 2011, the FASB issued ASC Update 2011-04, “Fair Value Measurement” (“ASC Update 2011-04”) that clarifies the application of fair value measurement and disclosure requirements and changes particular principles or requirements for measuring fair value.  ASC Update 2011-04 is effective for annual periods beginning after December 15, 2011.  The Company adopted ASC Update 2011-04 on January 1, 2012. Adoption of this update did not have a material impact on the Company’s fair value disclosures.

In June 2011, the FASB issued ASC Update 2011-05, “Comprehensive Income” (“ASC Update 2011-05”) that provides that an entity that reports items of other comprehensive income has the option to present the components of net income and comprehensive income in either one continuous financial statement or two consecutive financial statements. ASC Update 2011-05 is effective for annual periods beginning after December 15, 2011.  The Company adopted ASC Update 2011-04 on January 1, 2012. Adoption of this update did not have a material impact on the Company’s financial statements.

The Company has reviewed all other recent accounting pronouncements and determined that they will have no impact on the Company’s financial statements.

F-12

Note 3—Farmout Agreement

On July 23, 2010, the Company entered into a Farmout Agreement with Atlas, a wholly-owned subsidiary of Atlas Energy, Inc, relating to natural gas drilling within an area of mutual interest in Phillips and Sedgwick counties, Colorado and Perkins, Chase and Dundy counties, Nebraska (the “AMI”).

Under the terms of the Farmout Agreement, Atlas agreed to drill six initial wells identified in the Farmout Agreement (the “Initial Wells”) and to complete certain initial projects, including 3D seismic shoots, upgrades of sales meter equipment, the change-out of compressors, and the upgrade of a dehydrator at the Company’s facility.  The Company assigned to Atlas all of its title and interest in the defined areas around the planned wellbores (the “Drilling Units”) for the Initial Wells.

The Farmout Agreement also provides for Atlas, at its discretion, to drill additional wells in the AMI in accordance with work plans (each a “Work Plan”) approved by Atlas under the Farmout Agreement.  The initial Work Plan approved by Atlas covering provided for Atlas to drill 60 additional wells.  For each six month period after April 30, 2011, Atlas was required to submit a proposal to the Company setting forth the numbers of wells that it proposed to drill (the “Drilling Proposal”) and the Company was required to provide a Work Plan to be approved by Atlas outlining the development plan for the wells set forth in the Drilling Proposal.  In the event that Atlas determined not to drill at least 60 wells in the course of any six month period, the Company had the right, during such six month period, to drill for its own account that number of wells equal to the difference between 60 wells and the number of wells agreed to be drilled by Atlas.  Upon payment of a well-site fee, delivery of an executed authorization for expenditure (“AFE”) for such well by Atlas, and completion of drilling the applicable well, the Company assigned all of its rights, title and interest in the Drilling Units established for such well. The Farmout Agreement also provides for certain rights of the Company and Atlas with respect to the drilling of “deep wells” and for the payment by Atlas of drilling and future 3D seismic costs.

Through the first quarter of 2011, Atlas had funded and drilled an additional 40 wells pursuant to the initial Work Plan. On June 3, 2011, Atlas submitted its Drilling Proposal for the six month period beginning May 1, 2011 in which it proposed to drill 135 wells. We submitted a Work Plan, which Atlas approved. Drilling commenced on August 15, 2011. As of December 31, 2011, an additional 117 wells had been funded and drilled pursuant to the Work Plan, for a total of 163 wells.

In 2012, Atlas funded and the Company drilled an additional 51 wells, bringing the total drilled under the Farmout Agreement to 214.  The Company believes that Atlas was contractually obligated to drill and fund at least 55 additional wells in 2012 under the terms of the Farmout Agreement. The Company and Atlas are currently in dispute over this matter. The Company and Atlas have participated in non-binding mediation and negotiations continue, although a final resolution has not been reached.

Restricted cash of $0.25 million and $18.6 million at December 31, 2012 and 2011, respectively, consists of cash received from Atlas for drilling activities in connection with oil and gas properties subject to the Farmout Agreement. The accounts payable balances at December 31, 2012 and 2011 contain drilling costs related to the Farmout Agreement of $97,000 and $5.6 million, respectively. Advances from Atlas of $.1 million and $14.8 million at December 31, 2012 and 2011, respectively, include cash received from Atlas for drilling activities in connection with oil and gas properties subject to the Farmout Agreement.

In consideration for the agreements made under the Farmout Agreement, Atlas paid the Company $1.0 million upon execution of the Farmout Agreement in 2010.  In addition, Atlas agreed to pay the Company a $60,000 well-site fee for each well drilled by Atlas in the AMI, including the Initial Wells.  As of December 31, 2012, the Company had received $12.8 million of well site fees for the 214 wells drilled through December 31, 2012. In connection with the well site fees received from Atlas, the Company recognized $3.0 million and $4.3 million of gain on sale of oil and gas properties for the years ending December 31, 2012 and 2011, respectively.

The Company’s average overriding royalty interest on the 214 wells drilled is 5.75%.

On August 11, 2010, in connection with the Farmout Agreement and ongoing investment advisory services, the Company entered into an advisory fee agreement with a third party, whereby the Company agreed to pay $10,000 per well for the first 220 wells that are funded and drilled by Atlas under the Farmout Agreement discussed above, up to a maximum fee of $2.2 million. As of December 31, 2012, Atlas had funded and drilled 214 wells and the investment advisory service fees were $2.1 million.

Note 4 —Acquisitions

Marks Butte Acquisition

On June 6, 2011, the Company acquired from Diamond Operating all of its interests in the Marks Butte area of Sedgwick County, Colorado. The purchase price was $98,500 in cash, and included title and interest in all oil and gas leases, all easements, rights-of –way, a 100% working interest in two shut-in wells, 6.15 miles of pipeline, and a compressor station with a tap into the Trailblazer Pipeline. The Company primarily acquired the assets in order to utilize the tap for the planned drilling in the East Marks Butte area as part of the Farmout Agreement.

F-13

The purchase price allocation is as follows (in thousands):

Proved properties	$38
Unproved leaseholds	4
Gathering and other property and equipment	86
Less: Asset retirement obligation assumed	(29)
Total net purchase price	$99

Adena Field Acquisition

On July 27, 2011, the Company completed the purchase of 80% of the Adena Properties.  The acquisition consists of an 80% working interest in 18,760 gross acres in Morgan County, Colorado, with a cash purchase price of $15.22 million, net of liabilities assumed and subject to adjustments for production after the effective date and other matters.  The effective date of the Adena Properties acquisition was May 1, 2011.  The acquisition was financed by Carlyle (see Note 9). On December 8, 2011, the Company acquired the remaining 20% working interest in the Adena Properties for a cash purchase price of $1.6 million, net of liabilities assumed and subject to post-closing adjustments as set forth in the agreement. The acquisition was effective July 1, 2011. The Company became the operator of the Adena Properties.  The Company has entered into an agreement with a strategic partner who provided due diligence services in connection with the acquisition of the Adena Properties. In addition, our strategic partner will provide future geological, engineering, and management consulting services associated with the operations of this project. As compensation for the due diligence services performed for the Company, our partner earned 30% of our working interest after pay-out of all costs, including financing costs. In connection with the consulting arrangement, our partner will earn monthly consulting fees as future services are performed based on the production from the Adena Properties. In connection with the transfer of the 30% working interest called for under this agreement, the Company recorded a $1.5 million charge and reduced the value assigned to the property for the due diligence services rendered during 2011.

The purchase price allocations for the Adena Properties, are as follows (in thousands):

	July 2011 Acquisition	December 2011 Acquisition

Proved properties	$15,635	$1,677
Unproved leaseholds	292	31
Asset retirement obligation	(557)	(139)
Liabilities assumed	(148)	-
Total cash	$15,222	$1,569

The Adena Properties acquisitions qualified as business combinations and, as such, the Company estimated the fair value of the assets acquired as of the acquisition dates, July 27, 2011 and December 6, 2011. To estimate the fair values of the properties as of the acquisition dates, the Company used a net asset value approach. The Company utilized a discounted cash flow model that took into account the following inputs to arrive at estimates of future net cash flows:

•	Estimated ultimate recovery of crude oil and natural gas as prepared by the Company’s petroleum engineers;

•	Estimated future commodity prices based on NYMEX crude oil futures prices as of the acquisition date and adjusted for estimated location and quality differentials as well as related transportation costs;

•	Estimated future production rates; and

•	Estimated timing and amounts of future operating and development costs.

To estimate the fair value of proved properties, the Company discounted the future net cash flows using a market-based rate that the Company determined appropriate at the acquisition date for the various proved reserve categories. To compensate for the inherent risk of estimating and valuing unproved properties, the Company reduced the discounted future net cash flows of the unproved properties by additional risk-weighting factors.

F-14

The revenue and operating expenses from the Adena Properties that are included in the Company’s statement of operations for the year ended December 31, 2011 are as follows:

December 31, 2011
(in thousands)

Oil and gas sales	$1,033
Operating expenses	(393)

The revenue and operating expenses of the combined entity had the acquisition date of the Adena Properties been January 1, 2011 are as follows:

Unaudited Proforma
December 31, 2011
(in thousands)

Revenue	$2,846
Operating expenses	(1,413)
Revenue in excess of operating expenses	$1,433

Note 5 - Gathering and Other Property and Equipment

Gathering and other property and equipment consists of the following:

	Useful Lives	December 31, 2012	December 31, 2011
		(in thousands)	(in thousands)
Compressor sites, pipelines and interconnect	10-30 years	$2,645	$2,477
Equipment	5 years	16	16
Computer equipment	3 years	276	266
Office furniture and equipment and related assets	5-7 years	159	158
Automobiles	3 years	348	281
		3,444	3,198
Less accumulated depreciation and amortization		(1,182)	(1,078)
Total		$2,262	$2,120

Note 6 - Asset Retirement Obligations

The Company recognizes an estimated liability for future costs associated with the abandonment of its oil and gas properties.  A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related long-lived asset are recorded at the time a well is completed or acquired.  The increase in carrying value is included in proved oil and gas properties in the accompanying consolidated balance sheets.  The Company depletes the amount added to proved oil and gas property costs and recognizes expense in connection with the accretion of the discounted liability over the remaining estimated economic lives of the respective oil and gas properties.  Cash paid to settle asset retirement obligations is included in the operating section of the Company’s accompanying consolidated statements of cash flows.

The Company’s estimated asset retirement obligation liability is based on historical experience in abandoning wells, estimated economic lives, estimates as to the cost to abandon the wells in the future, and federal and state regulatory requirements.  The liability is discounted using the credit-adjusted risk-free rate estimated at the time the liability is incurred or revised.  Revisions to the liability could occur due to changes in estimated abandonment costs or well economic lives, or if federal or state regulators enact new requirements regarding the abandonment of wells.

F-15

The following table details all changes to the Company’s estimated asset retirement obligation liabilities during the years ended December 31, 2012 and 2011:

	For the
	Year Ended
	December 31,
	2012	2011
	(in thousands)
Asset retirement obligations, beginning of period	$1,034	$241
Liabilities incurred	9	725
Liabilities settled	(8)	—
Sale of assets	—	—
Accretion expense	157	68
Revision to estimated cash flows	—	—
Asset retirement obligations, end of period	$1,192	$1,034

Note 7 - Income Taxes

Income tax expense (benefit) for each of the years ended December 31, 2012 and 2011 are as follows:

(in thousands)	2012	2011
Current:
Federal	$—	$—
State & Local	—	54
Total current	—	54
Deferred:
Federal	—	—
State & Local	—	—
Total deferred	—	—
Total income tax expense	$—	$54

Total income tax expense (benefit) differed from the amounts computed by applying the federal statutory income tax rate of 35% to earnings (loss) before income taxes as a result of the following items for the years ended December 31, 2012 and 2011:

(in thousands)	2012	2011
Statutory income tax benefit	$(1,067)	$(819)
State income tax expense, net of federal income tax expense (benefit)	(39)	(16)
Other permanent items	609	735
Change in valuation allowance	497	154
Income tax expense	$—	$54

Deferred income tax assets and liabilities are recognized for the future tax consequences of temporary differences. Temporary differences arise when revenues and expenses for financial reporting are recognized for tax purposes in a different period. The Company has recognized, before the valuation allowance, a net deferred tax asset. ASC Topic 740 requires that a valuation allowance be recorded against deferred tax assets unless it is more likely than not that the deferred tax asset will be utilized. As a result of this analysis, the Company has recorded a full valuation allowance against its net deferred tax asset. The Company will continue to evaluate the need to record valuation allowances against deferred tax assets and will make adjustments in accordance with the accounting standard.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2012 and 2011 are as follows:

(in thousands)	2012	2011
Deferred tax assets:
Oil and gas properties	$1,722	$1,625
Asset retirement obligation	453	393
Other	323	283
Net operating loss carryforwards	14,799	13,140
	17,297	15,441
Valuation allowance	(14,521)	(14,023)
Net deferred tax asset	$2,776	$1,418

Deferred tax liabilities:
Property and equipment	$(2,815)	$(1,340)
Amortization of debt discount	39	(78)
Deferred tax liability	(2,776)	(1,418)

Net deferred tax asset (liability)	$—	$—

F-16

The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although there have been no such assessments historically. In the event the Company receives an assessment for interest and/or penalties, such an assessment would be classified in the financial statements as income tax expense.

At December 31, 2012, the Company has net operating loss carryforwards for U.S. federal income tax purposes of approximately $40.4 million. These net operating loss carryforwards, if not utilized to reduce taxable income in future periods, will expire in various amounts beginning in 2028. This net operating loss carryforward may be subject to U.S. Internal Revenue Code Section 382 limitations.

The Company has recorded a valuation allowance of $14.6 million and $14.0 million as of December 31, 2012 and 2011, respectively, against its net deferred tax asset.

The uncertainty provisions of ASC Topic 740 require the Company to recognize the impact of a tax position in its financial statements only if the technical merits of that position indicate that the position is more likely than not of being sustained upon audit.  During 2012, the Company did not record a change to the reserve for uncertain tax positions.  The tax years 2007 - 2012 are open and subject to audit by the Internal Revenue Service and the State of Colorado.

The tabular reconciliation of the reserve for uncertain tax benefits for the years ended December 31, 2012 and 2011 is presented below.

(in thousands)	2012	2011
Beginning balance	$390	$390
Additions based on tax positions related to the current year	—	—
Additions based on tax positions of prior years	—	—
Reduction for tax positions of prior years	—	—
Settlements	—	—
Ending balance	$390	$390

The Company has an unrecognized benefit from net operating loss carryforwards. The deferred tax asset associated with the net operating losses was not recorded. The net operating loss carryforward was utilized in 2009. During 2013, the statute of limitations will expire on the tax years that generated the net operating loss that was deducted. The beginning balance in the table above will be fully utilized.

Note 8 - Commitments and Contingencies

Commitments

In the normal course of business operations, the Company has entered into operating leases for office space, office equipment, vehicles and compression equipment. Rental payments under these operating leases and service agreements totaled $266,000 and $246,000 for the periods ended December 31, 2012 and 2011, respectively.

Future payments, by year, under these operating leases are as follows:

(in thousands)
2013	$167
2014	93
2015	36
Thereafter	12
Total	$308

F-17

Note 9 – Secured Notes & Debenture

Debenture

Since its original issuance in 2009, the terms of the Amended Debenture have been modified on several occasions. Currently, a total of approximately $21.35 million of principal is outstanding under the Amended Debenture. The outstanding principal bears interest at a rate of ten percent (10%) per annum and is due and payable on October 16, 2016. Interest is paid to WCOF on the outstanding principal at a rate equal to five percent (5%) per annum in shares of common stock of the Company in an amount based on a share price of $2.00 per share (the “Stock Interest”). Additional interest is payable to WCOF on the outstanding principal at a rate equal to five percent (5%) per annum in cash (the “Cash Interest”). The Stock Interest is due and payable to WCOF quarterly in arrears on the last day of each calendar quarter. The Cash Interest is due and payable to WCOF on the maturity date of the Amended Debenture, less $5,000 per well drilled under the Farmout Agreement (see Note 3), which is payable to WCOF upon the Company’s receipt of the applicable well-site fees from Atlas under the Farmout Agreement.

The Company has guaranteed payment of the Amended Debenture and pledged substantially all of its assets as collateral.  If the Company fails to comply with the restrictions in the agreements governing the Amended Debenture, an event of default could occur that would permit WCOF to foreclose on substantially all of its assets.  The Company and WCOF have agreed that no event of default shall occur on the Amended Debenture until written notice of default is given to the Company by WCOF and such default shall have continued for a period of 30 days after written notice is delivered to the Company.

In connection with the financing of the Adena Properties acquisition described below, WCOF agreed to subordinate the payment obligations under the Amended Debenture and related security interests to the payment obligations arising under the Adena Properties acquisition financing, pursuant to the terms and conditions of an intercreditor and subordination agreement. As further security, WCOF has also pledged to the lenders all of its shares of stock in the Company.

The Company is in compliance with all the terms, conditions and covenants of the Amended Debenture, as of December 31, 2012 and 2011.

Senior Secured Notes

On July 27, 2011, in order to finance the acquisition of the Adena Properties, the Company entered into the Note Purchase Agreement with Carlyle.  Pursuant to the Note Purchase Agreement, the Company closed on the issuance and sale of the Tranche A Notes in the aggregate principal amount of $18.0 million. The Tranche A Notes mature and are due and payable on July 27, 2016. They bear interest at a stated rate of 13% per annum, of which 10% must be paid in cash, and, at the election of the Company, 3% may be paid in cash or paid in kind and capitalized into the Tranche A Notes. The Tranche A Notes have been recorded net of a discount of $450,000, which is being amortized over the life of the loan. For the years ended December 31, 2012 and 2011, respectively, amortization of the Tranche A debt discount was $90,000 and $38,000. A portion of the proceeds received from the sale of the Tranche A Notes was used for the acquisition of the Adena Properties with the balance used according to a mutually approved plan of development for the Adena Properties. The Company was required to establish a reserve account pursuant to the Note Purchase Agreement in the amount of $450,000, which is included in restricted cash (non-current) within the condensed consolidated balance sheets.

Subject to certain conditions, the Company can voluntarily prepay the Tranche A Notes.  If the Company prepays the Tranche A Notes before July 31, 2014, subject to certain exceptions, the Company must pay a “make-whole” amount, equal to the present value at the time of the prepayment of the amount of interest which would have been payable on the principal balance of the Tranche A Notes through July 31, 2014.

Concurrently with the issuance of the Tranche A Notes, the Company issued to the holders of the Tranche A Notes the Tranche B Notes in the aggregate principal amount of $2.5 million with a stated interest rate of 13% per annum, all of which is paid in kind and capitalized into the Tranche B Notes. The Company may prepay the Tranche B Notes only in whole, and upon prepayment, the Company must pay a “make-whole” amount, equal to $1.2 million less the amount of paid in kind interest that has been capitalized into the Tranche B Notes as of such date. The Tranche B Notes have been recorded net of a discount of $2.5 million, which is being amortized over the life of the loan, as no proceeds were received upon issuance of the Tranche B Notes. For the years ended December 31, 2012 and 2011, respectively, amortization of the Tranche B debt discount was $500,000 and $208,000. The Tranche B Notes are due and payable on the earlier July 27, 2016, or the repayment of the Tranche A Notes.

F-18

The Company incurred deferred financing costs totaling $1.3 million in connection with the issuance of the Senior Secured Notes. As additional consideration for the issuance of the Senior Secured Notes, the Company conveyed to the holders of the Senior Secured Notes overriding royalty interests equal to 3% of 8/8ths in the Adena Properties and agreed to convey overriding royalty interests in any future oil and gas properties acquired by the Company, subject to certain permissible acquisitions, during the term of the Note Purchase Agreement. The Company has estimated the value of the overriding royalty interests to be $2.4 million at the date of the financing and has recorded additional deferred financing costs associated with its Senior Secured Notes related to these interests. The Company’s deferred financing costs will be amortized to interest expense over the term of the Note Purchase Agreement. If future overriding royalty interests in oil and gas properties acquired by the Company are conveyed to Carlyle under the terms of the Note Purchase Agreement, additional deferred financing costs will be recorded and amortized as an adjustment to the yield on the Senior Secured Notes over the remaining period of the Note Purchase Agreement. Depending on the nature of any future acquisitions made by the Company, the value of the applicable additional overriding royalty interests conveyed to Carlyle may be material to the Company’s financial position or results of operations.

The Senior Secured Notes are collateralized by substantially all of the assets of the Company and its subsidiaries. The Senior Secured Notes are subject to customary events of default.  Upon the occurrence of an event of default, as described in the Note Purchase Agreement, the payment of the principal amounts under the Senior Secured Notes may be accelerated and the interest rate applicable to the principal amounts will be increased to a stated interest rate of 16% per annum during the period the default exists. WCOF, a majority stockholder in the Company and the holder of the Amended Secured Debentures discussed above, agreed to subordinate the payment obligations under the Amended Debenture and related security interests to the payment obligations arising under the Senior Secured Notes and the security interests securing payment of the Senior Secured Notes, pursuant to the terms and conditions of an intercreditor and subordination agreement.  As further security for the payment of the Senior Secured Notes, WCOF pledged to Carlyle all of its shares of stock in the Company.

The Company is subject to various financial and operational covenants under the terms of the Note Purchase Agreement. The Company was in compliance with its interest coverage ratio, leverage ratio, maximum consolidated capital expenditures, and net present value of total proved developed producing reserves to total debt covenants as of December 31, 2011. The Company was in violation of its minimum net sales volume and net present value of total proved reserves to total debt covenants as of December 31, 2011 and 2012. In addition, the Company was in violation of their financial reporting requirements for 2011 and 2012. Carlyle has waived each of these covenant violations. Interest of $477,000 and $180,000 on the Senior Secured Notes was converted to principal during 2012 and 2011, respectively.

Note 10 - Stockholders’ Equity

Common Stock

Through December 31, 2012 and 2011, respectively, cumulative activity with respect to the Company’s common stock outstanding was as follows:

	2012	2011
Balance, beginning of year	17,129,296	16,660,965
Shares issued for interest	472,478	468,331
Balance, end of year	17,601,774	17,129,296

Upon emergence from bankruptcy, the Company issued warrants to purchase 1,494,298 shares of new common stock at an exercise price of $2.50 per share, on a pro-rata basis, pursuant to its reorganization plan.

Note 11 - Equity Compensation Plan

On June 3, 2009, the Board adopted the Black Raven Energy, Inc. Equity Compensation Plan (the “Equity Compensation Plan”) under which the Company may grant nonqualified stock options, stock appreciation rights, stock awards or other equity-based awards to certain of its employees, consultants, advisors and non-employee directors. The Board initially reserved 3,791,666 shares of common stock for issuance under the Equity Compensation Plan, and that number is adjusted annually to 25% of shares issued and outstanding on July 1. As of December 31, 2012, there are 4,223,264 shares of common stock authorized for issuance under the Equity Compensation Plan.

On August 18, 2011, the Company issued 100,000 options to two directors. The options have an exercise price of $2.00 per share and a total estimated fair value as of issuance of $4,500. In October 2011, the Company issued 63,000 options to employees of the Company. The options have an exercise price of $2.00 per share, a total estimated fair value as of issuance of $3,308 and vest over five years. In November and December 2011, the Company issued 4,000 options to employees of the Company. The options have an exercise price of $2.00 per share, and a total estimated fair value as of issuance of $210.

F-19

On January 31, 2012, the Company issued 3,200 options to two employees. The options have an exercise price of $2.00 per share and a total estimated fair value as of issuance of $168. The options vest over four years. On April 18, 2012, the Company issued 800 options to the same two employees. These options have an exercise price of $2.00 per share, a total estimated fair value as of issuance of $48 and vest immediately. On October 10, the Company issued 100,000 options to two directors. The options have an exercise price of $2.00 per share and a total estimated fair value as of issuance of $4,500.

The Company recorded equity compensation expense during the years ended December 31, 2012 and 2011 totaling $150,000 and $257,000, respectively.

The following table summarizes activity for options:

	For the Year Ended		For the Year Ended
	December 31, 2012		December 31, 2011
	Number of Options	Weighted Avg. Exercise Price	Number of Options	Weighted Avg. Exercise Price
Outstanding, beginning of year	1,814,500	$2.00	1,647,500	$2.00
Cancelled	—	$—	—	$—
Granted	104,000	$2.00	167,000	$2.00
Forfeitures	—	$—	—	$—
Exercised	—	$—	—	$—
Outstanding, end of year	1,918,500	$2.00	1,814,500	$2.00
Awards vested or expected to vest, end of year	1,881,800	$2.00	1,670,583	$2.00
Available for future grants, end of year	2,246,741		2,412,764

The weighted average remaining contractual life for the options outstanding at December 31, 2012 and 2011 respectively is 7.09 years and 7.94 years. The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model. Unrecognized compensation expense totaled $46,000 and $196,000 at December 31, 2012 and December 31, 2011, respectively.

The fair value of options was measured at the date of grant. The fair values of options granted and employee stock purchase plan shares issued were estimated using the following weighted-average assumptions:

Assumption	December 31, 2012	December 31, 2011
Risk free interest rate (%)	0.36% - 0.40%	0.33% - 0.47%
Volatility factor of the expected market price of the Company’s common stock	52.07% – 57.53%	51.76% – 55.72%
Contract life of the options (in years)	10	10
Expected dividend	—	—

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models incorporate highly subjective assumptions including the expected stock price volatility. The Company’s stock options have characteristics significantly different from those of traded options and, as changes in the subjective input assumptions can materially affect the fair value estimate, it is management’s opinion that the valuations as determined by the existing models are different from the value that the options would realize if traded in the market. The Company used an industry index to estimate the volatility factor of the stock.

Note 12 - Oil and Gas Activities

Costs Incurred in Oil and Gas Producing Activities

The Company has incurred the following costs, both capitalized and expensed, in respect to oil and gas property acquisition, exploration and development activities during the year ended December 31, 2012 and 2011, respectively:

	For the Years Ended December 31,
(in thousands)	2012	2011
Acquisitions
Proved	$57	$13,749
Unproved	103	383
Exploration	13	9
Development costs	3,951	1,736
	$4,124	$15,877

F-20

The following table sets forth certain information regarding the results of operations for oil and gas producing activities for the years ended December 31, 2012 and 2011, respectively:

	For the Years Ended December 31,
(in thousands)	2012	2011
Revenues, net	$4,023	$1,388
Production costs	(1,679)	(762)
Exploration	(13)	(9)
Depreciation, depletion and accretion	(1,287)	(507)
	$1,044	$110

Note 13 —Derivative Financial Instruments

To mitigate a portion of the exposure to potentially adverse market changes in oil prices and the associated impact on cash flows, the Company has entered into an oil swap contract.  For the years ending December 31, 2011 & December 31, 2012, the Company has a forward contract in place through July 31, 2014 for a total of 64,000 barrels of crude oil production.

The Company’s oil derivatives are measured at fair value and are included in the accompanying condensed consolidated balance sheets as derivative assets.  The fair value is an estimated exit-price that management believes provides a reasonable and consistent methodology for valuing derivative instruments.  The derivative instruments utilized by the Company are not considered by management to be complex, structured, or illiquid.  The oil derivative markets are highly active.  The fair value of the Company’s oil commodity derivative contract was a net asset of $283,000 and $222,000 at December 31, 2012 and 2011, respectively.

Derivative Assets
(in thousands)

	Balance Sheet Classification	Dec 31, 2012 Fair Value	Dec 31, 2011 Fair Value
Commodity Contracts	Current Derivative Asset	$178	$30
Commodity Contracts	Non-current Derivative Asset	105	192
Derivatives not designated as hedging instruments		$283	$222

The following table summarizes the realized gain and loss from derivative cash settlements and the unrealized gain and loss from changes in fair value of derivative contracts as presented in the accompanying statements of operations.

	For the Years Ended December 31,
(in thousands)	2012	2011
Realized gain
Oil contracts	$146	$95
Total realized gain	$146	$95

Unrealized gain on changes in fair value
Oil contracts	$61	$222
Total unrealized gain on changes in fair value	$61	$222
Total unrealized and realized gain on derivative contract	$207	$317

F-21

Note 14 —Fair Value Measurements

The Company follows FASB ASC Topic 820, “Fair Value Measurement and Disclosure”, which establishes a three-level valuation hierarchy for disclosure of fair value measurements.  The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.  The three levels are defined as follows:

•	Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed securities and U.S. government treasury securities.

•	Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of the assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over-the-counter forwards and options.

•	Level 3: Pricing inputs include significant inputs that are generally less observable that objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. At each balance hseet date, the Company performs an analysis of all applicable instruments and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.  The Company reflects transfers between the three levels at the beginning of the reporting period in which the availability of observable inputs no longer justifies classification in the original level.

The following tables set forth by level within the fair value hierarchy the Company’s financial assets and financial liabilities as of December 31, 2012 and 2011 that are measured at fair value on a recurring basis.

As of December 31, 2012

	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Current Derivative Assets	$-	$178	$-	$178
Non-current Derivative Assets	-	105	-	105

As of December 31, 2011

	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Current Derivative Assets	$-	$30	$-	$30
Non-current Derivative Assets	-	192	-	192

The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the tables above:

Derivatives - Commodity derivative instruments consist entirely of crude oil swaps.  The Company’s derivatives are valued using industry-standard models, which are based on a market approach.  These models consider various assumptions, including quoted forward prices for commodities, time value and volatility factors.  These assumptions are observable in the marketplace throughout the full term of the contracts, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace, and are therefore designated as Level 2 within the valuation hierarchy.  The discount rates used in the fair values of these instruments include a measure of either the Company’s or the counterparty’s nonperformance risk, as appropriate.  The Company utilizes counterparties’ valuations to assess the reasonableness of its own valuations.

F-22

For the year ending December 31, 2012, there were no financial assets and financial liabilities that were measured at fair value on a non-recurring basis. The following table set forth by level within the fair value hierarchy the Company’s financial assets and financial liabilities as of December 31, 2011 that were measured at fair value on a non-recurring basis:

As of December 31, 2011

	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Oil and gas properties - proved	$-	$-	$13,749	$13,749
Oil and gas properties – unproved	-	-	383	383
Gathering and other property and equipment	-	-	86	86
Liabilities
Accrued expenses	$-	$-	$148	$148
Asset retirement obligation	-	-	725	725

The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the tables above:

Properties and Equipment - To estimate the fair value of proved properties, the Company discounted the future net cash flows using a market-based rate that the Company determined appropriate at the acquisition date for the various proved reserve categories. To compensate for the inherent risk of estimating and valuing unproved properties, the Company reduced the discounted future net cash flows of the unproved properties by additional risk-weighting factors. Due to the unobservable nature of the inputs, the fair values of the proved and unproved oil and gas properties are considered Level 3 fair value measurements.

The Company estimated the fair values of the property and equipment related to the Marks Butte acquisition and the Adena Field acquisitions as of the acquisition dates, using a net asset value approach (See Note 4).

Other Fair Value Disclosures

The Company’s financial instruments, including cash and cash equivalents, restricted cash, accounts receivable, accounts payable and secured debentures, are carried at cost.  At December 31, 2012, the fair value of the cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximates their carrying value due to the short term nature of these instruments. Due to the nature of the Amended Debenture, the Company is unable to reliably estimate its fair value at December 31, 2012. The fair value of the Company’s Senior Secured Notes approximates book value due to the recent issuance of these instruments.

Note 15 —Subsequent Events

Derivatives – On April 1, 2013 the Company entered into a forward contract effective April 1, 2013 through July 31, 2014 for a total of 16, 000 barrels of oil. Also on April 1, 2013 the Company entered into a forward contract effective August 1, 2014 through December 31, 2014 for a total of 15,000 barrels of oil.

Merger – On July 23, 2013, EnerJex Resources, Inc., a Nevada corporation (“EnerJex”), BRE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnerJex (the “Merger Sub”), and Black Raven Energy, Inc., a Nevada corporation (“BRE”), entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which BRE will be merged with and into Merger Sub and after which BRE will be a wholly owned subsidiary of EnerJex (the “Merger”).  The Merger will be subject to the approval of the issuance of shares of EnerJex common stock in the Merger by holders of a majority of the shares of EnerJex common stock and Series A preferred stock, voting together as a single class, present and entitled to vote at the stockholders meeting at which the transaction will be considered.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”): (i) each outstanding share of capital stock of BRE will be converted into the right to receive (a) a cash payment of $0.40 (subject to an aggregate cap of $600,000) or (b) 0.34791 of a share of EnerJex common stock, subject to adjustment as described in the Merger Agreement, (ii) all options under the BRE option plan shall be cancelled, and (iii) all warrants or other rights to purchase shares of capital stock of BRE will be converted into warrants to purchase EnerJex common stock. The election to receive cash in lieu of EnerJex shares is available only to unaffiliated stockholders of BRE.  No fractional shares of EnerJex common stock will be issued in connection with the Merger, and holders of BRE common stock will be entitled to receive cash in lieu thereof.  Following the consummation of the transactions contemplated by the Merger Agreement, the stockholders of BRE immediately prior to the Effective Time will own approximately 37% of the outstanding voting stock of EnerJex and the stockholders of EnerJex immediately prior to the Effective Time will own approximately 63% of the outstanding voting stock of EnerJex.  The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

F-23

The Merger Agreement provides that, immediately following the Effective Time, the board of directors and executive officers of EnerJex will remain the same.

Consummation of the Merger is subject to a number of conditions, including, but not limited to (i) approval by EnerJex’s stockholders of the issuance of shares of EnerJex common stock in the Merger and the adoption and approval of the Merger Agreement and the transactions contemplated thereby by BRE’s stockholders; (ii) the effectiveness of a Form S-4 registration statement to be filed by EnerJex with the Securities and Exchange Commission (the “SEC”) to register the shares of EnerJex common stock to be issued in the Merger, which will include a proxy statement/prospectus; and (iii) other customary closing conditions.

Each of EnerJex and BRE has made customary representations, warranties and covenants in the Merger Agreement, including agreements that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between execution of the Merger Agreement and consummation of the Merger; (ii) each party will not take certain actions during such period; (iii) BRE will receive the written consent of a majority of its stockholders in favor of the transaction within 24 hours after execution of the Merger Agreement; and (iv) EnerJex will convene and hold a meeting of its stockholders for the purpose of considering the approval of the issuance of shares of EnerJex common stock in the Merger.  BRE also has agreed not to solicit proposals relating to alternative business combination transactions and not to enter into discussions or any agreement concerning any alternative business combination transaction, subject to customary fiduciary exceptions.

On July 24, 2013, holders of a majority of the voting stock of BRE delivered to EnerJex their consent to the transactions contemplated by the Merger Agreement.

The Merger Agreement contains termination rights in favor of each of BRE and EnerJex in certain circumstances. If the Merger Agreement is terminated due to certain triggering events specified in the Merger Agreement, EnerJex will be required to pay BRE a termination fee of up to $1.0 million or BRE will be required to pay EnerJex a termination fee of up to $2.0 million.

F-24

BLACK RAVEN ENERGY INC.

Balance Sheet

June 30, 2013
Assets

Current:
Cash	$1,858,531
Cash, restricted	678,983
Oil and gas revenue receivable	451,752
Other receivables	342,296
Derivative asset, current	159,930
Inventory	26,801
Prepaid expenses	182,063
Total current assets	3,700,356

Property and equipment at cost:
Proved properties	7,788,326
Unproved leasehold costs	135,961
Gathering system	3,020,202
Lease and well equipment	17,274,367
Asset retirement obligations	858,583
Computer and office equipment	278,178
Furniture and fixtures	141,083
Vehicles	347,637
Other	37,125
Total property and equipment	29,881,462

Less accumulated depreciation, depletion and amortization	(4,599,139)

Net property and equipment	25,282,323

Other Assets:
Deposits	727,606
Derivative asset, long-term	51,760
Deferred Debt Issuance Costs, net	2,264,261
Investment in PRB Gathering	100
Total other assets	3,043,727

$32,026,406

F-25

BLACK RAVEN ENERGY INC.

Balance Sheet

June 30, 2013
Liabilities

Current liabilities:
Accounts payable	$1,023,020
Taxes payable	354,608
Revenue payable	246,944
Interest payable	2,183,159
Interest payable, stock	552,977
Other accrued	578,493
Advances from Atlas	224,312
Total current liabilities	5,163,513

West Coast Capital Long-term debt	23,945,618
Carlyle Long-term note payable	16,902,080
Vehicle Long-term note payable	65,446
Total long-term liabilities	40,913,144

Other liabilities:
Asset retirement obligation	1,213,135

Total liabilities	47,289,792

Shareholders' deficit

Common Stock, $.001 par value, 150,000,000 shares authorized and 17,725,134 issued	17,725
Additional paid in capital	32,294,055
Accumulated deficit	(47,575,166)
Total shareholders’ deficit	(15,263,386)

$32,026,401

F-26

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Six months ended
June 30, 2013

Revenues:
Oil sales	$1,932,138
Gas sales	300,439
Other sales	50,416
Geological Services	20,000
Hedging income/(loss)	350
Total revenues	2,303,343

Expenses:
Project operating expenses	836,476
Production taxes	179,265
Depreciation, depletion and accretion	934,516
General and administrative	687,028
Total expenses	2,637,285

Loss from operations	(333,942)

Other income and (expenses):
Interest and other income	(18,002)
Interest expense	(2,806,409)
Total other income and (expenses)	(2,824,411)

Net loss before income tax expense	(3,158,353)

Provision for income taxes (benefit)	—

Net loss for the period	(3,158,353)
Deficit, beginning of period	(44,416,813)

Deficit, end of period	$(47,575,166)

F-27

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Month ended
June 30, 2013

Revenues:
Oil sales	$301,308
Gas sales	53,457
Other sales	6,835
Hedging income/(loss)	(30,787)
Total revenues	330,813

Expenses:
Project operating expenses	236,026
Production taxes	28,193
Depreciation, depletion and accretion	166,056
General and administrative	153,589
Total expenses	583,864

Loss from operations	(253,051)

Other income and (expenses):
Interest and other income	(18,964)
Interest expense	(626,645)
Total other income and (expenses)	(645,609)

Net loss before income tax expense	(898,660)

Provision for income taxes (benefit)	—

Net loss for the period	(898,660)
Deficit, beginning of period	(46,676,506)

Deficit, end of period	$(47,575,166)

F-28

BLACK RAVEN ENERGY INC.

Statement of Operations and Deficit

Quarter ended
June 30, 2013

Revenues:
Oil sales	$921,455
Gas sales	153,586
Other sales	24,636
Hedging income/(loss)	(16,676)
Total revenues	1,083,001

Expenses:
Project operating expenses	498,969
Production taxes	85,682
Depreciation, depletion and accretion	550,640
General and administrative	334,237
Total expenses	1,469,528

Loss from operations	(386,527)

Other income and (expenses):
Interest and other income	(18,542)
Interest expense	(1,523,219)
Total other income and (expenses)	(1,541,761)

Net loss before income tax expense	(1,928,288)

Provision for income taxes (benefit)	—

Net loss for the period	(1,928,288)
Deficit, beginning of period	(45,646,878)

Deficit, end of period	$(47,575,166)

F-29

BLACK RAVEN ENERGY INC.

Statement of Cash Flows

Six months ended
June 30, 2013

Cash Flows from Operating Activities:
Net loss	$(3,158,353)
Adjustments to reconcile net loss to net cash Used in operating activities:
Depreciation, depletion and accretion	934,516
Debt issuance cost amortization	367,177
Debt discount amortization	294,999
Share-based compensation expense	9,598
Stock issued for interest	246,434
Debt issued for interest	238,653
Loss on sale of assets	1,290
Unrealized gain on swap contracts	151,543
Changes in operating assets and liabilities:
Restricted cash from Atlas	20,320
Advances from Atlas	74,321
Accounts receivable	(63,533)
Prepaid expenses	(37,698)
Other non-current assets	(95,312)
Accounts payable	(372,683)
Asset Retirement Obligation	(201,119)
Accrued expenses and other current liabilities	1,826,161

Net cash provided by operating activities	236,314

Cash Flows from Investing Activities:
Additions to property and equipment	(2,688,320)
Restricted cash related to Carlyle long term debt	(137)
Proceeds from sale of assets	12,000

Net cash used in investing activities	(2,676,457)

Cash Flows from Financing Activities –
Proceeds from senior secured debentures	2,598,000
Repayment of debt	(18,192)

Net cash provided by financing activities	2,579,808

Decrease in cash and cash equivalents	139,665
Cash and cash equivalents, beginning of period	1,718,866
Cash and cash equivalents, end of period	$1,858,531

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

EnerJex Resources, Inc.

We have audited the accompanying consolidated balance sheets of EnerJex Resources, Inc. and Subsidiaries as of December 31, 2012, and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EnerJex Resources, Inc. and Subsidiaries as of December 31, 2012, and 2011, and the results of its consolidated operations, stockholders’ equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weaver, Martin & Samyn

Weaver, Martin & Samyn, LLC

Kansas City, Missouri

April 10, 2013

F-31

EnerJex Resources, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2012	2011

Assets
Current Assets:
Cash	$767,494	$2,770,440
Accounts receivable	1,221,962	1,454,405
Marketable securities	1,018,573	1,018,573
Deposits and prepaid expenses	374,592	114,436
Total current assets	3,382,621	5,357,854

Fixed assets	629,816	529,371
Accumulated depreciation	(319,939)	(232,508)
Total fixed assets	309,877	296,863

Other Assets
Oil properties using full-cost accounting:
Properties not subject to amortization	7,830,828	7,922,734
Properties subject to amortization	25,372,070	17,837,766
Total oil properties using full-cost accounting	33,202,898	25,760,500

Total assets	$36,895,396	$31,415,217

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$2,384,090	$2,355,692
Accrued liabilities	590,205	123,789
Derivative liability	757,181	959,114
Note Payable	825,000	-
Long-term debt, current	-	7,000
Total current liabilities	4,556,476	3,445,595

Non-Current Liabilities
Asset retirement obligation	1,336,151	908,790
Derivative liability	1,043,114	1,768,220
Long-term debt	8,500,000	3,826,484
Total non-current liabilities	10,879,265	6,503,494
Total liabilities	15,435,741	9,949,089

Commitments and Contingencies
Stockholders' Equity (Deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 4,779,460 shares issued and outstanding	4,780	4,780
Common stock, $0.001 par value, 100,000,000 shares authorized; shares issued and outstanding - 73,586,529 at December 31, 2012, and 73,411,279 at December 31, 2011	73,587	73,412
Treasury stock, 5,570,000 shares at December 31, 2012, and 3,750,000 shares at December 31,2011	(2,551,000)	(1,500,000)
Equity based compensation unearned	(153,876)	(230,813)
Accumulated other comprehensive income	(552,589)	(552,589)
Paid in capital	45,352,096	43,556,486
Retained (deficit)	(20,713,343)	(20,450,876)
Total stockholders’ equity EnerJex Resources Inc.	21,459,655	20,900,400
Non-controlling interest in subsidiary	-	565,728
Total stockholders' equity (deficit)	21,459,655	21,466,128

Total liabilities and stockholders' equity (deficit)	$36,895,396	$31,415,217

See Notes to Consolidated Financial Statements.

F-32

EnerJex Resources, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2012	2011

Oil revenues	$8,496,519	$6,516,411

Expenses:
Direct operating costs	3,102,321	3,671,228
Depreciation, depletion and amortization	1,633,467	1,128,712
Professional fees	1,483,720	1,453,386
Salaries	601,533	502,924
Administrative expense	808,836	960,744
Total expenses	7,629,877	7,716,994

Income (loss) from operations	866,642	(1,200,583)

Other income (expense):
Interest expense	(302,357)	(463,021)
Gain (loss) on derivatives	55,708	(409,399)
Other income (expense)	121,127	55,741
Total other income (expense)	(125,522)	(816,679)
Income before provision for income taxes	741,120	(2,017,262)
Provision for income taxes	-	-

Net income (loss)	$741,120	$(2,017,262)

Net income (loss) attributed to EnerJex Resources Inc.	$345,992	$(2,038,622)

Net income (loss) attributed to non-controlling interest in subsidiary	395,128	21,360

Net income (loss)	$741,120	$(2,017,262)

Net income (loss) attributed to EnerJex Resources Inc.	345,992	(2,038,622)
Preferred dividends	(608,459)	(56,263)

Net (loss) attributed to EnerJex Resources Inc. common stockholders	(262,467)	(2,094,885)

Net Income (loss) per share- basic and diluted	$0.00-	$(.03)

Weighted average shares outstanding	69,714,758	69,029,617

See Notes to Consolidated Financial Statements.

F-33

EnerJex Resources, Inc. and Subsidiaries

Consolidated Statement of Stockholders' Equity

						Equity Based	Accumulated Other			Total Stockholders’ Equity EnerJex	Non Controlling Interest	Total
	Preferred Stock		Common Stock		Treasury	Compensation	Comprehensive	Paid in	Retained	Resources,	In	Stockholders’
	Shares	Amount	Shares	Amount	Stock	Unearned	Income	Capital	Deficit	Inc.	Subsidiary	Equity

Balance, January 1, 2011	4,779,460	$4,780	67,459,869	$67,460	$-	$-	$-	$37,661,719	$(18,355,991)	$19,377,968	$-	$19,377,968

Stock sold	-	-	5,726,660	5,727	-	-	-	3,430,269	-	3,435,996	-	3,435,996
Stock issued for oil asset and services	-	-	225,000	225	-	-	-	122,275	-	122,500	-	122,500
Stock options and warrants issued	-	-	-	-	-	(536,591)	-	536,591	-	-	-	-
Amortization of stock options and warrants	-	-	-	-	-	305,778	-	-	-	305,778	-	305,778
Acquisition of treasury stock	-	-	-	-	(1,500,000)	-	-	-	-	(1,500,000)	-	(1,500,000
Accumulated other comprehensive loss	-	-	-	-	-	-	(552,589)	-	-	(552,589)	-	(552,589
Gain on sale of non controlling interest in subsidiary	-	-	-	-	-	-	-	1,805,632	-	1,805,632	544,368	2,350,000
Dividends paid on preferred stock	-	-	-	-	-	-	-	-	(56,263)	(56,263)	-	(56,263
Net loss for the year	-	-	-	-	-	-	-	-	(2,038,622)	(2,038,622)	21,360	(2,017,262

Balance, December 31, 2011	4,779,460	4,780	73,411,529	73,412	(1,500,000)	(230,813)	(552,589)	43,556,486	(20,450,876)	20,900,400	565,728	21,466,128

Stock Options and Warrants Issued	-	-	-	-	-	-	-	252,925	-	252,925	-	-
Amortization of Stock Options	-	-	-	-	-	76,937	-	-	-	76,938	-	-
Stock Issued for Services	-	-	175,000	175	-	-	-	122,226	-	122,401	-	-
Acquisition of Treasury Stock	-	-	-	-	(1,051,000)	-	-	-	-	(1,051,000)	-	-
Gain on Sale of Partnership Interest	-	-	-	-	-	-	-	1,420,459	-	1,420,459	1,229,540	-
Distribution of Non-Controlling Interest	-	-	-	-	-	-	-	-	-	-	(592,936)	-
Liquidation of Non-Controlling Interest	-	-	-	-	-	-	-	-	-	-	(1,597,460)	-
Dividends Paid on Preferred Stock	-	-	-	-	-	-	-	-	(608,459)	(608,459)	-	-
Net Income for the Year	-	-	-	-	-	-	-	-	345,992	345,992	395,128	-
Balance December 31,2012	4,779,460	$4,780	$73,586,529	$73,587	$(2,551,000)	$(153,876)	$(552,589)	$45,352,096	$(20,713,343)	$21,459,655	$-	$21,634,419

See Notes to Consolidated Financial Statements.

F-34

EnerJex Resources, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2012	2011
Cash flows from operating activities
Net Income (loss)	$741,120	$(2,017,262)
Depreciation, depletion and amortization	1,633,467	1,128,712
Stock, options and warrants issued for services	285,230	368,278
Accretion of asset retirement obligation	93,973	87,437
(Gain) on derivatives	(927,039)	(469,495)
(Gain) on sale of fixed assets	(1,378)	-
Adjustments to reconcile net income (loss) to cash from operating activities:
Accounts receivable	232,443	(1,097,018)
Deposits and prepaid expenses	(93,123)	30,032
Accounts payable	28,398	1,245,844
Accrued liabilities	291,652	(38,021)
Cash flows from operating activities	2,284,743	(761,493)

Cash flows from investing activities
Purchase of Treasury Stock	(226,000)	(1,500,000)
Purchase of fixed assets	(115,274)	(276,294)
Additions to oil properties	(10,247,539)	(6,288,695)
Sale of oil properties	-	3,825,000
Proceeds from sale of vehicles	11,240	-
Cash flows from investing activities	(10,577,573)	(4,239,989)

Cash flows from financing activities
Sale of marketable securities	-	1,400,000
Sale of common stock	-	3,435,996
Sale of non-controlling interest in subsidiary	2,650,000	2,350,000
Dividend paid	(433,696)	(56,263)
Borrowings on long-term debt	4,700,000	700,000
Distribution to non-controlling interest in subsidiary	(592,936)	-
Payments on long-term debt	(33,484)	(3,019,630)
Cash flows from financing activities	6,289,884	4,810,103

Increase (decrease) in cash and cash equivalents	(2,002,946)	(191,379)
Cash and cash equivalents, beginning	2,770,440	2,961,819
Cash and cash equivalents, end	$767,494	$2,770,440

Supplemental disclosures:
Interest paid	$195,125	$445,365
Income taxes paid	$-	$-
Non-cash transactions:
Share-based payments issued for services	$452,263	$368,278
Stock issued for oil properties and supporting assets	-	60,000
Treasury stock purchased with a note payable	$825,000	$-
Preferred dividends payable	174,763	-

See Notes to Consolidated Financial Statements.

F-35

EnerJex Resources, Inc.

Notes to Consolidated Financial Statements

Note 1 - Summary of Accounting Policies

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Our operations are considered to fall within a single industry segment, which are the acquisition, development, exploitation and production of crude oil properties in the United States.   Our consolidated financial statements include our wholly owned subsidiaries and our majority owned subsidiary Rantoul Partners (through December 31, 2012). On December 31, 2012, the Rantoul Partners subsidiary was liquidated. All significant intercompany balances and transactions have been eliminated upon consolidation.  Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

Nature of Business

We are an independent energy company engaged in the business of producing and selling crude oil. This crude oil is obtained primarily by the acquisition and subsequent exploration and development of mineral leases.  Development and exploration may include drilling new exploratory or development wells on these leases. These operations are conducted primarily in Eastern Kansas and South Texas.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates included in the consolidated financial statements are: (1) oil revenues and reserves; (2) depreciation, depletion and amortization; (3) valuation allowances associated with income taxes (4) accrued assets and liabilities; (5) stock-based compensation; (6) asset retirement obligations and (7) valuation of derivative instruments.  Although management believes these estimates are reasonable, changes in facts and circumstances or discovery of new information may result in revised estimates.  Actual results could differ from those estimates.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear any interest.  We regularly review receivables to insure that the amounts will be collected and establish or adjust an allowance for uncollectible amounts as necessary using the specific identification method.   Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible amounts in the periods presented.

Share-Based Payments

The value we assign to the options and warrants that we issue is based on the fair market value as calculated by the Black-Scholes pricing model. To perform a calculation of the value of our options and warrants, we determine an estimate of the volatility of our stock.   We need to estimate volatility because there has not been enough trading of our stock to determine an appropriate measure of volatility. We believe our estimate of volatility is reasonable, and we review the assumptions used to determine this whenever we issue a new equity instruments.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the applicable tax return. Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements. Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years. Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date when the change in the tax rate was enacted.

F-36

We routinely assess the reliability of our deferred tax assets.  If we conclude that it is more likely than not that some portion or all of the deferred tax assets will not be realized under accounting standards, the tax asset is reduced by a valuation allowance.  In addition we routinely assess uncertain tax positions, and accrue for tax positions that are not more-likely-than-not to be sustained upon examination by taxing authorities.

Uncertain Tax Positions

We follow guidance in Topic 740 of the Codification for its accounting for uncertain tax positions. Topic 740 prescribes guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. To recognize a tax position, we determine whether it is more-likely-than-not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation, based solely on the technical merits of the position. A tax position that meets the more-likely-than-not threshold is measured to determine the amount of benefit to be recognized in the financial statements. The amount of tax benefit recognized with respect to any tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

We have no liability for unrecognized tax benefits recorded as of December 31, 2012, and 2011. Accordingly, there is no amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate and there is no amount of interest or penalties currently recognized in the statement of operations or statement of financial position as of December 31, 2012. In addition, we do not believe that there are any positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next twelve months. We recognize related interest and penalties as a component of income tax expense.

Tax years open for audit by federal tax authorities as of December 31, 2012, are the years ended December 31, 2009, 2010, 2011 and 2012. Tax years ending prior to 2009 are open for audit to the extent that net operating losses generated in those years are being carried forward or utilized in an open year.

Fair Value Measurements

Accounting guidance establishes a single authoritative definition of fair value based upon the assumptions market participants would use when pricing an asset or liability and creates a fair value hierarchy that prioritizes the information used to develop those assumptions. Additional disclosures are required, including disclosures of fair value measurements by level within the fair value hierarchy.   We incorporate a credit risk assumption into the measurement of certain assets and liabilities

Cash and Cash Equivalents

We consider all highly liquid investment instruments purchased with original maturities of three months or less to be cash equivalents for purposes of the consolidated statements of cash flows and other statements. We maintain cash on deposit, which, at times, exceed federally insured limits. We have not experienced any losses on such accounts and believe we are not exposed to any significant credit risk on cash and equivalents.

Revenue Recognition

Oil revenues are recognized net of royalties when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if collection of the revenue is probable. Cash received relating to future revenues is deferred and recognized when all revenue recognition criteria are met.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is on a straight-line method using the estimated lives of the assets. (3-15 years).  Expenditures for maintenance and repairs are charged to expense.

Debt issue costs

Debt issuance costs incurred are capitalized and subsequently amortized over the term of the related debt on the straight-line method of amortization over the estimated life of the debt.

Oil Properties

We follow the full-cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead or similar activities.

F-37

Under the full-cost method, capitalized costs are amortized on a composite unit-of-production method based on proved oil reserves. Depreciation, depletion and amortization expense is also based on the amount of estimated reserves. If we maintain the same level of production year over year, the depreciation, depletion and amortization expense may be significantly different if our estimate of remaining reserves changes significantly. Proceeds from the sale of properties are accounted for as reductions of capitalized costs unless such sales involve a significant change in the relationship between costs and the value of proved reserves or the underlying value of unproved properties, in which case a gain or loss is recognized. The costs of unproved properties are excluded from amortization until the properties are evaluated. We review all of our unevaluated properties quarterly to determine whether or not and to what extent proved reserves have been assigned to the properties, and otherwise if impairment has occurred. Unevaluated properties are assessed individually when individual costs are significant.

We review the carrying value of our oil properties under the full-cost accounting rules of the SEC on a quarterly basis. This quarterly review is referred to as a ceiling test. Under the ceiling test, capitalized costs, less accumulated amortization and related deferred income taxes, may not exceed an amount equal to the sum of the present value of estimated future net revenues (adjusted for cash flow hedges) less estimated future expenditures to be incurred in developing and producing the proved reserves, less any related income tax effects. In calculating future net revenues, current SEC regulations require us to utilize prices at the end of the appropriate quarterly period. Such prices are utilized except where different prices are fixed and determinable from applicable contracts for the remaining term of those contracts, including the effects of derivatives qualifying as cash flow hedges. Two primary factors impacting this test are reserve levels and current prices, and their associated impact on the present value of estimated future net revenues. Revisions to estimates of oil reserves and/or an increase or decrease in prices can have a material impact on the present value of estimated future net revenues. Any excess of the net book value, less deferred income taxes, is generally written off as an expense. Under SEC regulations, the excess above the ceiling is not expensed (or is reduced) if, subsequent to the end of the period, but prior to the release of the financial statements, oil prices increase sufficiently such that an excess above the ceiling would have been eliminated (or reduced) if the increased prices were used in the calculations.

The estimates of proved crude oil reserves utilized in the preparation of the financial statements are estimated in accordance with guidelines established by the Securities and Exchange Commission ("SEC”) and the Financial Accounting Standards Board ("FASB"), which require that reserve estimates be prepared under existing economic and operating conditions using a 12-month average price with no provision for price and cost escalations in future years except by contractual arrangements. Actual results could differ materially from these estimates.

Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying value.  The carrying value of the assets is then reduced to their estimated fair value that is usually measured based on an estimate of future discounted cash flows.

Asset Retirement Obligations

The asset retirement obligation relates to the plug and abandonment costs when our wells are no longer useful. We determine the value of the liability by obtaining quotes for this service and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future, however, we monitor the costs of the abandoned wells and we will adjust this liability if necessary.

Major Purchasers

For the years ended December 31, 2012, and 2011 we sold all of our produced oil to Coffeyville Resources, Plains Marketing, L.P., and Sunoco, Inc. on a month-to-month basis.

Marketable Securities Available for Sale

The Company classifies its marketable equity securities as available-for-sale and they are carried at fair market value, with the unrealized gains and losses included in accumulated other comprehensive income and reported in stockholders’ equity. The difference between cost and market totals $552,589 for the years ended December 31, 2012, and 2011.

Reclassifications

Certain reclassifications have been made to prior periods to conform to current presentations.

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Recent Accounting Pronouncements Applicable to the Company

The Company does not believe there are any recently issued, but not yet effective; accounting standards that would have a significant impact on the Company’s financial position or results of operations.

Note 2 - Stock Transactions

The Series A preferred stock is convertible into 4,779,460 shares of our common stock, and the Series A preferred stock, by its terms, shall convert into common stock on a one-to-one basis (subject to adjustment) once the cumulative dividends paid with regard to such stock equal to original principal value of $1.00 per share. In the event of liquidation, the holders of our Series A preferred stock would receive priority liquidation payments before payments to common shareholders equal to the amount of the stated value of the preferred stock before any distributions would be made to our common shareholders. The preferred stockholders have the right, by majority vote of the shares of preferred stock, to generally approve any issuances by us of equity that is senior to or equal in rights to the preferred stock.

We are required by the terms of our Series A preferred stock to declare dividends each calendar quarter in an aggregate amount equal to one-third of our adjusted net cash from operating activities reduced by any principal amount of debt repayment in such calendar quarter to institutional lenders and other secured creditors. Dividends of $433,696 and $56,263 were paid for the years ended December 31, 2012, and 2011 respectively. A dividend of $174,763 will be paid in the second quarter of 2013 to preferred shareholders of record as of December 31, 2012.

Stock transactions in fiscal year ended December 31, 2012

We issued 60,000 shares at $0.77 per shares to an Investor Relations firm in exchange for services. The market value of the stock at the date of issuance was $0.77 per share. We also issued 75,000 shares to a Director of the Company for services and 40,000 shares to an employee of the Company. The market price at the date of issuance for these shares was $0.60 and $0.78 respectively.

On November 30, 2012, the Company purchased two million shares of stock from a shareholder of the Company for $323,035 in cash (including an option payment that we previously made to the selling stockholder) and a note payable of $825,000 bearing interest at a rate per annum of twenty-four hundredths percent (0.24%) (See footnote 13).

Stock transactions in fiscal year ended December 31, 2011

On March 31, 2011, we issued 5,727,660 shares that were sold at a price of $0.60 per share.

On March 31, 2011, we entered into a Stock Redemption Agreement with Working Interest Group, LLC whereby we repurchased 3,750,000 shares of common stock at a price of $0.40 per share.

On November 14, 2011, we agreed to issue 100,000 shares for the purchase of assets.

On December 31, 2011, we agreed to issue 25,000 shares of our common stock as compensation to a board member for services performed.

Option transactions

Officers (including officers who are members of the Board of Directors), directors, employees and consultants are eligible to receive options under our stock option plans.  We administer the stock option plans and we determine those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised.  No options may be granted more than ten years after the date of the adoption of the stock option plans.

Each option granted under the stock option plans will be exercisable for a term of not more than ten years after the date of grant.  Certain other restrictions will apply in connection with the plans when some awards may be exercised.  In the event of a change of control (as defined in the stock option plans), the vesting date on which all options outstanding under the stock option plans may first be exercised will be accelerated.   Generally, all options terminate 90 days after a change of control.

2000-2001 Stock Option Plan

The Board of Directors approved a stock option plan and our stockholders ratified the plan on September 25, 2000.  The total number of options that can be granted under the plan is 200,000 shares.

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Stock Option Plan

On May 4, 2007, we amended and restated the EnerJex Resources, Inc. Stock Option Plan to rename the plan and to increase the number of shares issuable under the plan to 1,000,000.  Our stockholders approved this plan in September of 2007.   On October 14, 2008 our stockholders approved a proposal to amend and restate the 2002-2003 Stock Option Plan to (i) rename it the EnerJex Resources, Inc. Stock Incentive Plan (the "Stock Incentive Plan"), (ii) increase the maximum number of shares of our common stock that may be issued under the Stock Incentive Plan from 1,000,000 to 1,250,000, and (iii) add restricted stock as an eligible award that can be granted under the Stock Incentive Plan. At December 31, 2011, there were 900,000 options outstanding.

On December 31, 2010, we granted 900,000 options that vest ratably over a 48 month period and are exercisable at $0.40 per share to an Officer of the company.  The term of the options is 5 years. The fair value of the options as calculated using the Black-Scholes model was $307,751.   The amount recognized as expense in the years ended December 31, 2012, and 2011was $76,938 respectively and the amount of expense to be recognized in future periods is $153,876. There are 450,000 options vested at December 31, 2012.

On December 1, 2012, we granted 785,000 options that vest ratably every six months over a three year period to four employees of the company. The fair value of the option on the date of the grant was calculated using the Black-Scholes model was $167,032 using the following weighted average assumptions: exercise price of $0.70 per share; common stock price of $0.56 per share; volatility of 67%; term of three years; dividend yield of 0%; interest rate of .47%. The amount recognized as expense in the years ended December 31, 2012, was $18,825 and the amount of expense to be recognized in future periods is $148,208. There were no options vested at December 31, 2012.

New Stock Incentive Plan

Because there are not available under our existing 2000/2001 Stock Option Plan or our 2002-2003 Stock Option Plan sufficient shares to cover options that we intend to grant, and because those existing plans are dated and would not allow us to grant tax-qualified incentive stock options, we intend to seek stockholder approval of a new stock incentive plan and to reserve thereunder up to approximately 5,000,000 shares of our common stock for the granting of options and issuance of restricted shares to our employees, officers, directors, and consultants. We have entered into an agreement with Douglas M. Wright, our chief financial officer, that if he is employed with us when that plan has been approved by our stockholders, then we will grant to him under the new stock incentive plan an option for the purchase of 750,000 shares of stock, subject to a vesting arrangement.

Warrant Transactions

On March 31, 2011, we granted 2,838,330 Warrants to each investor that entered into the Securities Purchase Agreement for additional consideration, each investor received a stock purchase warrant to purchase 1 share of common stock at a price of $0.90 per share, for each 2 shares of common stock purchased.

Each Warrant was exercisable until December 31, 2011. The fair value at the date of the grant was calculated using the Black-Scholes model and totaled $74,164, using the following weighted average assumptions:  exercise price of $0.90 per share; common stock price of $0.85 per share; volatility of 42%; term of nine months; dividend yield of 0%; interest rate of 0.30%.   On December 31, 2011, the warrants were extended for an additional nine months to expire September 30, 2012. The fair value at the date of the extension was calculated using the Black-Scholes model and totaled $154,676, using the following weighted average assumptions:  exercise price of $0.90 per share; common stock price of $0.90 per share; volatility of 71%; term of nine months; dividend yield of 0%; interest rate of 0.25%.   The amount recognized as expense in the year ended December 31, 2011, was based on an estimate of the number of warrants that would be exercised and totaled $228,840. On September 30, 2012, the warrants were cancelled unexercised.

On May 31, 2012, we granted 250,000 Warrants to an investor relations firm for investor relations services to be performed over the next two years. Each warrant is exercisable until May 31, 2014. The fair value at the date of grant was calculated using the Black-Scholes model and totaled approximately $86,000 using the following assumptions. The exercise price is $0.70 per share. The market price of our stock at the grant date was $0.75 per share. We assumed volatility of 82%, a dividend yield of 0.0%, an interest rate of 0.30% and a two year term.

F-40

A summary of stock options and warrants is as follows:

	Options	Weighted Ave. Exercise Price	Warrants	Weighted Ave. Exercise Price
Outstanding January 1, 2011	900,000	$0.40	-	$-
Granted	-	-	2,838,330	0.90
Cancelled	-	-	-	-
Exercised	-	-	-	-
Outstanding December 31, 2011	900,000	$0.40	2,838,330	$0.90
Granted	785,000	0.70	250,000	0.70
Cancelled	-	-	(2,838,330)	(0.90)
Exercised	-	-	-	-
Outstanding December 31, 2012	1,685,000	$0.54	250,000	$0.70

Note 3 - Asset Retirement Obligation

Our asset retirement obligations relate to the abandonment of oil wells. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates. The following shows the changes in asset retirement obligations:

Asset retirement obligations, January 1, 2011	$883,066
Liabilities incurred during the period	297,800
Liabilities settled during the period	(359,513)
Accretion	87,437
Asset retirement obligations, December 31, 2011	908,790
Liabilities incurred during the period	347,018
Liabilities settled during the year	(1,427)
Accretion	81,770
Asset retirement obligations, December 31, 2012	$1,336,151

Note 4 - Long-Term Debt

Senior Secured Credit Facility

On October 3, 2011, the Company and DD Energy, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC and Working Interest, LLC ("Borrowers") entered into an Amended and Restated Credit Agreement with Texas Capital Bank, and other financial institutions and banks that may become a party to the Credit Agreement from time to time. The facilities provided under the Amended and Restated Credit Agreement are to be used to refinance Borrowers prior outstanding revolving loan facility with Bank, dated July 3, 2008, and for working capital and general corporate purposes.

At our option, loans under the facility will bear stated interest based on the Base Rate plus Base Rate Margin, or Floating Rate plus Floating Rate Margin (as those terms are defined in the Credit Agreement). The Base Rate will be, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Bank's prime rate.

The Floating Rate shall mean, at Borrower's option, a per annum interest rate equal to (i) the Eurodollar Rate plus Eurodollar Margin, or (ii) the Base Rate plus Base Rate Margin (as those terms are defined in the Amended and Restated Credit Agreement). Eurodollar borrowings may be for one, two, three, or six months, as selected by the Borrowers. The margins for all loans are based on a pricing grid ranging from 0.00% to 0.75% for the Base Rate Margin and 2.25% to 3.00% for the Floating Rate Margin based on the Company's Borrowing Base Utilization Percentage (as defined in the Amended and Restated Credit Agreement).

We entered into a First Amendment to Amended and Restated Credit Agreement and Second Amended and Restated Promissory Note in the amount of $50,000,000 with the Texas Capital Bank, which closed on December 15, 2011. The Amendment reflects the addition of Rantoul Partners, as an additional Borrower and adds as additional security for the loans the assets held by Rantoul Partners.

We entered into a Second Amendment and Restated Credit Agreement and Second Amended and Restated Promissory Note in the amount of $50,000,000 with the Texas Capital Bank, which closed on August 31, 2012. The Amendment reflects the following changes: i) the reduction of the minimum interest rate to 3.75%, ii) an increase in the borrowing base to $7.0 million, iii) the addition of a provision resulting in an event of default if Robert G. Watson ceases to be the chief executive officer of any Borrower for any reason and a successor reasonably acceptable to Administrative Agent is not appointed within one hundred twenty (120) days thereafter, and iv) the addition of new leases to the collateral pool.

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We entered into a Third Amendment to Amended and Restated Credit Agreement and Second and Restated Promissory Note in the amount of $50,000,000 with The Texas Capital Bank which closed on November 5, 2012. The Amendment reflects the following changes: i) an increase in the borrowing base to $12.150 million, ii) the addition of a provision permitting the repurchase of up to 2,000,000 of common stock on or before December 31, 2013, subject to certain liquidity requirements, iii) the amendment of certain financial covenant definitions for the purposes of clarity, and iv) the provision of a limited waiver for the failure to comply with the Interest Coverage Ratio for the period ending December 31, 2011.

Our Current borrowing base is $12.150 million, of which we had borrowed $8.5 million as of December 31, 2012. We intend to conduct an additional borrowing base review around the end of the first quarter of 2013 and we expect increases in production and the maturity of existing production to result in an additional borrowing base increase prior to such additional borrowing base review. For the year ended December 31, 2012, the interest rate was 3.75%. This facility expires on October 3, 2015.

We financed the purchase of vehicles through a bank.  The notes are for four years and the weighted average interest is 7.2% per annum.  Vehicles collateralize these notes. At December 31, 2011, a $7,000 balance remained on the note. All amounts due on these notes were paid in 2012.

Long-term debt at December 31, 2012 consisted of the credit facility in the amount of $8,500,000.

Note 5 - Oil Properties

For the year ended December 31, 2011, we sold a number of oil properties for $3,825,000. In accordance with the full cost method of accounting, the Company did not record a gain or loss on these sales.

Note 6 - Related party transactions

In the normal course of business we utilize the services of stockholders who perform work for us at normal business rates.

Note 7 - Commitments and Contingencies

Rent expense for the years ended December 31, 2012, and 2011 were approximately $113,000 and $75,000 respectively. Future non-cancellable minimum lease payments are approximately $147,000 for 2013, $76,000 for 2014, $71,000 for 2015, $62,000 for 2016 and $63,000 for 2017. We received rental income form sub rentals of $50,000 in 2012 and will receive $37,000 in 2013.

We, as a lessee and operator of oil properties, are subject to various federal, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the lessee under an oil lease for the cost of pollution clean-up resulting from operations and subject to the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area.  As of December 31, 2012, we have no reserve for environmental remediation and are not aware of any environmental claims.

As of December 31, 2012, the Company has an outstanding irrevocable letter of credit in the amount of $25,000 issued in favor of the Texas Railroad Commission. This letter of credit is required by the Texas Railroad Commission by all companies operating in the state of Texas with production greater than limits they prescribe.

Note 8 - Income Taxes

There was no current or deferred income tax expense (benefit) for the year ended December 31, 2011 and the nine month transition period ended December 31, 2010.

The following table sets forth a reconciliation of the provision for income taxes to the statutory federal rate:

	Year Ended December 31,
	2012	2011
Statutory tax rate	34.0%	34.0%
Derivative instruments	(94.8)%	7.8%
Oil costs and long-lived assets	30.7%	(0.3)%
Non-deductible expenses	14.9%	(5.1)%
Change in valuation allowance	15.2%	(36.4)%
Effective tax rate	0.0%	0.0%

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Significant components of the deferred tax assets and liabilities are as follows:

	Year Ended December 31,
	2012	2011
Non-current deferred tax asset:
Oil costs and long-lived assets	$698,339	$609,215
Derivative instruments	612,139	927,333
Net operating loss carry-forward	8,010,770	7,960,080
Valuation allowance	(9,321,248)	(9,496,628)
	$-	$-

At December 31, 2012, we have a net operating loss carry forward of approximately $23,549,000 expiring in 2021-2028 that is subject to certain limitations on an annual basis. A valuation allowance has been established against net operating losses where it is more likely than not that such losses will expire before they are utilized.

The Company incurred a change of control as defined by the Internal Revenue Code. Accordingly, the rules will limit the utilization of the Company’s net operating losses. The limitation is determined by multiplying the value of the stock immediately before the ownership change by the applicable long-term exempt rate. It is estimated that $10.2 million of net operating losses will be subject to an annual limitation. Any unused annual limitation may be carried over to later years. The amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by the Company at the time of the change that are recognized in the five-year period after the change.

Note 9 - Fair Value Measurements

We hold certain financial assets which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”).   ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).   ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.  We believe receivables, payables and our debt approximate fair value at December 31, 2012.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.  We consider the derivative liability to be Level 2.  We determine the fair value of the derivative liability utilizing various inputs, including NYMEX price quotations and contract terms.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider the marketable securities to be a Level 3. Our derivative instruments consist of fixed price commodity swaps.

	Fair Value Measurement
	Level 1	Level 2	Level 3
Crude oil contracts	$-	$1,800,295	$-
Marketable securities	$-	$-	$1,018,573

Note 10 - Derivative Instruments

We have entered into certain derivative or physical arrangements with respect to portions of our crude oil production to reduce our sensitivity to volatile commodity prices and/or to meet hedging requirements under our Credit Facility.   We believe that these derivative arrangements, although not free of risk, allow us to achieve a more predictable cash flow and to reduce exposure to commodity price fluctuations.   However, derivative arrangements limit the benefit of increases in the prices of crude oil.  Moreover, our derivative arrangements apply only to a portion of our production.

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We have an Intercreditor Agreement in place between the Company; our counterparty, BP Corporation North America, Inc. (“BP”); and our agent, Texas Capital Bank, N.A., which allows Texas Capital Bank to also act as agent for BP for the purpose of holding and enforcing any liens or security interests resulting from our derivative arrangements.  Therefore, we generally are not required to post additional collateral, including cash.

The following derivative contracts were in place at December 31, 2012:

	Term	Monthly Volumes	Price/Bbl	Fair Value
Crude oil swap	1/13-12/14	1,933 Bbls	$76.74	$(1,077,333)
Crude oil swap	7/11-12/15	2,517 Bbls	$83.70	(722,962)
				$(1,800,295)

Monthly volume is the weighted average throughout the period.

The total fair value is shown as a derivative instrument in both the current and non-current liabilities on the balance sheet.  We recorded losses on the derivative contracts for the years ended December 31, 2012, and 2011 of $871,331 and $409,399 respectively.

Note 11 - Income (Loss) Per Common Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Potential common shares as of December 31, 2012, include 250,000 warrants, 1,685,000 stock options, and 4,779,460 shares from the conversion of preferred shares. Potential common shares as of December 31, 2011, include 2,838,330 warrants, 900,000 stock options and 4,779,460 from the conversion of preferred shares.

Note 12 - Accounts Payable

The Company's current liabilities at December 31, 2012, and 2011 include accounts payable in the amount of $2,384,090 and $2,355,692 respectively. Accounts payable for 2012 and 2011 included $492,134 payable to former attorneys of the Company that are in dispute.

Note 13 - Note Payable

On November 30, 2012, the Company purchased two million shares of stock from a shareholder of the Company for $323,035 in cash (including an option payment that we previously made to the selling stakeholder) and a note payable of $825,000 bearing interest at a rate per annum of twenty-four hundredths percent (0.24%). Principal and accrued interest are payable as follows:

On or before March 31, 2013, $200,000.00 plus accrued interest.

On or before June 30, 2013, $200,000.00 plus accrued interest.

On or before September 30, 2013, $200,000.00 plus accrued interest.

On or before December 31, 2013, $225,000.00 plus accrued interest.

Note 14 - Subsequent Events

In January 2013, the Company issued an advisor warrants for the purchase of 300,000 shares of the Company’s common stock with a strike price equal to $0.70 per share for investor relation services, and the Company issued 130,000 shares of stock and 35,000 options to employees.

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Note 15 - Supplemental Oil Reserve Information (Unaudited)

Results of operations from oil producing activities

The following table shows the results of operations from the Company’s oil producing activities.  Results of operations from these activities are determined using historical revenues, production costs and depreciation and depletion. The results of operations from the Company’s oil producing activities below exclude non-oil revenues, general and administrative expenses, interest income and interest expense. Income tax expense was determined by applying the statutory rates to pretax operating results.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Production revenues	$8,496,519	$6,285,411
Production costs	(3,102,321)	(3,440,228)
Depletion and depreciation	(1,541,069)	(1,128,712)
Income tax	(1,305,513)	(583,600)
Results of operations for producing activities	$2,547,616	$1,132,871

Capitalized costs

The following table summarizes the Company’s capitalized costs of oil properties.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Unevaluated properties not subject to amortization	$7,830,828	$7,922,734
Properties subject to amortization	30,466,951	21,602,640
Capitalized costs	38,297,779	29,525,374
Accumulated depletion	(5,094,881)	(3,764,874)
Net capitalized costs	$33,202,898	$25,760,500

Cost incurred in property acquisition, exploration and development activities

	Year Ended December 31, 2012	Year Ended December 31, 2011
Acquisition of properties	$-	$1,422,590
Exploration costs	-	-
Development costs	10,247,539	4,926,105
Net capitalized costs	$10,247,539	$6,348,695

Estimated quantities of proved reserves

Our ownership interests in estimated quantities of proved oil reserves and changes in net proved reserves all of which are located in the United States are summarized below.  Proved reserves are estimated quantities of oil that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those that are expected to be recovered through existing wells with existing equipment and operating methods. Reserves are stated in barrels (stb) of oil. Geological and engineering estimates by MHA Petroleum Consultants, LLC of proved oil reserves at one point in time are highly interpretive, inherently imprecise and subject to ongoing revisions that may be substantial in amount. Although every reasonable effort is made to ensure that the reserve estimates are accurate, by their nature reserve estimates are generally less precise than other estimates presented in connection with financial statement disclosures.

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	Year Ended December 31, 2012	Year Ended December 31, 2011
	Oil-stb	Oil-stb
Proved reserves:
Beginning	2,714,150	2,320,150
Revisions of previous estimates	(193,059)	(130,908)
Purchase of minerals in place	-	700,190
Extension and discoveries	502,751	316,049
Sale of minerals in place	-	(221,365)
Sales of Rantoul Partners interest		(198,187)
Production	(96,842)	(71,729)
Ending	2,927,000	2,714,200

Proved developed reserves for December 31, 2012, and 2011 consisted of 100% oil and totaled 1,546.3 and 643.1 MBbls, respectively.  Proved undeveloped reserves at December 31, 2012, and 2011 were 1,380.8 and 2,071.1 MBbls, respectively.

Standardized measure of discounted future net cash flows

The standardized measure of discounted future net cash flows from our proved reserves for the periods presented in the financial statements is summarized below.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Future production revenue	$246,535,000	$242,383,840
Future production costs	(69,131,000)	(93,373,850)
Future development costs	(11,766,000)	(12,767,540)
Future cash flows before income tax	165,638,000	136,242,450
Future income taxes	(33,550,000)	(22,864,737)
Future net cash flows	132,088,000	113,377,713
10% annual discount for estimating of future cash flows	(83,215,000)	(69,730,808)
Standardized measure of discounted net cash flows	$48,873,000	$43,646,905

Changes in Standardized Measure of Discounted Future Net Cash Flows

The following is a summary of a Standardized Measure of discounted net future cash flows related to the Company’s proved oil reserves. The information presented is based on a calculation of estimated proved reserves using discounted cash flows based on the 12-month average price for oil calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month prior period. The additions to estimated proved reserves from new discoveries and extensions could vary significantly from year to year. Additionally, the impact of changes to reflect current prices and costs of reserves proved in prior years could also be significant.

	Year Ended December 31, 2012	Year Ended December 31, 2011
Balance beginning of year	$43,646,905	$25,304,892
Sales, net of production costs	(5,394,198)	(2,869,339)
Net change in pricing and production costs	2,870,156	11,287,884
Net change in future estimated development costs	(1,001,445)	(702,640)
Purchase of minerals in place	-	16,834,878
Extensions and discoveries	11,274,543	7,598,861
Sale of minerals in place	-	(5,322,346)
Sale of Rantoul Partners interest	-	(4,765,069)
Revisions	(4,329,483)	(3,147,460)
Accretion of discount	5,324,900	3,119,577
Change in income tax	(3,518,817)	(3,692,333)
Balance end of year	$48,872,560	$43,646,905

F-46

EnerJex Resources, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited
	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$990,991	$767,494
Restricted cash	228,840	-
Accounts receivable	2,237,819	1,221,962
Inventory	443,070	-
Marketable securities	1,018,573	1,018,573
Deposits and prepaid expenses	818,466	528,468
Total current assets	5,737,759	3,536,497

Non-current assets:
Fixed assets, net of accumulated depreciation	2,412,446	309,877
Oil properties using full-cost accounting, net of accumulated DD&A	59,295,171	33,202,898
Other non-current assets	817,506	-
Total non-current assets	62,525,123	33,512,775
Total assets	$68,262,882	$37,049,272

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,867,478	$2,384,090
Accrued liabilities	2,768,750	590,205
Derivative liability	1,335,041	757,181
Note payable	225,000	825,000
Total current liabilities	7,196,269	4,556,476

Asset retirement obligation	2,626,043	1,336,151
Long-term debt	29,556,351	8,500,000
Derivative liability	533,002	1,043,114
Total non-current liabilities	32,715,396	10,879,265
Total liabilities	39,911,665	15,435,741

Commitments & Contingencies
Stockholders' Equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized, 4,779,460 shares issued and outstanding	4,780	4,780
Common stock, $0.001 par value, 250,000,000 shares authorized; shares issued and outstanding 115,005,443 at September 30, 2013 and 73,586,529 at December 31, 2012	115,005	73,587
Treasury Stock, 5,750,000 shares	(2,551,000)	(2,551,000)
Paid-in capital	52,514,870	45,352,096
Accumulated other comprehensive income	(552,589)	(552,589)
Retained (deficit)	(21,179,849)	(20,713,343)
Total stockholders' equity	28,351,217	21,613,531
Total liabilities and stockholders' equity	$68,262,882	$37,049,272

See Notes to Condensed Consolidated Financial Statements.

F-47

EnerJex Resources, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Oil revenues	$2,694,506	$2,252,681	$7,228,543	$6,204,738

Expenses:
Direct operating costs	916,567	807,887	2,450,596	2,162,470
Depreciation, depletion and amortization	484,478	459,815	1,347,576	1,290,334
Professional fees	264,050	364,519	889,529	1,037,248
Salaries	138,875	112,370	570,864	355,750
Administrative expense	220,693	152,117	534,340	598,043
Total expenses	2,024,663	1,896,708	5,792,905	5,443,845
Income (loss) from operations	$669,843	$355,973	$1,435,638	$760,893

Other income (expense):
Interest expense	(137,831)	(120,922)	(393,204)	(258,529)
Gain (loss) on derivatives	(1,160,374)	(1,529,127)	(992,556)	161,353
Other income (loss)	8,460	(1,973)	66,841	20,278
Total other income (expense)	(1,289,745)	(1,652,022)	(1,318,919)	(76,898)
Net income (loss)	$(619,902)	$(1,296,049)	$116,719	$683,995

Net income (loss) attributed to EnerJex Resources, Inc.	(619,902)	(1,422,880)	116,719	411,801
Net income attributed to non-controlling interest in subsidiary	-	126,831	-	272,194
Net income (loss)	$(619,902)	$(1,296,049)	$116,719	$683,995
Net income (loss) per share	$(0.01)	$(0.02)	$0.00	$0.01
Weighted average shares	68,375,756	69,714,165	68,018,247	69,770,308
Diluted earnings per share	$(0.01)	$(0.02)	$0.00	$0.01
Weighted average shares-diluted	73,434,527	69,714,165	73,077,017	71,295,730

See Notes to Condensed Consolidated Financial Statements.
F-48

EnerJex Resources, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$116,719	$683,995
Depreciation and depletion	1,347,576	1,290,334
Stock, options and warrants issued for services	162,021	154,074
Accretion of asset retirement obligation	84,578	75,551
Settlements of asset retirement obligations	(36,758)	-
(Gain) loss on derivatives	67,748	(903,178)
Loss on sale of fixed assets	7,785	308
Changes in assets and liabilities:
Accounts receivable	(137,386)	164,170
Inventory	(169,940)	-
Deposits and prepaid expenses	(187,477)	(111,797)
Accounts payable	(101,643)	(792,513)
Accrued liabilities	650,172	275,993
Cash flows from operating activities	1,803,395	836,937

Cash flows from investing activities
Settlements of asset retirement obligations	(18,910)	-
Purchase of fixed assets	(103,874)	(58,818)
Additions to oil and gas properties	(4,962,813)	(6,414,494)
Proceeds from sale of oil and gas properties	454,973	-
Proceeds from sale of fixed assets	1,600	8,562
Net cash acquired from Black Raven	656,693	-
Cash flows used in investing activities	(3,972,331)	(6,464,750)

Cash flows from financing activities
Payments on long-term debt	-	(17,484)
Payments on note payable	(600,000)	-
Deferred financing costs	(211,584)	-
Proceeds from borrowings	4,000,000	1,850,000
Distribution to non-controlling interest in subsidiary	-	(353,162)
Sale of non-controlling interest in subsidiary	-	2,000,000
Dividends paid on preferred stock	(567,143)	(215,694)
Cash flows from financing activities	2,621,273	3,263,660

Net increase (decrease) in cash	452,337	(2,364,153)
Cash – beginning	767,494	2,770,440
Cash – ending	$1,219,831	$406,287

Supplemental disclosures:
Interest paid	$212,751	$182,978

Non-cash transactions:
Share based payments issued for services	$162,021	$154,074

See Notes to Condensed Consolidated Financial Statements.
F-49

EnerJex Resources, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements

Note 1 – Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation.  All such adjustments are of a normal recurring nature.  The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year.  Certain amounts in the prior year statements have been reclassified to conform to the current year presentations.  The statements should be read in conjunction with the financial statements and footnotes thereto included in our Annual Report Form 10-K for the fiscal year ended December 31, 2012.

Our consolidated financial statements include our wholly owned subsidiaries and our majority owned subsidiary Rantoul Partners (through December 31, 2012).

Rantoul Partners was formed in 2011 by our contribution of certain oil assets totaling $2,282,918 to the partnership for 100% ownership in the entity. The assets were valued at their historic cost which approximated market.  In 2011 Rantoul Partners sold 11.75% of the partnership to 2 investors for $2,350,000. 11.75% of the book value of Rantoul Partners after the investment by non-controlling entities was $544,368. The difference between the investment amount ($2,350,000) and the book value bought ($544,368) is accretive to Enerjex in the amount of $1,805,632. This amount was recorded as Enerjex paid in capital. In 2012 an additional $2,650,000 was invested by the two non-controlling owners for an additional 13.25% ownership (bringing their total to 25%).  13.25% of the book value of Rantoul Partners after the additional investments by the non-controlling entities was $1,229,541. The difference between the investment amount ($2,650,000) and the book value bought ($1,229,541) is accretive to Enerjex in the amount of $1,420,459. This amount was recorded as paid in capital.

On December 31, 2012 Rantoul Partners was liquidated. At the time of liquidation we owned 75% of Rantoul Partners and 75% of the working interest of Rantoul Partners. We received 75% of the net assets less liabilities of Rantoul Partners that totaled approximately $4,792,380 and a 75% working interest in the oil properties of Rantoul Partners. The non-controlling owners of Rantoul Partners received 25% of the assets less liabilities ($1,597,461) and 25% of the working interest in the properties of Rantoul Partners. Accordingly the Rantoul Partners accounts are not reflected in the financial statements for the 2013 periods; however, Rantoul Partners accounts are still reflected in certain 2012 financial statements.

All significant intercompany balances and transactions have been eliminated upon consolidation.  Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

As discussed further in Note 9, on September 27, 2013, we merged with Black Raven Energy, Inc. (Black Raven). The balance sheet accounts of Black Raven, our wholly owned subsidiary, have been consolidated as of September 30, 2013. We did not use the purchase method of accounting due to a common shareholder. Historical costs were used to combine the two entities, accordingly assets and liabilities of Black Raven were not recorded at fair value.  The results of operations of Black Raven are not included in the consolidated statements of operations for the three month or nine month periods ended September 30, 2013 or 2012.

Note 2 - Stock Options

A summary of stock options is as follows:

	Options	Weighted Avg. Exercise Price	Warrants	Weighted Avg. Exercise Price
Outstanding December 31, 2012	1,685,000	$0.54	250,000	$0.70
Granted	37,000	0.70	300,000	0.70
Cancelled	5,000	0.70	550,000	0.70
Exercised	-	-	-	-
Outstanding September 30, 2013	1,717,000	$0.54	-	$-

The fair value of options granted was determined by using the Black Scholes model. We expensed $21,524 and $76,232 as compensation expense in the three and nine month periods ended September 30, 2013 respectively.
F-50

Note 3 – Fair Value Measurements

We hold certain financial assets which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" ("ASC Topic 820-10"). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level 1. Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our debt approximates fair value at September 30, 2013.

Level 2. Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities. We consider the derivative liability to be Level 2. We determine the fair value of the derivative liability utilizing various inputs, including NYMEX price quotations and contract terms.

Level 3. Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider our marketable securities to be Level 3.

Our derivative instruments consist of variable to fixed price commodity swaps.

	Fair Value Measurement
	Level 1	Level 2	Level 3
Crude oil contracts	$-	$(1,868,043)	$-
Marketable Securities	$-	$-	$1,018,573
 Note 4 - Asset Retirement Obligation

Our asset retirement obligations relate to the liabilities associated with the abandonment of oil wells. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates. The following shows the changes in asset retirement obligations:

Asset retirement obligations, December 31, 2012	$1,336,151
Liabilities incurred during the period	50,269
Liabilities settled during the period	(96,466)
Liabilities of Black Raven acquired September 27, 2013	1,251,511
Accretion	84,578
Asset retirement obligations, September 30, 2013	$2,626,043

F-51

Note 5 - Derivative Instruments

We have entered into certain derivative or physical arrangements with respect to portions of our crude oil production to reduce our sensitivity to volatile commodity prices and/or to meet hedging requirements under our Credit Facility. We believe that these derivative arrangements, although not free of risk, allow us to achieve a more predictable cash flow and to reduce exposure to commodity price fluctuations. However, derivative arrangements limit the benefit of increases in the prices of crude oil. Moreover, our derivative arrangements apply only to a portion of our production.

We have an Intercreditor Agreement in place between us, our counterparties BP Corporation North America, Inc. (BP), Cargill, Inc. and our agent Texas Capital Bank, N.A., which allows Texas Capital Bank to also act as agent for BP or Cargill Inc. for the purpose of holding and enforcing any liens or security interests resulting from our derivative arrangements. Therefore, we are not required to post additional collateral, including cash.

The following derivative contracts were in place at September 30, 2013:

	Term	Monthly Volumes	Price/Bbl	Fair Value
Crude oil swap	10/13-12/15	1,711Bbls	$76.74	(871,272)
Crude oil swap	10/13-12/15	2,589Bbls	83.70	(670,495)
Crude oil collar	10/13-12/13	1,587Bbls	90.00-94.50	(40,453)
Crude oil swap	1/14-12/14	1,369Bbls	90.25	(99,975)
Crude oil swap	10/13-12/13	1,300Bbls	97.10	(22,880)
Crude oil swap	1/14-12/14	1,900Bbls	96.00	(8,170)
Crude oil swap	1/15-12/15	5,800Bbls	88.55	(40,948)
Crude oil swap	10/13-12/14	3,000Bbls	95.15	(113,850)
				$(1,868,043)

Monthly volume is the weighted average throughout the period.

The total fair value is shown as a derivative instrument in both the current and non-current liabilities on the balance sheet.

Note 6 – Note Payable

On November 30, 2012 we purchased two million shares of common stock and certain assets from a stockholder of the Company for consideration of $323,035 in cash (including an option payment that we previously made to the selling stockholder) and a promissory note of $825,000 bearing an interest rate of twenty-four hundredths percent (0.24%).

On March 28, 2013, we made a $200,488 payment on the promissory note consisting of $200,000 of principal and $488 of accrued interest. On June 27, 2013, we made a payment of $200,374 on the promissory note consisting of $200,000 of principal and $374 of accrued interest. On September 27, 2013, we made a payment of $200,257 on the promissory note consisting of $200,000 of principal and $257 of accrued interest.  The remaining outstanding principal of $225,000 plus accrued interest is due on or before December 31, 2013.

Note 7 - Long-Term Debt

Senior Secured Credit Facility

On October 3, 2011, the Company and DD Energy, Inc., EnerJex Kansas, Inc., Black Sable Energy, LLC and Working Interest, LLC, referred to collectively in this context as the “Borrowers”, entered into an Amended and Restated Credit Agreement with Texas Capital Bank, N.A. (Bank) and other financial institutions and banks that may become a party to the Credit Agreement from time to time. The facilities provided under the Amended and Restated Credit Agreement are to be used to refinance the Borrowers prior outstanding revolving loan facility with the Bank, dated July 3, 2008, and for working capital and general corporate purposes.

At our option, loans under the facility will bear a stated interest rate based on the Base Rate plus Base Rate Margin, or Floating Rate plus Floating Rate Margin (as those terms are defined in the Credit Agreement). The Base Rate will be, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Bank's prime rate. The Floating Rate shall mean, at the Borrowers' option, a per annum interest rate equal to (i) the Eurodollar Rate plus Eurodollar Margin, or (ii) the Base Rate plus Base Rate Margin (as those terms are defined in the Amended and Restated Credit Agreement). Eurodollar borrowings may be for one, two, three, or six months, as selected by the Borrowers. The margins for all loans are based on a pricing grid ranging from 0.00% to 0.75% for the Base Rate Margin and 2.25% to 3.00% for the Floating Rate Margin based on our Borrowing Base Utilization Percentage (as defined in the Amended and Restated Credit Agreement).

F-52

The Borrowers entered into a First Amendment to the Amended and Restated Credit Agreement and Second Amended and Restated Promissory Note in the amount of $50,000,000 with the Bank, which closed on December 15, 2011. The Amendment reflected the addition of Rantoul Partners as an additional Borrower and added as additional security for the loans the assets that were held by Rantoul Partners.

On August 31, 2012, the Borrowers entered into a Second Amendment to the Amended and Restated Credit Agreement with the Bank. The Second Amendment reflects the following changes: ) the reduction of the minimum interest rate to 3.75%, ii) an increase in the borrowing base to $7.0 million, iii) the addition of a provision resulting in an event of default if Robert G. Watson Jr. ceases to be the chief executive officer of EnerJex for any reason and a successor reasonably acceptable to Administrative Agent is not appointed within one hundred twenty days (120) thereafter, and iv) the addition of new leases to the collateral pool.

On November 2, 2012, the Borrowers entered into a Third Amendment to the Amended and Restated Credit Agreement with the Bank. The Third Amendment reflects the following changes: i) an increase in the borrowing base to $12.150 million, ii) the addition of a provision permitting the repurchase of up to $2,000,000 of common stock on or before December 31, 2013, subject to certain liquidity requirements, iii) the amendment of certain financial covenant definitions for the purposes of clarity, and iv) the provision of a limited waiver for the failure to comply with the Interest Coverage Ratio for the period ending December 31, 2011.

On January 24, 2013, the Borrowers entered into a Fourth Amendment to the Amended and Restated Credit Agreement, which was made effective as of December 31, 2012 with the Bank. The Fourth Amendment reflects the following changes: i) the Bank consented to the restructuring transactions related to the dissolution of Rantoul Partners, and ii) the Bank terminated a Limited Guaranty, as defined in the Credit Agreement, executed by Rantoul Partners in favor of the Bank.

On April 16, 2013, the Bank increased our borrowing base to $19.5 million.

On September 30, 2013, the Borrowers entered into a Fifth Amendment to the Amended and Restated Credit Agreement.  The Fifth Amendment reflects the following changes:  (i) an expanded principal commitment amount of the Bank to $100,000,000; (ii) increased the Borrowing Base to $38,000,000; (iii) added Black Raven Energy, Inc. and Adena, LLC to the Credit Agreement as borrower parties; (iv) added certain collateral and security interests in favor of the Bank; and (v) reduced the Company’s current interest rate to 3.30%.

Total borrowings as of September 30, 2013 were $29.5 million with $8.5 million of excess liquidity.

The senior secured credit facility matures on October 3, 2015, unless extended by mutual agreement. On the maturity date all obligations plus accrued interest must be repaid.

Note 8  - Commitments & Contingencies

As of September 30, 2013 we had an outstanding irrevocable letter of credit in the amount of $50,000 issued in favor of the Texas Railroad Commission. The letter of credit is required by the Texas Railroad Commission for all companies operating in the state of Texas with production greater than limits they prescribe.

Note 9 - Merger

On July 23, 2013, EnerJex, BRE Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of EnerJex (Merger Sub), and Black Raven Energy, Inc., a Nevada corporation, entered into an agreement and plan of merger (Merger Agreement) pursuant to which Black Raven would be merged with and into Merger Sub and after which Black Raven would be a wholly owned subsidiary of EnerJex.

On September 27, 2013, the transactions contemplated by the Merger Agreement were successfully completed.

The following transactions were executed on September 27, 2013 per the terms of the Merger Agreement: (i) shares of capital stock of Black Raven were converted into (a) cash totaling $207,067  and  (b) 41,328,914 shares of EnerJex common stock, (ii) all options under the Black Raven option plan were cancelled, and (iii) all warrants or other rights to purchase shares of capital stock of Black Raven were converted into warrants to purchase EnerJex common stock. No fractional shares of EnerJex common stock were issued in connection with the Merger, and holders of Black Raven common stock were entitled to receive cash in lieu thereof. The board of directors and executive officers of EnerJex remained unchanged as a result of the closing of the Merger.

F-53

At closing of the transactions contemplated by the Merger Agreement, the previous stockholders of Black Raven owned approximately 38% of the outstanding voting stock of EnerJex and the previous stockholders of EnerJex owned approximately 62% of the outstanding voting stock of EnerJex.

Note 10 – Pro Forma Condensed Consolidated Statement of Operations

The following selected pro forma condensed financial information of EnerJex and Black Raven combines the consolidated financial information of EnerJex for the three month periods ended September 30, 2013 and September 30, 2012 with the financial information of Black Raven for the three months ended September 30, 2013 and September 30, 2012.

EnerJex and Black Raven present the unaudited pro forma condensed consolidated financial information for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had EnerJex and Black Raven completed the merger on January 1, 2012. In addition the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed consolidated financial information does not give effect to any potential cost savings or other operating efficiencies that could result from the merger.  The unaudited pro forma condensed consolidated financial information is not adjusted for any merger related transaction costs or other non-recurring expenses.

The unaudited pro forma condensed consolidated financial information includes estimates of Black Raven had it accounted for its investments in oil and gas assets using the full cost method of accounting and not the successful efforts method of accounting. The unaudited pro forma consolidated financial information was prepared using the full cost method of accounting for oil and gas activities.

Pro Forma Consolidated Combined Statements of Operations (Unaudited)
For the Three Months Ended September 30,

	2013	2012
Revenues	$3,831,903	$3,411,772
Income from operations	$491,551	$440,049
Net (loss)	$(1,392,633)	$(1,335,905)
Net (loss) per share	$(.02)	$(.02)

Note 11 - Subsequent Events

We have reviewed all material events through the date of this report in accordance with ASC 855-10. The final determination of cash elected by Black Raven common shareholders was made on November 12, 2013 and $207,067 was paid to the former Black Raven shareholders for their common stock.

F-54

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses (other than discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals ) to be incurred in connection with the offering of the securities being registered hereby, all of which will be borne by the Company. All of the amounts shown are estimated except the SEC registration fees.

SEC registration fee		$1,031
FINRA filing fees	$	*
Printing expenses	$	*
Legal fees and expenses	$	*
Underwriting Fees	$	*
Accounting fees and expenses	$	*
Total	$	*

* to be included in amendment

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation's articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3) (b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or other proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

On November 20, 2013, we issued 71,429 shares of Common Stock with a fair value of approximately $37,143 to a vendor’s designee in consideration for public relations services pursuant to an exemption from registration under Regulation D.

Item 16. Exhibits and Financial Statement Schedules.

The list of exhibits in the Index to Exhibits to this registration statements is incorporated herein by reference.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, changes in the volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on February 14, 2014.

EnerJex Resources, Inc., a Nevada corporation

By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Robert G. Watson, Jr., and acting singly, as the person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in the person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated.

/s/ Robert G. Watson	Director and Chief Executive Officer (Principal Executive Officer)
Robert G. Watson

/s/ Douglas M. Wright	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Douglas M. Wright

/s/ R. Atticus Lowe	Director and Senior Vice President of Corporate Marketing
R. Atticus Lowe

/s/ Lance Helfert	Director
Lance Helfert

/s/ James G. Miller	Director
James G. Miller

/s/ Richard Menchaca	Director
Richard Menchaca

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INDEX TO EXHIBITS

   In reviewing the agreements included as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about EnerJex or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about EnerJex may be found elsewhere in this registration statement and their other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description
1.1	Form of Underwriting Agreement++
2.1	Agreement and Plan of Merger between Millennium Plastics Corporation and Midwest Energy, Inc. effective August 15, 2006 (incorporated by reference to Exhibit 2.3 to the Form 8-K filed on August 16, 2006).
2.2	Agreement and Plan of Merger by and among Registrant, BRE Merger Sub, Inc., Black Raven Energy, Inc. and West Coast Opportunity Fund, LLC dated July 23, 2013 (incorporated herein by reference to Exhibit 10.4 on Form 8-K filed July 29, 2013).
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed on August 14, 2008)
3.2	Amended and Restated Bylaws, as currently in effect (incorporated by reference to Exhibit 3.3 to the Form SB-2 filed on February 23, 2001)
3.3	Certificate of Amendment of Articles of Incorporation (Previously filed)
4.1	Article VI of Amended and Restated Articles of Incorporation of Millennium Plastics Corporation (incorporated by reference to Exhibit 1.3 to the Form 8-K filed on December 6, 1999)
4.2	Article II and Article VIII, Sections 3 & 6 of Amended and Restated Bylaws of Millennium Plastics Corporation (incorporated by reference to Exhibit 4.1 to the Form SB-2 filed on February 23, 2001)
4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.3 to the Form S-1/A filed on May 27, 2008)
4.4	Specimen Series B Preferred Stock Certificate++
4.5	Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 6, 2011).
4.6	Certificate of Designation for Series B Preferred Stock*
5.1	Legal Opinion of Reicker, Pfau, Pyle & McRoy LLP++
8.1	Opinion of [•] as it relates to tax matters++
10.1	Credit Agreement with Texas Capital Bank, N.A. dated July 3, 2008 (incorporated by reference to Exhibit 10.33 to the Form 10-K filed on July 10, 2008)
10.2	Promissory Note to Texas Capital Bank, N.A. dated July 3, 2008 (incorporated by reference to Exhibit 10.34 to the Form 10-K filed on July 10, 2008)
10.3	Amended and Restated Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues with Texas Capital Bank, N.A. dated July 3, 2008 (incorporated by reference to Exhibit 10.35 to the Form 10-K filed on July 10, 2008)
10.4	Security Agreement with Texas Capital Bank, N.A. dated July 3, 2008 (incorporated by reference to Exhibit 10.36 to the Form 10-K filed on July 10, 2008)
10.5	Amended and Restated EnerJex Resources, Inc. Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 16, 2008)
10.6	Form of Officer and Director Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on October 16, 2008)

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10.7	Euramerica Letter Agreement Amendment dated September 15, 2008 (incorporated by reference to Exhibit 10.10 to the Form 8-K filed on September 18, 2008)
10.8	Euramerica Letter Agreement Amendment dated October 15, 2008 (incorporated by reference to Exhibit 10.11 to the Form 8-K filed on October 21, 2008)
10.9	Joint Operating Agreement with Pharyn Resources to explore and develop the Brownrigg Lease Press Release dated June 1, 2009 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed on June 5, 2009).
10.10	Amendment 4 to Joint Exploration Agreement effective as of November 6, 2008 between MorMeg, LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.15 to the Form 10-K filed July 14, 2009)
10.11	Waiver from Texas Capital Bank, N.A. dated July 14, 2009 (incorporated by reference to Exhibit 10.16 to Form 10-K filed July 14, 2009)
10.12	First Amendment to Credit Agreement dated August 18, 2009 (incorporated by reference to the Exhibit 10.12 to the Form 10-Q filed August 18, 2009)
10.13	Standby Equity Distribution Agreement with Paladin Capital Management, S.A. dated December 3, 2009 (incorporated by reference to Exhibit 10.52 to the Form S-1 filed on December 9, 2009)
10.14	Amendment 5 to Joint Exploration Agreement effective as of December 31, 2009 between MorMeg LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.15 to the Form 10-Q filed on February 16, 2010)
10.15	Second Amendment to Credit Agreement dated January 13, 2010 (incorporated by reference to Exhibit 10.16 to the Form 10-Q filed on February 16, 2010)
10.16	Waiver from Texas Capital Bank, N.A. dated February 10, 2009 (incorporated by reference to Exhibit 10.18 to the Form 10-Q filed on February 16, 2010)
10.17	Amendment 6 to Joint Exploration Agreement effective as of March 31, 2010 between MorMeg LLC and EnerJex Resources, Inc. (incorporated by reference to Exhibit 10.24 to the Form 10-K filed on July 15, 2010)
10.18	Separation and Settlement Agreement with C. Stephen Cochennet dated December 31, 2010 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 28, 2010).
10.19	Securities Purchase and Asset Acquisition Agreement between Enerjex Resources, Inc. and West Coast Opportunity Fund, LLC; Montecito Venture Partners, LLC; J&J Operating Company, LLC and Frey Living Trust dated December 31, 2010 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 6, 2011).
10.20	Stock Repurchase Agreement between Enerjex Resources, Inc. and Working Interest Holdings, LLC dated December 31, 2010 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 6, 2011).
10.21	Securities Purchase Agreement between Enerjex Resources, Inc. and various Investors dated December 31, 2010 (incorporated by reference to Exhibit 10.3 to the Form 8-K filed on January 6, 2011).
10.22	Employment Agreement between Enerjex Resources, Inc. and Robert G. Watson dated December 31, 2010 (incorporated by reference to Exhibit 10.4 to the Form 8-K filed on January 6, 2011).
10.23	Joint Development Agreement between Enerjex Resources, Inc. and Haas Petroleum, LLC dated December 31, 2010 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on January 27, 2011).
10.24	Joint Operating Agreement between Enerjex Resources, Inc. and Haas Petroleum, LLC and MorMeg, LLC dated December 31, 2010 (incorporated by reference to Exhibit 10.2 to the Form 8-K filed on January 27, 2011).
10.25	Third Amendment to Credit Agreement dated September 29, 2010 (incorporated by reference to Exhibit 10.33 to the Transition Report on Form 10-K filed on April 21, 2011).
10.26	Fourth Amendment to Credit Agreement dated December 31, 2010 (incorporated by reference to Exhibit 10.34 to the Transition Report on Form 10-K filed on April 21, 2011).
10.27	Letter Agreement with Registrant, James Loeffelbein, John Loeffelbein and J&J Operating dated January 14, 2011 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on January 18, 2011).
10.28	Form of Securities Purchase Agreement among Registrant and Investors dated March 31, 2011 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 4, 2011).
10.29	Form of Warrant among Registrant and Investors dated March 31, 2011 (incorporated by reference to Exhibit 10.2 on Form 8-K filed on April 4, 2011).
10.30	Form of Stock Redemption Agreement among Registrant and Working Interest Holdings, LLCs dated March 31, 2011 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on April 4, 2011).
10.31	Amended and Restated Credit Agreement dated October 3, 2011 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on October 6, 2011).
10.32	Option and Joint Development Agreement by and among Registrant and MorMeg, LLC dated August 2011 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on November 15, 2011).

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10.33	Rantoul Partners General Partnership Agreement dated December 14, 2011 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on December 14, 2011).
10.34	First Amendment to Amended and Restated Credit Agreement dated December 14, 2011 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on December 14, 2011).
10.35	First Amendment to General Partnership Agreement for Rantoul Partners dated March 30, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on April 5, 2012).
10.36	Share Option Agreement by and among the EnerJex and Enutroff dated August 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on October 10, 2012).
10.37	Second Amendment to Amended and Restated Credit Agreement dated August 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on November 8, 2012).
10.38	Third Amendment to Amended and Restated Credit Agreement dated November 2, 2012 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on November 8, 2012).
10.39	Securities and Asset Purchase Agreement by and among Registrant and James Loeffelbein and Enutroff dated November 3, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on January 7, 2013).
10.40	Second Amendment to General Partnership Agreement of Rantoul Partners dated November 27, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on November 29, 2012).
10.41	Amended and Restated Employment Agreement by and among Registrant and Robert G. Watson, Jr. dated December 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on January 4, 2013).
10.42	Partial Assignment of Assets by and among Rantoul Partners and Working Interest, LLC, dated December 31, 2012 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed on January 30, 2013).
10.43	Fourth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on January 30, 2013).
10.44	First Amendment to Amended & Restated Mortgage Security Agreement, Financing Statement and Assignment of Production by and among Working Interest, LLC and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.3 on Form 8-K filed on January 30, 2013).
10.45	Mortgage, Security Agreement, Financing Statement and Assignment of Production and Revenues by and among Working Interest, LLC and Texas Capital Bank dated December 31, 2012 (incorporated herein by reference to Exhibit 10.4 on Form 8-K filed on January 30, 2013).
10.46	Fifth Amendment to Amended and Restated Credit Agreement by and among Registrant and Texas Capital Bank, N.A. dated September 30, 2013 (incorporated herein by reference to Exhibit 10.1 on Form 8-K filed October 1, 2013).
21.1	Subsidiaries*
23.1	Consent of L.L. Bradford & Company, LLC, independent registered public accounting firm*
23.2	Consent of MHA Petroleum Consultants, LLC*
23.3	Consent of Weaver, Martin & Samyn, LLC, independent registered public accounting firm*
24.1	Power of Attorney (included with signatures).

(b) Financial Statement Schedules

* Filed herewith.

++ To be filed by amendment.

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